    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ENERGY EAST CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                NEW YORK                                    6719                                   14-1798693
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                         ------------------------------

                                 P.O. BOX 1196
                            STAMFORD, CT 06904-1196
                                 (203) 325-0690
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                              KENNETH M. JASINSKI
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            ENERGY EAST CORPORATION
                                 P.O. BOX 1196
                            STAMFORD, CT 06904-1196
                                 (203) 325-0690
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                         ------------------------------
                                With copies to:

          SETH A. KAPLAN                      ROBERT A. YOLLES                       LEONARD BLUM
  Wachtell, Lipton, Rosen & Katz         Jones, Day, Reavis & Pogue             Huber Lawrence & Abell
        51 West 52nd Street                 77 West Wacker Drive                   605 Third Avenue
      New York, NY 10019-6150                 Chicago, IL 60601                   New York, NY 10158
          (212) 403-1000                       (312) 782-3939                       (212) 682-6200

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of CTG Resources, Inc. with and into Oak Merger Co., pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, among those two parties and the Registrant, described in the enclosed proxy statement/prospectus, have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
           SECURITIES TO BE REGISTERED                REGISTERED(1)          SHARE(1)            PRICE(2)              (3)
Common Stock ($0.01 Par Value)                             N/A                 N/A             118,578,879           $32,965

(1) Pursuant to Securities Act Rule 457(o), this information is not included.

(2) Pursuant to Securities Act Rule 457(c), (f)(1) and (f)(3), and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $118,578,879, which equals (i) the product of (a) the average of the high and low prices of the common stock , without par value, of CTG Resources, of $36.16, as reported on the New York Stock Exchange on August 13, 1999, multiplied by (b) the total number of shares of common stock of CTG Resources to be canceled (which is 8,712,629), less (ii) the amount of cash paid by the Registrant in exchange for shares of common stock (which equals $41.00 times the number of shares of common stock of CTG Resources to be converted into cash (which is 4,791,946).

(3) On July 30, 1999, CTG Resources filed a preliminary proxy statement/prospectus in connection with the Merger and, pursuant to Exchange Act Rules 14a-6(i)(1) and 0-11, paid a fee of $67,915. Pursuant to Securities Act Rule 457(b), no additional fee need be paid upon filing of this Registration Statement.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 16, 1999

                              [CTG RESOURCES LOGO]

Dear Shareholder:

                   PROPOSED MERGER -- YOUR VOTE IS IMPORTANT

    You are cordially invited to attend a special meeting of shareholders of CTG Resources, Inc., scheduled to be held on Monday, October 18, 1999, at the offices of CTG Resources, 100 Columbus Boulevard, Hartford, Connecticut, commencing at 10:30 a.m. Your board of directors and management look forward to greeting those shareholders able to attend. Parking will be available.

    The boards of directors of Energy East Corporation and CTG Resources have agreed to a merger in which CTG Resources will merge into Oak Merger Co., a wholly owned subsidiary of Energy East.

    At the meeting, you will be asked to approve this merger.

    In exchange for each share of CTG Resources common stock, CTG Resources shareholders will have the option to receive either $41.00 in cash or a number of shares of Energy East common stock valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each CTG Resources share will be between 1.3609 and 1.7320, based on the value of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares.

    Under the merger agreement, 55% of the CTG Resources shares must be exchanged for cash, and 45% must be exchanged for Energy East shares. Therefore, if shareholders owning more than 55% of the CTG Resources shares elect to receive cash, the number of CTG Resources shares that will be converted into cash will be less than the number elected. Similarly, if shareholders owning more than 45% of the CTG Resources shares elect to receive Energy East shares, the number of CTG Resources shares that will be converted into Energy East shares will be less than the number elected.

    Your board of directors recommends a vote "FOR" this proposal.

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF POTENTIAL RISKS INVOLVED IN THE MERGER.

    CTG Resources and Energy East cannot complete the merger unless CTG Resources shareholders approve the merger agreement. We have scheduled a special meeting of shareholders to vote on this matter.

    YOUR VOTE IS VERY IMPORTANT. Regardless of the number of shares you own, it is important that they be represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to exercise your vote by (1) signing, dating and mailing the enclosed proxy in the postage prepaid return envelope provided for your convenience or (2) appointing and directing your proxies by telephone in accordance with the instructions on the proxy card.

    Only shareholders of record of CTG Resources on August 23, 1999 are entitled to attend and vote at the special meeting.

    This proxy statement/prospectus contains answers to frequently asked questions; it also contains a summary description of the merger and other related matters (beginning on page 1), followed by a more detailed discussion of the merger and these matters. Because these answers and this summary are not, by their nature, detailed, we urge you to read this proxy statement/prospectus in its entirety. We encourage you to read the entire proxy statement/prospectus carefully.

    In addition, you may obtain information about the two companies from documents they have filed with the Securities and Exchange Commission.

    Your interest and participation in the affairs of CTG Resources are sincerely appreciated.

                                          CTG RESOURCES, INC.

                                          /s/ Arthur C. Marquardt

                                          Arthur C. Marquardt
                                          Chairman, President and Chief
                                          Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE MERGER OR THE ISSUANCE OF ENERGY EAST SHARES, OR DETERMINED WHETHER THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This document is also the prospectus of Energy East for the shares that it will issue in connection with the merger. Energy East shares are traded on the New York Stock Exchange under the symbol "NEG." On August 13, 1999, the last full trading day for which information was available prior to the date of this proxy statement/prospectus, the closing sales price for Energy East shares, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Report, was $25.69 per share.

    Energy East has furnished all the information in this proxy statement/prospectus concerning Energy East, and CTG Resources has furnished all the information concerning CTG Resources.

                        Proxy statement/prospectus dated
                     August [  ], 1999 and first mailed to
                  shareholders on or about August [  ], 1999.

                              CTG RESOURCES, INC.
                                 P.O. BOX 1500
                             100 COLUMBUS BOULEVARD
                        HARTFORD, CONNECTICUT 06144-1500

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 18, 1999

To the Shareholders of CTG Resources, Inc.:

    The CTG Resources board of directors is pleased to provide you with notice of and cordially invites you to attend in person or by proxy the special meeting of CTG Resources shareholders, which will be held at the offices of CTG Resources, 100 Columbus Boulevard, Hartford, Connecticut, on October 18, 1999, at 10:30 a.m. local time, for the sole purpose of approving the merger agreement among CTG Resources, Energy East Corporation and Oak Merger Co., a wholly owned subsidiary of Energy East.

    CTG Resources shareholders who do not vote their CTG Resources shares to approve the merger agreement and who deliver to CTG Resources before the vote is taken a notice of intent to exercise dissenters' rights of appraisal will be entitled to assert these rights under Connecticut law. If the merger agreement is approved, these shareholders will receive a cash payment representing the fair value of the shares they currently hold, and not the consideration payable in the merger. A copy of the sections of Connecticut law that govern this process is attached as Appendix C to the accompanying proxy statement/prospectus.

    Additional information about the merger may be found in the accompanying proxy statement/ prospectus.

    Only CTG Resources shareholders as of the close of business on August 23, 1999 are entitled to notice of and to vote at the special meeting or any postponements or adjournments thereof.

    THE CTG RESOURCES BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CTG RESOURCES SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    Please sign, date and return the accompanying proxy in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you prefer, you may vote by telephone in accordance with the instructions on the proxy card. In either case, you may revoke your proxy at any time before the vote is taken by delivering to the Secretary a written revocation or a proxy with a later date or by oral revocation in person at the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ Reginald L. Babcock

                                          Reginald L. Babcock
                                          Secretary

Hartford, Connecticut
August [  ], 1999

    IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE OR THAT YOU REGISTER YOUR VOTE BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. FAILURE TO SECURE A QUORUM ON THE DATE SET FOR THE SPECIAL MEETING WOULD REQUIRE AN ADJOURNMENT THAT WOULD CAUSE US TO INCUR CONSIDERABLE ADDITIONAL EXPENSE.

    IF YOU PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON, YOU MUST BRING THE ADMISSION TICKET INCLUDED WITH THESE PROXY MATERIALS.

          PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

   REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

TO FIND ANY ONE OF THE PRINCIPAL SECTIONS OF THIS PROXY STATEMENT/PROSPECTUS IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB THAT CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ.

                                                                   TABLE OF CONTENTS

                                              QUESTIONS AND ANSWERS ABOUT THE MERGER

                                                                             SUMMARY

                                                                        RISK FACTORS

                                                                       THE COMPANIES

                                                                 THE SPECIAL MEETING

                                                                          THE MERGER

                       DISSENTERS' RIGHTS OF APPRAISAL OF CTG RESOURCES SHAREHOLDERS

                                                                THE MERGER AGREEMENT

                         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                    COMPARATIVE RIGHTS OF CTG RESOURCES SHAREHOLDERS
                                                        AND ENERGY EAST SHAREHOLDERS

                                                                  ADDITIONAL MATTERS

                                                                          APPENDICES

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
Questions and Answers About the Merger....................................................................      1
Cautionary Statement Regarding Forward-Looking Statements.................................................      4
Summary...................................................................................................      5
  The Companies...........................................................................................      5
  The Special Meeting.....................................................................................      5
  Share Ownership of Management...........................................................................      6
  The Merger..............................................................................................      6
  Dissenters' Rights of Appraisal of CTG Resources Shareholders...........................................      7
  The Merger Agreement....................................................................................      7
  Comparative Rights of CTG Resources Shareholders and Energy East Shareholders...........................      9
  Comparative Per Share Market Price and Dividend Information.............................................     10
  Unaudited Pro Forma Comparative Per Share Data..........................................................     12
  Selected Financial Information..........................................................................     14
Risk Factors..............................................................................................     19
  The Amount of Consideration Shareholders Receive May Vary as a Result of Stock-Price Fluctuations Prior
    to the Completion of the Merger.......................................................................     19
  Regulatory Agencies Could Delay or Refuse to Approve the Merger or Impose Conditions that Could Have an
    Adverse Effect........................................................................................     20
  Uncertainties in Integrating Energy East, CTG Resources, Connecticut Energy and CMP Group...............     20
  Competitive and Regulatory Conditions...................................................................     20
  Year-2000 Readiness Disclosure Statement................................................................     21
The Companies.............................................................................................     22
  Energy East.............................................................................................     22
  Oak Merger Co...........................................................................................     24
  CTG Resources...........................................................................................     24
The Special Meeting.......................................................................................     25
  Purpose, Time and Place.................................................................................     25
  Record Date, Voting Power and Vote Required.............................................................     25
  Share Ownership of Management...........................................................................     25
  Voting of Proxies.......................................................................................     25
  Revocability of Proxies.................................................................................     26
  Solicitation of Proxies.................................................................................     26
No Vote Required for Energy East Shareholders.............................................................     27
The Merger................................................................................................     28
  General Description of the Merger.......................................................................     28
  Background..............................................................................................     28
  CTG Resources Reasons for the Merger....................................................................     33
  Recommendation of the CTG Resources Board of Directors..................................................     34
  Opinion of the Financial Advisor to the CTG Resources Board.............................................     36
  Effective Time of the Merger............................................................................     42
  Certificate of Incorporation and By-Laws................................................................     43
  Directors and Officers..................................................................................     43
  Accounting Treatment....................................................................................     43
  Regulatory Approvals....................................................................................     43
  Listing of the Energy East Shares on the New York Stock Exchange........................................     46
  Resale of the Energy East Shares Issued in the Merger; CTG Resources Affiliates.........................     46

                                                                                                              PAGE
                                                                                                            ---------
  Merger Financing........................................................................................     46
  Interests of Certain Persons in the Merger..............................................................     47
  Material Federal Income Tax Consequences of the Merger..................................................     50
  CTG Resources Dividend Reinvestment Plan................................................................     54
Dissenters' Rights of Appraisal of CTG Resources Shareholders.............................................     55
The Merger Agreement......................................................................................     58
  General.................................................................................................     58
  Corporate Governance Matters............................................................................     58
  Conversion of CTG Resources Shares......................................................................     58
  Representations and Warranties..........................................................................     61
  Covenants...............................................................................................     62
  Additional Agreements...................................................................................     64
  Conditions..............................................................................................     67
  Termination, Amendment and Waiver.......................................................................     69
Share Ownership of Management and Certain Beneficial Owners...............................................     71
Unaudited Pro Forma Combined Condensed Financial Statements...............................................     72
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets and the CTG Resources Merger........................................................     74
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets, the CTG Resources Merger and the Connecticut Energy Merger.........................     80
  Unaudited Pro Forma Combined Condensed Financial Statements Giving Effect to the Sales of Energy East's
    Generation Assets, the CTG Resources Merger, the Connecticut Energy Merger, the Sale of CMP Group's
    Generation Assets and the CMP Group Merger............................................................     86
Comparative Rights of CTG Resources Shareholders and Energy East Shareholders.............................     92
  Authorized Capital Stock................................................................................     92
  Voting Rights...........................................................................................     92
  Dividends...............................................................................................     92
  Election and Classification of the Board of Directors...................................................     93
  Size of the Board of Directors..........................................................................     93
  Removal of Directors; Filling of Vacancies..............................................................     93
  Special Meetings of Shareholders........................................................................     93
  Advance Notice Provisions...............................................................................     94
  Indemnification of Directors and Officers...............................................................     94
  Amendment of Certificate of Incorporation...............................................................     95
  Amendment of By-Laws....................................................................................     95
  Duty of Directors.......................................................................................     96
  Business Combinations...................................................................................     96
  Fair Price Provisions...................................................................................     97
  State Law Takeover Legislation..........................................................................     97
  Shareholder Rights Plan.................................................................................     98
Legal Matters.............................................................................................     99
Experts...................................................................................................     99
Independent Public Accountants............................................................................     99
Other Matters.............................................................................................     99
Shareholder Proposals.....................................................................................     99
Certain Proxy Card Matters................................................................................     100
Where You Can Find More Information.......................................................................     101
Index of Defined Terms....................................................................................     103

                                                                                                              PAGE
                                                                                                            ---------
                                                     APPENDICES

APPENDIX A -- Agreement and Plan of Merger, dated as of June 29, 1999.....................................     A-i
APPENDIX B -- Opinion of PaineWebber Incorporated.........................................................     B-1
APPENDIX C -- Part XIII of the Connecticut Business Corporation Act.......................................     C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A. CTG Resources will become a direct subsidiary of Energy East by merging into Oak Merger Co., a wholly owned subsidiary of Energy East.

Q.  WHY HAS CTG RESOURCES DECIDED TO MERGE?

A. The CTG Resources board of directors and management believe that the merger will help position the combined company to become one of the premier distribution companies for energy distribution and other energy-related services in the northeastern United States by increasing financial flexibility and providing strategic growth opportunities that will benefit the combined company and its shareholders, customers and employees in a manner that CTG Resources could not achieve on its own.

    Please read the more detailed description of CTG Resources's reasons for the merger on pages 33 to 34.

Q.  WHAT WILL CTG RESOURCES SHAREHOLDERS RECEIVE?

A. CTG Resources shareholders will have the option to elect to receive, in exchange for each of their CTG Resources shares, either $41.00 in cash or a number of Energy East shares valued at $41.00, subject to limitations on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each CTG Resources share will be between 1.3609 and 1.7320, based on the value of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares.

    Please read the more detailed description of the consideration to be issued in the merger on pages 58 to 59.

Q.  WILL I RECEIVE THE SPECIFIC AMOUNTS OF CASH AND STOCK THAT I ELECT?

A. Due to a requirement contained in the merger agreement that 55% of the CTG Resources shares must be converted into cash and 45% must be converted into Energy East shares, the amounts of cash and stock you receive may be different from the amounts you elect. For example, if CTG Resources shareholders owning more than 55% of CTG Resources shares elect to receive cash, the number of CTG Resources shares converted into cash will be less than the number elected. Similarly, if CTG Resources shareholders owning more than 45% of CTG Resources shares elect to receive Energy East shares, the number of CTG Resources shares converted into Energy East shares will be less than the number elected.

    For tax reasons that are explained on page 59, Energy East might have to increase the number of CTG Resources shares converted into Energy East shares and decrease the number of CTG Resources shares converted into cash.

    Energy East will not issue any fractional shares in the merger. Instead, you will get cash for any fractional shares that you would otherwise receive.

    If you participate in the CTG Dividend Reinvestment Plan, cash that you receive in this plan in the merger will be distributed to you or reinvested in accordance with the terms of the plan and the merger agreement.

    Please read the more detailed description of the allocation procedures on page 59.

Q.  WHAT DO I NEED TO DO NOW?

A. After you carefully read this document, please, as soon as possible, (1) complete, sign, date and mail your proxy card in the enclosed return envelope or (2) appoint and direct your proxies by telephone in accordance with the instructions on your proxy card. That way, your CTG Resources shares can be represented at the special meeting.

    If you participate in the CTG Resources Dividend Reinvestment Plan, and you own uncertificated shares, your proxy card covers both plan shares and certificated shares unless the registrations are different. If you have registrations in different names, you will receive a separate proxy card for each name registration. If a broker holds your shares as nominee, you will receive a voter-information form from your broker.

    CTG Resources and Energy East cannot complete the merger unless two-thirds of the outstanding CTG Resources shares approve the merger agreement. Your vote is very important.

    THE CTG RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE MERGER AGREEMENT.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. You should continue to hold your stock certificates until we send you a form of election that you can use to indicate your preference as to the type of payment you would like to receive in the merger. You will not receive this notice until after the special meeting has occurred, but not less than 30 days prior to the effective time of the merger. At that time, you will be given instructions for sending in your certificates. If you currently hold your CTG Resources shares in uncertificated form, for example, through the CTG Dividend Reinvestment Plan, or if a broker holds your shares as nominee, you do not need to request that certificates be issued. After the merger is completed, you will receive written information on the exchange of these shares.
Q.  WHO MUST APPROVE THE MERGER?

A. In addition to approvals by the Energy East, CTG Resources and Oak Merger Co. boards of directors, all of which have already been obtained, the merger must be approved by the holders of two-thirds of the CTG Resources shares. We must also obtain some regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 43 to 46.

Q.  DO ENERGY EAST SHAREHOLDERS VOTE ON THE MERGER AGREEMENT?

A.  No. Only CTG Resources shareholders vote on the merger.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working to complete all aspects of the merger as quickly as possible. Currently, we expect to complete the merger in the middle of the year 2000.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER OR IF I ABSTAIN FROM VOTING?

A. If a broker holds your CTG Resources shares as nominee, he will not be able to vote them without instructions from you.

    If you mark your proxy "Abstain," select the "Abstain" option when registering your vote by telephone or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger agreement.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD OR VOTED BY TELEPHONE?

A. Yes. If you would like to revoke your proxy in writing, you must deliver to the Secretary of CTG Resources, at any time before the vote has been taken at the special meeting, a written revocation or a proxy bearing a later date. We will count only the most recently dated proxy at the special meeting.

    You should send these to: CTG Resources, Inc., P.O. Box 1500, 100 Columbus Boulevard, Hartford, Connecticut 06144-1500, Attention: Secretary.

    Alternatively, you may attend the special meeting in person and revoke your proxy orally before the vote takes place.

Q. WHOM SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS OR WANT TO REQUEST A COPY OF THIS DOCUMENT?

A. You may call D.F. King & Co., Inc., our proxy solicitor, at (800) 755-7250 with respect to questions regarding voting or to request a copy of this document.

Q. ON WHAT OTHER MATTERS WILL CTG RESOURCES SHAREHOLDERS VOTE AT THE SPECIAL MEETING?

A. CTG Resources shareholders will not vote on any other matters at the special meeting, except possibly procedural items relating to the conduct of the special meeting.

Q. ASSUMING I RECEIVE ENERGY EAST SHARES IN THE MERGER, WILL MY RIGHTS AS A SHAREHOLDER CHANGE AS A RESULT OF THE MERGER?

A. Yes. For a summary of material differences between the rights of CTG Resources shareholders and the rights of Energy East shareholders, see pages 92 to 98 of this document.

Q. I UNDERSTAND THAT ENERGY EAST IS INVOLVED IN SOME OTHER MERGERS. IS ITS MERGER WITH CTG RESOURCES CONTINGENT ON THOSE OTHER MERGERS BEING COMPLETED?

A. Consistent with Energy East's strategy of selectively growing its energy distribution business in the northeastern United States, Energy East entered into a merger agreement in April 1999 with Connecticut Energy, an exempt public utility holding company located in Connecticut, and a merger agreement in June 1999 with CMP Group, an exempt public utility holding company located in Maine. The merger between CTG Resources and Energy East is not contingent upon the completion of these mergers.

    For more information on the Connecticut Energy and CMP Group mergers, please read the pro forma financial statements and accompanying notes on pages 72 to 91.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT ENERGY EAST, CTG RESOURCES, CONNECTICUT ENERGY AND CMP GROUP?

A. Various sources described under "Where You Can Find More Information" on pages 101 and 102 of this document explain how you can obtain further information.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This document contains some forward-looking statements that involve risks and uncertainties. We may make these statements about the financial condition, results of operations and business of Energy East and CTG Resources. These statements may be made directly in this document referring to Energy East or CTG Resources, or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission. This document may also include statements relating to the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the documents incorporated by reference.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those indicated by such forward-looking statements include, among others, the following:

    - the fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

    - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger;

    - the highly competitive nature of the electric, natural gas and energy marketing industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which Energy East or CTG Resources operates;

    - the risk that fluctuating energy prices may affect revenues;

    - the risk that government authorities may impose unfavorable terms as a condition of merger;

    - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

    - problems arising from the potential inability of computers to recognize and process properly date-sensitive information beyond January 1, 2000, which may result in an interruption in, or a failure of, normal business activities or operations;

    - the risks associated with future weather conditions;

    - the risks associated with changes in customer demographics in the service territories of Energy East or CTG Resources and the pursuit of new markets;

    - difficulties in completing Energy East's proposed mergers with Connecticut Energy and CMP Group and complications arising from the integration of CTG Resources, Connecticut Energy and CMP Group with Energy East;

    - other considerations that may be disclosed from time to time in Energy East's or CTG Resources's publicly disseminated documents or filings;

    - regulatory issues, including the pace of deregulation of the retail natural gas and electricity markets in the United States;

    - inflation; and

    - exposure to environmental issues and liabilities, as well as potential changes in environmental regulations.

    You should not place undue reliance on the forward-looking statements, which speak only as of the date of this document or, in the case of a document incorporated by reference, the date of that document.

    The cautionary statements in this section expressly qualify, in their entirety, all subsequent forward-looking statements attributable to Energy East, CTG Resources or any person acting on their behalf. Neither Energy East nor CTG Resources undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances occurring after the date of this document.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 101 OF THIS DOCUMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFERS TO CTG RESOURCES.)

                                 THE COMPANIES

ENERGY EAST (SEE PAGES 22 AND 23)
Energy East Corporation
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690

    Energy East is a holding company that was organized under the laws of the State of New York in 1997. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and offices in New York and Connecticut. Energy East is the parent of New York State Electric & Gas Corporation, a regulated public utility company. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy-related and telecommunication services.

    Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its energy distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with CTG Resources, Connecticut Energy and CMP Group.

CTG RESOURCES (SEE PAGE 24)
CTG Resources, Inc.
P.O. Box 1500
100 Columbus Boulevard
Hartford, Connecticut 06144-1500
(860) 727-3000

    CTG Resources is a holding company whose businesses include the regulated retail distribution of natural gas and other energy-related unregulated activities. CTG Resources's principal subsidiary, Connecticut Natural Gas Corporation, serves approximately 143,300 natural gas customers in Hartford, Greenwich and 22 other cities and towns in central Connecticut. CTG Resources's energy-related unregulated subsidiaries, including The Energy Network, Inc. and The Hartford Steam Company, provide district heating and cooling services to many buildings in Hartford and are involved in several cogeneration and other ventures.

OAK MERGER CO. (SEE PAGE 24)
Oak Merger Co.
P.O. Box 1196
Stamford, Connecticut 06904-1196
(203) 325-0690

    Oak Merger Co. is a wholly owned subsidiary of Energy East, formed under the laws of the State of Connecticut solely for the purpose of completing the merger with CTG Resources.

                   THE SPECIAL MEETING (SEE PAGES 25 AND 26)

    The special meeting of CTG Resources shareholders will be held at the offices of CTG Resources, 100 Columbus Boulevard, Hartford, Connecticut on October 18, 1999, at 10:30 a.m. local time.

    At the special meeting, we will ask you to vote upon a proposal to approve the merger agreement. Approval of the merger agreement requires the affirmative vote of at least two-thirds of the outstanding CTG Resources shares.

    Only the CTG Resources shareholders at the close of business on the record date, August 23, 1999, will be entitled to notice of and to vote at the special meeting.

    Each CTG Resources share carries one vote. As of the close of business on August 13, 1999, 8,648,029 CTG Resources shares were outstanding.

                  SHARE OWNERSHIP OF MANAGEMENT (SEE PAGE 70)

    On June 30, 1999, directors and executive officers of CTG Resources and their affiliates beneficially owned approximately 1.5% of the outstanding CTG Resources shares. It is expected that all of these directors and executive officers will vote their shares FOR the approval of the merger agreement.

                                   THE MERGER

REASONS FOR AND BACKGROUND OF THE MERGER (SEE PAGES 28 TO 34)

    You should review the factors that the CTG Resources board of directors considered when deciding whether to approve the merger.

RECOMMENDATION TO SHAREHOLDERS (SEE PAGES 34 TO 36)

    The CTG Resources board of directors has determined that the merger is in the best interests of the CTG Resources shareholders and unanimously recommends that CTG Resources shareholders vote to approve the merger agreement at the special meeting.

FAIRNESS OPINION (SEE PAGES 36 TO 42)

    In deciding to approve the merger, the CTG Resources board of directors considered, among other things, the opinion of PaineWebber Incorporated, its financial advisor, as to the fairness, from a financial point of view, of the consideration that CTG Resources shareholders will receive. This opinion is attached as Appendix B to this document and is also discussed on pages 36 to 42. We encourage you to read this opinion.

ACCOUNTING TREATMENT (SEE PAGE 43)

    The merger will be accounted for as an acquisition of CTG Resources by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CTG Resources based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Connecticut Natural Gas will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS (SEE PAGES 43 TO 46)

    CTG Resources and Energy East must obtain regulatory approval from the Connecticut Department of Public Utility Control. In addition, both companies must file certain notification forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Finally, Energy East must obtain Securities and Exchange Commission approval of the acquisition under the Public Utility Holding Company Act and must either obtain an exemption from registration under that Act or register with the Securities and Exchange Commission as a holding company. Energy East expects that if it completes its proposed merger with CMP Group, Energy East will no longer be eligible for this exemption.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 47 TO 50)

    In considering the recommendation of the CTG Resources board of directors to approve the merger, CTG Resources shareholders should be aware that members of the CTG Resources board of directors and CTG Resources management will receive benefits as a result of the merger that will be in addition to or different from the benefits that CTG Resources shareholders receive generally. For example, Arthur C. Marquardt, current chairman, president and chief executive officer of CTG Resources, will become president and chief executive officer of the surviving company in the merger (which will be a subsidiary of Energy East) and will hold officer positions in other Energy East subsidiaries. In addition, one nonemployee director of CTG Resources will become a director of Energy East, and members of the CTG Resources board of directors will serve on an advisory board of the surviving company.

    The members of the CTG Resources board of directors knew about these additional interests and considered them when they approved the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGES 50 TO 54)

    The U.S. federal income tax consequences of the merger to you will depend on the form of consideration you receive in the merger. If you receive solely Energy East shares for your CTG Resources shares, you will not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash received instead of fractional shares). If you receive part cash and part Energy East shares, and your adjusted basis in your CTG Resources shares is less than the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares you receive, you will recognize a gain. This recognized gain will equal the lesser of (1) the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares you receive, minus the adjusted basis of your CTG Resources shares, and (2) the amount of cash you receive. However, if you realize a loss because your adjusted basis in your CTG Resources shares is greater than the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares you receive, the loss will not currently be allowed. If you receive solely cash, gain or loss will generally be recognized by you to the extent of the difference between the amount of cash you receive and your adjusted basis in your CTG Resources shares.
    The consequences described above assume, as expected, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

                       DISSENTERS' RIGHTS OF APPRAISAL OF CTG
                             RESOURCES SHAREHOLDERS
                              (SEE PAGES 55 TO 57)

    Dissenters' rights of appraisal permit shareholders to receive cash in the amount of the judicially determined fair value of their shares rather than the consideration that they would receive in the transaction under the merger agreement. Under Connecticut law, CTG Resources shareholders have dissenters' rights of appraisal in the merger. Therefore, if you follow the procedures required by Connecticut law and you dissent from the merger but the merger is eventually approved by CTG Resources shareholders and completed, you will receive a cash payment representing the judicially determined fair value of CTG Resources shares you currently hold. You will not receive the consideration payable under the merger agreement. The relevant provisions of Connecticut law governing this process are attached as Appendix C to this document.

                              THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. The merger agreement is attached as Appendix A to this document, and we encourage you to read it carefully.

CONVERSION OF CTG RESOURCES SHARES (SEE
  PAGES 58 TO 61)

    In the merger, CTG Resources shareholders will have the option to elect to receive either cash, Energy East shares or a combination of the two in return for their shares, subject to limitations on the maximum and minimum number of Energy East shares to be issued.

    Specifically, in exchange for each of their CTG Resources shares, CTG Resources shareholders will have the option to receive either $41.00 in cash or a number of Energy East shares valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each CTG Resources share will be between 1.3609 and 1.7320, based on the value of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares.

    Under the merger agreement, 55% of the CTG Resources shares must be exchanged for cash, and 45% must be exchanged for Energy East shares. Therefore, if CTG Resources shareholders owning more than 55% of the CTG Resources shares elect to receive cash, the number of CTG Resources shares that will be converted into cash will be less than the number elected. Similarly, if CTG Resources shareholders owning more than 45% of the CTG Resources shares elect to receive Energy East shares, the number of CTG Resources shares that will be converted into Energy East shares will be less than the number elected.

CERTAIN COVENANTS (SEE PAGES 62 TO 64)

    CTG Resources has agreed not to solicit or encourage any proposal from any person to acquire CTG Resources or its assets, but it may respond, in limited circumstances, to unsolicited proposals that it receives.

CONDITIONS TO THE MERGER (SEE PAGES 67 TO 68)

    Completion of the merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to our compliance with the merger agreement, these conditions include the following:

    - approval of the merger agreement by CTG Resources shareholders;

    - approval of the merger by the Connecticut Department of Public Utility Control;

    - approval of the merger by the Securities and Exchange Commission under the Public Utility Holding Company Act;

    - expiration or termination of the waiting period applicable to the merger under U.S. federal antitrust laws and obtaining any other regulatory approvals;

    - absence of any injunction or legal restraint blocking the merger, or of any proceedings by a governmental authority to block the merger;

    - the Securities and Exchange Commission declaring effective, and the absence of a suspension by the Securities and Exchange Commission of the effectiveness of, the registration statement with respect to the Energy East shares to be issued in the merger;

    - the New York Stock Exchange approving for listing the Energy East shares to be issued in the merger; and

    - attorneys for Energy East furnishing to Energy East, and attorneys for CTG Resources furnishing to CTG Resources, opinions to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    The merger will occur, and your CTG Resources shares will be converted into the right to receive Energy East shares, cash or a combination of the two, as soon as practicable after CTG Resources and Energy East satisfy all of the conditions in the merger agreement.

TERMINATION (SEE PAGES 69 TO 70)

    The merger agreement may be terminated, and the merger abandoned, only in the following circumstances:

    - if Energy East and CTG Resources mutually agree to terminate the merger agreement;

    - by either Energy East or CTG Resources if any law or regulation prohibits the merger, or if a court issues a final, non-appealable order blocking the merger;

    - by either Energy East or CTG Resources, if the merger is not completed by June 29, 2000 (or December 29, 2000, if the only barrier to closing is that the requisite regulatory approvals have not been obtained);

    - by either Energy East or CTG Resources, if the other party materially breaches the merger agreement and fails to cure the breach;

    - by Energy East, if the CTG Resources board of directors withdraws its approval of the merger agreement, fails to reaffirm its approval of the merger agreement upon Energy East's request, approves a competing acquisition proposal or resolves to take any of these actions; or

    - by CTG Resources, prior to its shareholders' approval of the merger agreement, if CTG Resources receives a third-party proposal concerning another merger, sale of substantial assets or other business combination, in response to which the CTG Resources board of directors determines, based on the advice of outside counsel, that failure to accept the proposal would likely result in a breach of its members' fiduciary duties, and concludes in good faith that the person making the alternative proposal has obtained or can obtain any necessary financing and that such proposal would be financially superior to the merger; provided that before CTG Resources can terminate the merger agreement, it must comply with additional conditions contained in the merger agreement discussed on page 69.

    If either Energy East or CTG Resources materially breaches the merger agreement and the other party consequently terminates the agreement, the breaching party must pay the other party up to $4 million in expenses and fees. Moreover, if the merger agreement is terminated for any of the following reasons:

    - the CTG Resources board of directors decides to pursue an alternative acquisition proposal;

    - (1) CTG Resources shareholders fail to approve the merger agreement by June 29, 2000, (2) there is an alternative acquisition proposal outstanding at the time of the special meeting and (3) CTG Resources enters into a definitive agreement on or completes an alternative acquisition within two years of the termination of the merger agreement; or

    - (1) the CTG Resources board of directors withdraws, modifies or fails to affirm its approval of the merger agreement, (2) there is an alternative acquisition proposal outstanding at the time of the termination of the merger agreement and (3) CTG Resources enters into a definitive agreement on or completes an alternative acquisition within two years of the termination;

then CTG Resources must pay Energy East $14 million in addition to fees and expenses up to $4 million. However, if the breach is willful, the merger agreement does not limit the amount of damages, expenses and fees the nonbreaching party may seek.

                        COMPARATIVE RIGHTS OF CTG RESOURCES
                          SHAREHOLDERS AND ENERGY EAST
                                  SHAREHOLDERS
                              (SEE PAGES 92 TO 98)

    If you receive Energy East shares in the merger, your rights as an Energy East shareholder will be governed by New York law and by Energy East's certificate of incorporation and by-laws. These rights differ in certain respects from your current CTG Resources shareholder rights, which are governed by Connecticut law and CTG Resources's certificate of incorporation and by-laws.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Energy East shares are listed and traded on the New York Stock Exchange under the symbol "NEG." CTG Resources shares are listed and traded on the New York Stock Exchange under the symbol "CTG."

    The following table provides trading and dividend information for Energy East shares and for CTG Resources shares for the periods indicated based on a calendar year. All of the prices set forth in this section and the next section are as reported on the New York Stock Exchange Composite Transaction Tape, based on published financial sources.

                                            ENERGY EAST SHARES                        CTG RESOURCES SHARES
                                 -----------------------------------------  -----------------------------------------
                                                          CASH DIVIDENDS                             CASH DIVIDENDS
                                    HIGH        LOW          PER SHARE         HIGH        LOW          PER SHARE
                                 ----------  ----------  -----------------  ----------  ----------  -----------------
1997
  First Quarter................  $  12.25    $  10.625       $    .175      $  25.375   $  21.375       $     .38
  Second Quarter...............     11.25       10.3125           .175         22.25       20.75              .38
  Third Quarter................     13.5938     10.4063           .175         23.8125     21.625             .38
  Fourth Quarter...............     17.875      12.875            .175         26.50       22.75              .25
1998
  First Quarter................  $  20.25    $  16.5313      $    .175      $  26.75    $  23.375       $     .25
  Second Quarter...............     22.0938     19.4689           .20          25.9375     21.9375            .25
  Third Quarter................     25.6875     19.9375           .20          24.50       22.375             .25
  Fourth Quarter...............     29.00       23.375            .20          26.3125     22.625             .26
1999
  First Quarter................  $  28.625   $  24.5625      $    .21       $  26.375   $  22.25        $     .26
  Second Quarter...............     28.125      24.75             .21          36.75       22.125       $     .26
  Third Quarter (through August
    13, 1999)..................     27.0625     25.50             .21          37.1875     36.00               --

------------------------

Per share amounts for Energy East have been restated to reflect Energy East's two-for-one stock split, effective April 1, 1999.

    The following table shows the closing prices for CTG Resources and Energy East shares on June 29, 1999, the last full trading day before the public announcement of the proposed transactions, and on August 13, 1999, the most recent date for which quotations were available prior to the date of this document.

                                                      ENERGY EAST SHARES                CTG RESOURCES SHARES
                                              ----------------------------------  --------------------------------
DATE                                             HIGH        LOW        CLOSE        HIGH        LOW       CLOSE
--------------------------------------------  ----------  ----------  ----------  ----------  ---------  ---------
June 29, 1999...............................  $  26.4375  $  26.0625  $  26.125   $  35.75    $   34.25  $  35.625
August 13, 1999.............................     26.0625     25.6875     25.6875     36.3125      36.00     36.25

    The number of Energy East shares to be exchanged for each CTG Resources share in the merger will vary based on the value of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger.

    We urge you to obtain current market quotations for Energy East shares and CTG Resources shares.

    Energy East paid a dividend on Energy East shares of $.21 per share on August 15, 1999, to holders of record on July 26, 1999. Energy East anticipates that it will continue to pay quarterly cash dividends. The Energy East board of directors, however, has discretion to decide upon the timing and amount of any future dividends. Whether or not Energy East will pay dividends, and, if so, how much these dividends will be, will depend on Energy East's future earnings, financial condition, capital requirements and other factors.

    On July 27, 1999, the CTG Resources board of directors declared a dividend on CTG Resources shares of $.26 per share, payable on September 24, 1999, to holders of record on September 10, 1999. As part of the merger agreement, CTG Resources has agreed that it will not make, declare or pay any dividend or distribution on CTG Resources shares, other than regular quarterly dividends on CTG Resources shares of $.26 per share with record and payment dates consistent with past practice.

                 UNAUDITED PRO FORMA COMPARATIVE PER SHARE DATA

    We have summarized below information concerning earnings, cash dividends and book value per share for:

    - each of Energy East and CTG Resources on a historical basis;

    - the combination of Energy East and CTG Resources on a pro forma basis;

    - CTG Resources on a per share equivalent pro forma basis based on the combination of Energy East and CTG Resources;

    - the combination of Energy East, CTG Resources, Connecticut Energy and CMP Group on a pro forma basis; and

    - CTG Resources on a per share equivalent pro forma basis based on the combination of Energy East, CTG Resources, Connecticut Energy and CMP Group.

    The pro forma information, in each case, takes into account Energy East's sales of its generation assets. The pro forma information on the combination of Energy East, CTG Resources, Connecticut Energy and CMP Group also takes into account CMP Group's sale of its generation assets. We have derived the pro forma combined earnings per share from the unaudited pro forma combined financial statements presented elsewhere in this document. Book value per share for the pro forma combined presentation is based upon outstanding Energy East shares, adjusted to include the estimated number of Energy East shares to be issued in the CTG Resources and Connecticut Energy mergers.

    The pro forma data are based on the assumed conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share and 55% into $41.00 in cash per CTG Resources share, and the assumed conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share and half into $42.00 in cash per Connecticut Energy share. We calculated the exchange ratio for CTG Resources shares by dividing $41.00 by $26.125, the closing price of Energy East shares on June 29, 1999. We calculated the exchange ratio for Connecticut Energy shares by dividing $42.00 by $26.25, the closing price of Energy East shares on April 22, 1999. The pro forma data also reflect the fact that, in the CMP Group merger, CMP Group shareholders will receive $29.50 in cash, and no Energy East shares, for each of their CMP Group shares.

    You should read the information set forth below together with the audited and unaudited financial statements of Energy East, CTG Resources, Connecticut Energy and CMP Group incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information."

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     DECEMBER 31,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
ENERGY EAST -- HISTORICAL
  Earnings per share, basic and diluted........................................     $    1.19         $    1.51
  Cash dividends declared per share............................................           .42               .78
  Book value per share at period end...........................................         13.26             13.61

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     SEPTEMBER 30,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
CTG RESOURCES -- HISTORICAL
  Earnings per share:
    Basic......................................................................     $    1.32         $    1.71
    Diluted....................................................................          1.32              1.70
  Cash dividends declared per share............................................           .52              1.00
  Book value per share at period end...........................................         15.42             14.21

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     DECEMBER 31,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
COMBINATION OF ENERGY EAST & CTG RESOURCES --
PRO FORMA
  Earnings per share, basic and diluted........................................     $    1.28         $    1.64
  Cash dividends declared per share............................................           .42               .78
  Book value per share at period end...........................................         14.02             14.30

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     DECEMBER 31,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
CTG RESOURCES -- PER SHARE EQUIVALENT PRO FORMA
BASIS BASED ON COMBINATION OF ENERGY EAST &
CTG RESOURCES
  Earnings per share, basic and diluted........................................     $    2.02         $    2.57
  Cash dividends declared per share............................................           .66              1.22
  Book value per share at period end...........................................         22.00             22.44

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     DECEMBER 31,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
COMBINATION OF ENERGY EAST, CTG RESOURCES
CONNECTICUT ENERGY & CMP GROUP -- PRO FORMA
  Earnings per share, basic and diluted........................................     $    1.42         $    1.71
  Cash dividends declared per share............................................           .42               .78
  Book value per share at period end...........................................         14.80             15.03

                                                                                   SIX MONTHS     FISCAL YEAR ENDED
                                                                                 ENDED JUNE 30,     DECEMBER 31,
                                                                                      1999              1998
                                                                                 ---------------  -----------------
CTG RESOURCES -- PER SHARE EQUIVALENT PRO FORMA
BASIS BASED ON COMBINATION OF ENERGY EAST,
CTG RESOURCES, CONNECTICUT ENERGY & CMP GROUP
  Earnings per share, basic and diluted........................................     $    2.23         $    2.68
  Cash dividends declared per share............................................           .66              1.22
  Book value per share at period end...........................................         23.23             23.59

                         SELECTED FINANCIAL INFORMATION

    The following tables present (1) selected consolidated financial information for each of Energy East, CTG Resources, Connecticut Energy and CMP Group on a historical basis; (2) selected unaudited pro forma financial data for Energy East reflecting the sales of its generation assets and the merger with CTG Resources; and (3) selected unaudited pro forma financial data of Energy East reflecting the sales of its generation assets, its mergers with CTG Resources, Connecticut Energy and CMP Group and the sale of CMP Group's generation assets.

    We prepared the selected unaudited pro forma financial data by accounting for the mergers with CTG Resources, Connecticut Energy and CMP Group under the purchase method of accounting. See "The Merger -- Accounting Treatment." The CTG Resources and Connecticut Energy twelve-month financial information is based on a September 30 fiscal year. The selected unaudited pro forma financial data reflect the mergers with CTG Resources, Connecticut Energy and CMP Group based upon preliminary purchase accounting adjustments. Actual amounts may differ from those reflected below.

    The selected historical financial data for Energy East and CMP Group as of December 31, 1998, 1997, 1996, 1995 and 1994 and for each of the years in the five-year period ended December 31, 1998, set forth below, have been derived from Energy East's and CMP Group's audited financial statements. The selected historical financial data for CTG Resources and Connecticut Energy as of September 30, 1998, 1997, 1996, 1995 and 1994 and for each of the years in the five-year period ended September 30, 1998, set forth below, have been derived from CTG Resources's and Connecticut Energy's audited financial statements. The selected historical financial data for Energy East, CTG Resources, Connecticut Energy and CMP Group as of and for the six months ended June 30, 1999 and June 30, 1998, set forth below, have been derived from their unaudited financial statements and, in the opinion of their managements, include all adjustments, consisting of normal recurring adjustments, necessary for fair presentations of the data of these periods.

    Due to the effect of seasonal fluctuations and other factors on the operations of Energy East, CTG Resources, Connecticut Energy and CMP Group, financial results for a period that is less than a full financial year are not necessarily indicative of results for the full fiscal year. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Energy East, CTG Resources, Connecticut Energy and CMP Group incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information" and "Unaudited Pro Forma Combined Condensed Financial Statements."

    The pro forma balance sheet data give effect to the sales of the generation assets and to the mergers as if these events occurred as of the balance sheet dates; the pro forma statement of income data give effect to the sales of the generation assets and the mergers as if these events occurred on January 1, 1998. The pro forma financial data are not, however, necessarily indicative of the financial position or operating results that would have occurred had the sales of the generation assets and the mergers been completed on these dates; nor is the information necessarily indicative of future financial position or operating results.

    ENERGY EAST SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                             SIX MONTHS ENDED
                                                 JUNE 30,                          FISCAL YEAR ENDED
                                               (UNAUDITED)                           DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues.......................  $1,162,365 $1,185,938 $2,499,418 $2,170,102 $2,108,865 $2,040,895 $1,918,431
Net income...............................    142,531    105,524    194,205    175,211    168,711    177,969    168,698
Earnings per share, basic and diluted....       1.19        .81       1.51       1.29       1.19       1.24       1.18
Cash dividends declared per common
  share..................................        .42        .38        .78        .70        .70        .70       1.00


                                                 JUNE, 30
                                               (UNAUDITED)                           DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------

BALANCE SHEET DATA:
Total assets.............................  $4,129,160 $4,973,059 $4,883,337 $5,028,681 $5,059,681 $5,114,331 $5,230,685
Long-term debt, capital leases and
  redeemable preferred stock (excluding
  current portion).......................  1,411,621  1,484,113  1,460,120  1,475,224  1,505,814  1,606,448  1,776,081
Common stock equity......................  1,536,225  1,742,735  1,713,486  1,803,295  1,769,982  1,743,540  1,664,857
Book value per share.....................      13.26      13.47      13.61      13.36      12.70      12.19      11.64

    Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

    CTG RESOURCES SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                       SIX MONTHS ENDED
                                                     JUNE 30, (UNAUDITED)                    FISCAL YEAR ENDED
                                                                                               SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1999       1998       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues.................................  $ 165,226  $ 153,786  $ 282,748  $ 305,295  $ 315,103  $ 274,935  $ 290,420
Net income.........................................     11,430      9,875     15,135     17,013     18,932     16,957     17,637
Earnings per share, basic..........................       1.32       1.14       1.71       1.60       1.87       1.71       1.85
Earnings per share, diluted........................       1.32       1.14       1.70       1.59       1.86       1.71       1.85
Cash dividends declared per common share...........        .52        .50       1.00       1.52       1.50       1.48       1.48

                                                           JUNE 30,
                                                         (UNAUDITED)                           SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1999       1998       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets.......................................  $ 477,441  $ 450,007  $ 459,181  $ 444,373  $ 443,574  $ 437,372  $ 437,622
Long-term debt (excluding current portion).........    217,516    184,853    215,852    126,787    136,432    150,390    154,193
Common stock equity................................    133,779    128,139    123,397    169,299    168,882    150,111    139,481
Book value per share...............................      15.42      14.76      14.21      15.85      15.86      15.07      14.58

          CONNECTICUT ENERGY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                          FISCAL YEAR ENDED
                                                         (UNAUDITED)                           SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1999       1998       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues.................................  $ 141,541  $ 138,775  $ 242,431  $ 252,008  $ 261,093  $ 232,093  $ 240,873
Net income.........................................     15,980     14,231     19,011     16,441     15,165     14,060     12,843
Earnings per share, basic..........................       1.56       1.40       1.89       1.81       1.70       1.60       1.58
Earnings per share, diluted........................       1.54       1.39       1.88       1.81       1.70       1.60       1.58
Cash dividends declared per common share...........        .67       .665       1.33       1.32       1.31       1.30       1.29

                                                           JUNE 30,
                                                         (UNAUDITED)                           SEPTEMBER 30,
                                                     --------------------  -----------------------------------------------------
                                                       1999       1998       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets.......................................  $ 463,627  $ 443,609  $ 459,401  $ 424,281  $ 399,228  $ 370,088  $ 352,920
Long-term debt (excluding current portion).........    148,458    134,073    150,007    134,073    138,727    119,322    119,917
Common stock equity................................    191,420    180,820    177,153    144,514    137,961    131,561    125,719
Book value per share...............................      18.43      17.61      17.22      15.76      15.31      14.84      14.45

          CMP GROUP SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                          FISCAL YEAR ENDED
                                                         (UNAUDITED)                           DECEMBER 31,
                                                     --------------------  -----------------------------------------------------
                                                       1999       1998       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues.................................  $ 501,801  $ 458,771  $ 950,327  $ 956,246  $ 967,905  $ 916,016  $ 904,883
Net income (loss)..................................     37,298     16,970     52,910      5,213     50,777     27,802    (33,776)
Earnings (loss) per share, basic...................       1.15        .52       1.63       0.16       1.57       0.86      (1.04)
Earnings (loss) per share, diluted.................       1.14        .52       1.63       0.16       1.57       0.86      (1.04)
Cash dividends declared per common share...........        .45        .45      0.900      0.900      0.900      0.900      0.900

                                                 JUNE 30,
                                               (UNAUDITED)                           DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets.............................  $2,257,590 $2,243,754 $2,262,884 $2,298,966 $2,010,914 $1,992,919 $2,046,007
Long-term debt, capital leases and
  redeemable preferred stock (excluding
  current portion).......................    143,115    341,491    365,191    440,451    641,515    689,779    718,841
Common stock equity......................    541,478    488,181    518,889    487,594    511,578    490,005    491,323
Book value per share.....................      16.69      15.05      15.99      15.03      15.77      15.10      15.14

    ENERGY EAST AND CTG RESOURCES SELECTED UNAUDITED PRO FORMA COMBINED
     CONDENSED FINANCIAL INFORMATION

    The pro forma earnings per share are based on 125,870,000 average shares outstanding for the six months ended June 30, 1999, and 134,849,000 average shares outstanding for the fiscal year ended December 31, 1998, assuming a conversion of 45% of all CTG Resources shares into 1.57 Energy East shares per CTG Resources share and 55% into cash.

                                                                                                   FISCAL YEAR
                                                                              SIX MONTHS ENDED        ENDED
                                                                                  JUNE 30,         DECEMBER 31,
                                                                                    1999               1998
                                                                              -----------------  ----------------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                           AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues..........................................................    $   1,241,290      $  2,192,965
Net income..................................................................          161,654           221,338
Basic earnings per share, basic and diluted.................................             1.28              1.64
Cash dividends declared per common share....................................              .42               .78

                                                                                  JUNE 30, 1999  DECEMBER 31, 1998
                                                                                  -------------  -----------------
BALANCE SHEET DATA:
Total assets....................................................................   $ 4,659,176     $   4,551,543
Long-term debt, capital leases and redeemable preferred stock (excluding current
  portion)......................................................................     1,629,137         1,677,660
Common stock equity.............................................................     1,710,707         1,887,968
Book value per share............................................................         14.02             14.30

    Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

    ENERGY EAST, CTG RESOURCES, CONNECTICUT ENERGY AND CMP GROUP SELECTED
     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The pro forma earnings per share are based on 134,180,000 average shares outstanding for the six months ended June 30, 1999, and 143,159,000 average shares outstanding for the fiscal year ended December 31, 1998, assuming a conversion of 45% of all CTG Resources shares into 1.57 Energy East shares per CTG Resources share and 55% into cash, and assuming a conversion of half of all Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share and half into cash. The pro forma data also reflect the fact that, in the CMP Group merger, CMP Group shareholders will receive $29.50 in cash, and no Energy East shares, for each of their CMP Group shares.

                                                                                                   FISCAL YEAR
                                                                              SIX MONTHS ENDED        ENDED
                                                                                  JUNE 30,         DECEMBER 31,
                                                                                    1999               1998
                                                                              -----------------  ----------------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                           AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues..........................................................    $   1,884,632      $  3,385,723
Net income..................................................................          190,773           244,808
Basic earnings per share, basic and diluted.................................             1.42              1.71
Cash dividends declared per common share....................................              .42               .78

                                                                                  JUNE 30, 1999  DECEMBER 31, 1998
                                                                                  -------------  -----------------
BALANCE SHEET DATA:
Total assets....................................................................   $ 7,464,275     $   7,632,492
Long-term debt, capital leases and redeemable preferred stock (excluding current
  portion)......................................................................     2,420,710         2,567,858
Common stock equity.............................................................     1,928,847         2,109,525
Book value per share............................................................         14.80             15.03

    Per share amounts have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND WHETHER TO ELECT TO RECEIVE ENERGY EAST SHARES OR CASH FOR YOUR CTG RESOURCES SHARES, YOU SHOULD CONSIDER ALL THE INFORMATION WE HAVE INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES AND ALL THE INFORMATION INCLUDED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS RELATED TO THE MERGER AND TO ENERGY EAST. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON THE COMBINED COMPANY THAT WILL RESULT FROM THE MERGER.

THE AMOUNT OF CONSIDERATION SHAREHOLDERS RECEIVE MAY VARY AS A RESULT OF
  STOCK-PRICE FLUCTUATIONS PRIOR TO THE COMPLETION OF THE MERGER

    Although CTG Resources shareholders will be able to elect to exchange their CTG Resources shares for either cash or Energy East shares (or a combination of cash and Energy East shares), the opportunity to make that election will not occur at the time of the shareholder vote on the merger. Instead, it will occur shortly after the effective time of the merger (as described further in this proxy statement/prospectus), after all necessary regulatory approvals have been obtained. The cash price per share to be paid for CTG Resources shares is fixed at $41.00. This price will not be adjusted based on changes in market prices. The value of Energy East shares delivered to CTG Resources shareholders will equal $41.00 if the average market price of an Energy East share over the 20-trading-day period ending two trading days before the effective time of the merger is between $23.67 and $30.13. However, if the average market price of an Energy East share over such period is more than $30.13 or less than $23.67, the value of the Energy East shares delivered to holders of CTG Resources shares would be more than or less than $41.00.

    There may be a significant time delay between the date when CTG Resources shareholders vote on the merger agreement at the special meeting and the deadline for CTG Resources shareholders to make their elections, which is two days after the effective time of the merger. The market values of Energy East shares and CTG Resources shares may fluctuate during that period. As a result, the relative prices of Energy East shares and CTG Resources shares may vary significantly between the date of this proxy statement/prospectus, the date of the special meeting and the date on which CTG Resources shareholders will have the opportunity to make their elections. These variances may be caused by changes in the businesses, operations, results and prospects of both companies, market expectations of the likelihood that the merger will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, or other factors.

    For example, between June 29, 1998, and June 29, 1999, the closing sales price of an Energy East share has ranged from a high of $29 to a low of $20 per share, and the closing sales price of a CTG Resources share during the same period has ranged from a high of $35.63 to a low of $22.38 per share. On August 13, 1999, the most recent date for which it was practicable to obtain market price data, (1) the closing sales price of Energy East shares was $25.69, and
(2) the closing sales price of CTG Resources shares was $36.25, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions. We urge you to obtain current market quotations for Energy East shares and CTG Resources shares. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market for, or liquidity of, Energy East shares and CTG Resources shares.

    It is impossible to predict accurately the market price of Energy East shares immediately after the effective time of the merger and, therefore, impossible to predict accurately the value of the stock consideration that CTG Resources shareholders will receive. The value of the stock consideration may be significantly higher or lower than the value of the cash consideration. See "Summary -- Unaudited

Pro Forma Comparative Per Share Data" and "-- Comparative Per Share Market Price and Dividend Information."

REGULATORY AGENCIES COULD DELAY OR REFUSE TO APPROVE THE MERGER OR IMPOSE
  CONDITIONS THAT COULD HAVE AN ADVERSE EFFECT

    To complete the merger, CTG Resources and Energy East must obtain approvals or consents from state and federal regulatory agencies, including the Connecticut Department of Public Utility Control and the Securities and Exchange Commission. The state or federal regulatory agencies may impose conditions that could have an adverse effect on the business or financial position of CTG Resources or Energy East. If these conditions would cause a material adverse effect, either CTG Resources or Energy East could choose to terminate the merger agreement.

    In addition to the merger agreement with CTG Resources, Energy East has entered into merger agreements with Connecticut Energy and CMP Group. Energy East must obtain the Connecticut Department of Public Utility Control's approval of the Connecticut Energy merger and the Securities and Exchange Commission's approval of the Connecticut Energy and CMP Group mergers; furthermore, the Maine Public Utilities Commission must approve the CMP Group merger. These regulatory authorities could delay approval of or impose burdensome conditions on the Connecticut Energy and CMP Group mergers. Although the completion of the CTG Resources merger is not conditioned upon obtaining regulatory approvals of the other two mergers, any delay in obtaining the required regulatory approvals of the other two mergers could delay and possibly prevent the realization of benefits of the combined company that would include Energy East, CTG Resources, Connecticut Energy and CMP Group. Furthermore, any burdensome regulatory conditions could have an adverse effect upon the combined company and its share performance. We cannot be certain that all of the required regulatory approvals will be obtained, or that they will be obtained within the time frame contemplated by the merger agreement or that they will be obtained without burdensome conditions. For additional information on the required regulatory approvals, see "The Merger -- Regulatory Approvals."

UNCERTAINTIES IN INTEGRATING ENERGY EAST, CTG RESOURCES, CONNECTICUT ENERGY AND
  CMP GROUP

    The mergers of Energy East with CTG Resources, Connecticut Energy and CMP Group will require the integration of four companies that have previously operated independently. No assurance can be given that Energy East will be able to integrate the operations of these companies without encountering difficulties or experiencing the loss of key employees, customers or suppliers. Energy East's management will have to dedicate substantial time and effort to ensure that this integration proceeds successfully.

COMPETITIVE AND REGULATORY CONDITIONS

    The mergers will combine companies that to a large extent share a common regulatory environment and currently are affected by a number of similar factors, including deregulation and increased competition. The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and natural gas utility companies. Increased competition may create greater risks to the stability of utility earnings generally and may in the future reduce Energy East's earnings from retail electric and natural gas sales. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace may suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

YEAR-2000 READINESS DISCLOSURE STATEMENT

    CTG Resources, Energy East, Connecticut Energy and CMP Group are each engaged in major company-wide efforts to address the year-2000 issue. This issue relates to the inability of some computer programs and computer chips embedded in operating equipment to recognize properly dates during and after the year 2000. This could result in system failures or miscalculations that could cause disruptions to various business activities and operations. CTG Resources, Energy East, Connecticut Energy and CMP Group expect to complete their efforts to address the year-2000 issues in advance of December 31, 1999, and each is planning to take steps to deal with possible year-2000 issues that may arise around that date. However, factors that could cause actual results to differ materially from those contemplated in this proxy statement/prospectus include, among others:

    - the risk that more year-2000 issues may be found;

    - the risk that progress in addressing year-2000 issues may not proceed as expected;

    - the fact that despite all efforts, there can be no assurances that all year-2000 issues can or will be remedied;

    - the fact that there can be no assurances that all year-2000 issues will be totally eliminated by suppliers, customers, neighboring or interconnected utilities and other entities; and

    - the fact that assessments of the effects of year-2000 issues are based, in part, upon information received from suppliers, customers, neighboring or interconnected utilities and other entities, and this information may be inaccurate or incomplete.

                                 THE COMPANIES

ENERGY EAST

P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    Energy East is a New York corporation that was formed in 1997 and became the parent of New York State Electric & Gas Corporation ("NYSEG") on May 1, 1998. Energy East is a holding company that is currently exempt from the registration requirement of the Public Utility Holding Company Act. Energy East expects that if the pending merger with CMP Group is completed, it will no longer be eligible for this exemption, and has agreed that it will register with the Securities and Exchange Commission as a public utility holding company. It neither owns nor operates any physical properties. Energy East, through its subsidiaries, is an energy delivery, products and services company with operations in New York, Massachusetts, Maine, New Hampshire, Vermont and New Jersey, and has offices in New York and Connecticut. Energy East's nonutility subsidiaries include XENERGY Enterprises, Inc. and Energy East Enterprises, Inc., which invest in energy ventures and providers of energy and telecommunication services.

    NYSEG. NYSEG, Energy East's principal subsidiary, is a public utility company engaged in purchasing, transmitting and distributing electricity, and purchasing, transporting and distributing natural gas. NYSEG also generates electricity from its 18% share of a nuclear station and its hydroelectric stations. NYSEG has agreed to sell its share of the nuclear station; the sale is expected to be completed by early next year. NYSEG's service territory, 99% of which is located outside the corporate limits of cities, is in the central, eastern and western parts of the State of New York. NYSEG's service territory has an area of approximately 19,900 square miles and a population of 2,400,000. The larger cities in which NYSEG serves both electricity and natural gas customers are Binghamton, Elmira, Auburn, Geneva, Ithaca and Lockport. NYSEG serves approximately 826,000 electric customers and 244,000 natural gas customers. The service territory reflects a diversified economy, including high-tech firms, light industry, colleges and universities, agriculture and recreational facilities. No customer accounts for 5% or more of either electric or natural gas revenues. During 1996 through 1998, approximately 84% of NYSEG's operating revenue was derived from electric service with the balance derived from natural gas service.

    XENERGY ENTERPRISES, INC. XENERGY Enterprises is a nonutility subsidiary of Energy East and invests in providers of energy and telecommunications services. One of XENERGY's subsidiaries is XENERGY Inc., which provides energy services, information systems and energy consulting to utilities, governmental agencies, and end-use energy consumers, primarily commercial and industrial.

    Another one of XENERGY's subsidiaries, Energy East Solutions, Inc., markets electricity and natural gas to end-use customers and wholesale markets in the northeastern United States directly and through its wholly owned subsidiary, NYSEG Solutions, Inc. In October 1998, Energy East Solutions formed a joint venture with South Jersey Industries to market retail electricity and energy management services in the mid-Atlantic region of the United States.

    ENERGY EAST ENTERPRISES, INC. Energy East Enterprises, another Energy East subsidiary, owns natural gas and propane air distribution companies outside of the State of New York. Energy East Enterprises owns an interest in CMP Natural Gas, L.L.C., which was formed to distribute natural gas to customers in Maine who do not receive natural gas service and which began to provide service to customers in May 1999. CMP Natural Gas, a Maine limited liability company, is jointly owned by Energy East Enterprises and New England Gas Development Corporation, a wholly owned subsidiary of CMP Group.

    New Hampshire Gas Corporation, another subsidiary of Energy East Enterprises, established a presence in New Hampshire with the purchase of a franchise and propane air distribution system. Long-term plans call for bringing natural gas to this area.

    Southern Vermont Natural Gas Corporation, a third subsidiary of Energy East Enterprises, is working with Iroquois Gas Transmission System and Vermont Energy Park Holdings to develop a combined natural gas supply and electric generation project that includes an extension of a pipeline from New York to Vermont, two combined-cycle electric generating plants and natural gas distribution systems.

    SALE OF GENERATION ASSETS. Energy East has adopted a strategy of selling its generation assets and using a portion of the proceeds to grow selectively its energy distribution business in the northeastern United States. Consistent with this strategy, Energy East sold its coal-fired generation assets to Edison Mission Energy in March 1999 and to The AES Corporation in May 1999. In addition, Energy East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from these sales is being used to repurchase Energy East shares and will be used to help fund Energy East's business combinations with CTG Resources, Connecticut Energy and CMP Group.

    MERGER AGREEMENT WITH CONNECTICUT ENERGY. On April 23, 1999, Energy East agreed to a business combination with Connecticut Energy, in which Connecticut Energy would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, Connecticut Energy shareholders will have the right to receive, for each of their Connecticut Energy shares, either $42.00 in cash or a number of Energy East shares valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. Connecticut Energy shareholders can choose to convert some of their Connecticut Energy shares into cash and others into Energy East shares. The total equity market value of the transaction is approximately $436 million. Under the Connecticut Energy merger agreement, the Energy East board of directors will increase the number of Energy East directors by one and will elect Mr. J.R. Crespo to its board of directors. Completion of the transaction is subject to a number of closing conditions, including regulatory approvals and Connecticut Energy shareholder approval.

    Connecticut Energy's wholly owned utility subsidiary, The Southern Connecticut Gas Company, serves approximately 158,000 customers in Connecticut. For additional information on this transaction, see "Unaudited Pro Forma Combined Condensed Financial Statements," the Connecticut Energy merger agreement (a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated April 23, 1999) and the Energy East registration statement on Form S-4 dated July 22, 1999.

    MERGER AGREEMENT WITH CMP GROUP. On June 14, 1999, Energy East agreed to a business combination with CMP Group, in which CMP Group would merge with a newly formed, wholly owned subsidiary of Energy East. In the transaction, CMP Group shareholders will have the right to receive $29.50 in cash, without interest, for each of their CMP Group shares. The total equity market value of the transaction is approximately $957 million. Under the CMP Group merger agreement, the Energy East board of directors will increase the number of Energy East directors by three and will elect Mr. David T. Flanagan (the current president and chief executive officer of CMP Group) and two other directors of CMP Group mutually agreed upon by Energy East and CMP Group. Completion of the transaction is subject to a number of closing conditions, including regulatory approvals and CMP Group shareholder approval.

    CMP Group's wholly owned utility subsidiary, Central Maine Power Company, serves approximately 530,000 customers in central and southern Maine. For additional information on this transaction, see "Unaudited Pro Forma Combined Condensed Financial Statements" and the CMP Group merger agreement, a copy of which Energy East filed with the SEC as an exhibit to its Form 8-K dated June 14, 1999.

OAK MERGER CO.

c/o Energy East Corporation
P.O. Box 1196
Stamford, CT 06904-1196
(203) 325-0690

    Oak Merger Co. is a Connecticut corporation formed by Energy East in June 1999 solely for the purpose of completing the merger with CTG Resources.

CTG RESOURCES

P.O. Box 1500
100 Columbus Boulevard
Hartford, CT 06144-1500
(860) 727-3000

    CTG Resources is a holding company that is exempt from registration under the Public Utility Holding Company Act. CTG Resources does not own or operate any physical properties. All of its operations are conducted through direct and indirect subsidiaries engaged in the energy-related businesses described below. CTG Resources's consolidated operating revenues totaled approximately $282.7 million for the fiscal year ended September 30, 1998. CTG Resources and its subsidiaries had 554 full-time employees as of June 30, 1999.

    CONNECTICUT NATURAL GAS CORPORATION. Connecticut Natural Gas Corporation, a Connecticut public service company and a wholly owned subsidiary of CTG Resources, is primarily engaged in the retail distribution of natural gas for residential, commercial and industrial uses and the transportation of natural gas for commercial and industrial users. Connecticut Natural Gas was incorporated in Connecticut in 1848 and currently serves approximately 143,300 customers in Hartford, Greenwich and 22 other cities and towns in central Connecticut.

        CNG REALTY CORP. CNG Realty Corp., a Connecticut corporation and a wholly owned subsidiary of Connecticut Natural Gas, owns and leases to Connecticut Natural Gas its corporate headquarters.

    THE ENERGY NETWORK, INC. The Energy Network, a Connecticut corporation and a wholly owned subsidiary of CTG Resources, provides energy products and services directly and through its subsidiaries to commercial and industrial customers, mainly in Hartford. These services include district heating and cooling services to many buildings and complexes in the southend and downtown neighborhoods of Hartford. The Energy Network also offers energy equipment rentals and holds a 50% interest in the Downtown Cogeneration Associates Limited Partnership, a 4.2-megawatt cogeneration facility in downtown Hartford. This partnership produces and sells steam and electric power which is sold to the local electric utility.

        THE HARTFORD STEAM COMPANY. The Hartford Steam Company, a Connecticut corporation and a wholly owned subsidiary of The Energy Network, owns and operates a central production plant and distribution system for the processing and distribution of steam for heating and chilled water for cooling to a number of offices, stores and other large buildings in the southend and downtown neighborhoods of Hartford. The Hartford Steam Company also owns and operates a cogeneration facility that serves Hartford Hospital, providing both steam and electricity to the Hospital. Any excess electricity is sold to the local electric utility. The Hartford Steam Company purchases part of its steam requirements from the Downtown Cogeneration Associates Limited Partnership.

        TEN TRANSMISSION COMPANY. TEN Transmission Company, a Connecticut corporation wholly owned by The Energy Network, owns a 4.87% interest in the Iroquois Gas Transmission System Limited Partnership, which operates a natural gas pipeline transporting Canadian natural gas into the states of New York, Massachusetts and Connecticut. The partnership is regulated by the Federal Energy Regulatory Commission.

                              THE SPECIAL MEETING

PURPOSE, TIME AND PLACE

    The CTG Resources board of directors is soliciting proxies in the form accompanying this proxy statement/prospectus for use at the special meeting of CTG Resources shareholders. The special meeting will be held on October 18, 1999, at 10:30 a.m. local time, at the offices of CTG Resources, 100 Columbus Boulevard, Hartford, Connecticut. Except as otherwise noted, when we refer in this proxy statement/prospectus to the special meeting, we are including any adjournments or postponements of that special meeting.

    At the special meeting, CTG Resources shareholders as of the record date will be asked to consider and vote on a proposal to approve the merger agreement.

RECORD DATE, VOTING POWER AND VOTE REQUIRED

    The CTG Resources board of directors has fixed the close of business (5:00 p.m. local time) on August 23, 1999 as the record date for determining the CTG Resources shareholders entitled to notice of, and to vote at, the special meeting. Only CTG Resources shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

    At the close of business on August 13, 1999, 8,648,029 CTG Resources shares were issued and outstanding. There were no shares of CTG Resources preferred stock issued and outstanding. CTG Resources shareholders of record are entitled to one vote per share on the merger agreement. Votes may be cast at the special meeting in person or by proxy. See "--Voting of Proxies."

    The presence at the special meeting, either in person or by proxy, of the holders of a majority of the outstanding CTG Resources shares entitled to vote is necessary to constitute a quorum. If a quorum is not present at the special meeting, CTG Resources management will adjourn or postpone the meeting in order to solicit additional proxies.

    The affirmative vote of the holders of at least two-thirds of the outstanding CTG Resources shares is required to approve the merger agreement.

    Abstentions and properly executed broker non-votes (that is, shares held by brokers as nominees as to which instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary voting power on that proposal) will be counted as present for purposes of establishing a quorum and will not be counted for the purposes of determining whether the merger agreement has been approved. Abstentions and properly executed broker non-votes will have the effect of a vote against the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT

    At the close of business on June 30, 1999, CTG Resources's directors and executive officers and their affiliates beneficially owned 133,731 CTG Resources shares, which represents approximately 1.5% of the outstanding CTG Resources shares. It is currently expected that all directors and executive officers of CTG Resources will vote their CTG Resources shares for approval of the merger agreement.

VOTING OF PROXIES

    CTG Resources shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the proxies. You may also vote your shares by appointing and directing your proxies by telephone in accordance with the instructions on the proxy card. You should be aware that, if your proxy is properly signed and dated but does not contain voting instructions, your proxy will be voted FOR the approval of the merger agreement. If you vote your CTG Resources shares by telephone, your shares will be voted at the special meeting as instructed. Only the approval of the merger agreement and possibly procedural items relating to the conduct of the special meeting will be brought before the special meeting. Under Connecticut law, the only business that may be conducted at a special meeting is the business within the purposes described in the meeting notice.

    If you participate in the CTG Resources Dividend Reinvestment Plan, and you own uncertificated shares, your proxy card represents both the number of CTG Resources shares certificated in your name and the number of full CTG Resources shares credited to your account, unless the registrations are different. If you have CTG Resources shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card or the instructions received by telephone. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

    The grant of a proxy does not preclude you from voting in person.

REVOCABILITY OF PROXIES

    You may revoke a proxy at any time before its exercise by (1) notifying in writing the Secretary of CTG Resources at CTG Resources, Inc., P.O. Box 1500, 100 Columbus Boulevard, Hartford, Connecticut 06144-1500, Attention: Secretary,
(2) completing a later-dated proxy and returning it to the Secretary of CTG Resources or (3) appearing in person and voting at the special meeting. Additional proxy cards are available from CTG Resources's Secretary.

    Attendance at the special meeting will not by itself constitute revocation of a proxy. A CTG Resources shareholder of record attending the special meeting may revoke his proxy and vote in person by informing any of the persons named on the enclosed proxy card that he desires to revoke a previously submitted proxy.

    We do not expect to adjourn the special meeting for a period of time long enough to require the setting of a new record date for the special meeting. If an adjournment occurs, it will have no effect on the ability of the CTG Resources shareholders of record as of the record date either to exercise their voting rights or to revoke any previously granted proxies.

SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies from CTG Resources shareholders, except that Energy East and CTG Resources intend to share equally the costs associated with the printing and filing of this proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of CTG Resources and its subsidiaries may solicit proxies from CTG Resources shareholders by telephone or in person. These directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses incurred in connection with solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of CTG Resources shares held of record by these persons, and CTG Resources will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

    We have retained D.F. King & Co., Inc. to help solicit proxies. D.F. King & Co. will receive a fee that we expect will not exceed $13,000 as compensation for its basic solicitation services, plus additional charges for any telephone solicitation services, plus reimbursement of its out-of-pocket expenses. CTG Resources has agreed to indemnify D.F. King & Co. against certain liabilities arising from its engagement.

    YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS.

                 NO VOTE REQUIRED FOR ENERGY EAST SHAREHOLDERS

    Under New York law, Energy East shareholders need not approve the merger agreement. Thus, no one is soliciting proxies from Energy East shareholders.

                                   THE MERGER

    We are furnishing this proxy statement/prospectus to you in connection with the proposed merger between Oak Merger Co. and CTG Resources because you are a CTG Resources shareholder. If completed, the merger will be carried out as provided in the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.

GENERAL DESCRIPTION OF THE MERGER

    The merger agreement provides that CTG Resources will merge into Oak Merger Co., a wholly owned subsidiary of Energy East. Oak Merger Co. will be the surviving company and will continue to conduct CTG Resources's businesses under the name "CTG Resources, Inc." as a direct, wholly owned subsidiary of Energy East. In the merger, each outstanding CTG Resources share (other than those that are held by CTG Resources shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights) will be converted into the right to receive cash or Energy East shares. CTG Resources shareholders can choose to convert some of their CTG Resources shares into cash and others into Energy East shares.

    Each CTG Resources shareholder can elect the form of consideration he would like to receive, but (as is explained under "The Merger Agreement -- Conversion of CTG Resources Shares") this election is subject to proration and an adjustment driven by tax considerations. Under the merger agreement, 55% of all issued and outstanding CTG Resources shares must be exchanged for cash, and 45% must be exchanged for Energy East shares. If CTG Resources shareholders owning more than 55% of CTG Resources shares elect to receive cash, the number of CTG Resources shares converted into cash will be less than the number elected. Similarly, if CTG Resources shareholders owning more than of 45% of CTG Resources shares elect to receive Energy East shares, the number of CTG Resources shares converted into stock will be less than the number elected. For tax reasons that are explained below, Energy East may have to increase the number of CTG Resources shares converted into Energy East shares and decrease the number of CTG Resources shares converted into cash.

    The per share cash consideration amounts to $41.00 in cash, without interest. The per share stock consideration is a number of Energy East shares that will vary depending on the "AVERAGE MARKET PRICE," which is the average of the closing prices of Energy East shares on the New York Stock Exchange during the 20 trading days immediately preceding the second trading day prior to the effective time of the merger. If the Average Market Price is between $23.67 per share and $30.13 per share, then each CTG Resources share converted into stock will be exchanged for $41.00 worth of Energy East shares. If the Average Market Price is less than or equal to $23.67, then each CTG Resources share converted into stock will be exchanged for 1.7320 Energy East shares, irrespective of the value of those shares. Finally, if the Average Market Price is greater than or equal to $30.13 per share, then each CTG Resources share will be exchanged for
1.3609 Energy East shares, again irrespective of the value of those shares.

    The total value of the consideration that CTG Resources shareholders will receive in the merger, based on the number of CTG Resources shares outstanding on August 13, 1999 and assuming that the Average Market Price of Energy East shares is between $23.67 per share and $30.13 per share, is approximately $354.6 million.

BACKGROUND

    Energy East has recently taken major steps in refocusing its business on energy distribution. It is evolving from a vertically integrated upstate New York utility to a growing energy distribution and services company in the northeastern United States. In 1998, it accepted offers totaling $1.85 billion for the sale of its coal-fired generation assets. Those sales have now been completed. In addition, Energy

East expects to complete by early next year the sale of its 18% interest in Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company. The net cash received from the sales is being used to repurchase Energy East shares and will be used to grow selectively Energy East's energy distribution business in the northeastern United States. The merger with CTG Resources, together with the recently announced proposed mergers with Connecticut Energy and CMP Group, represent important steps in Energy East's overall strategy.

    CTG Resources has carefully followed recent developments in the electric and gas utility industries that have substantially increased competition in those industries, making it particularly difficult for the small and medium-sized utility companies to compete as effectively as larger utilities. Over the past several years, CTG Resources has developed strategic plans to respond to the evolving competitive environment as it affected CTG Resources. CTG Resources's management concluded that the company's competitive position and growth prospects would be significantly enhanced by, among other things, increasing the scale of its operations and the size of its customer base, as well as an increased focus on complementary nonutility activities. As a result, from time to time, Arthur C. Marquardt, the chairman, president and chief executive officer of CTG Resources, had conversations with chief executive officers of other utilities considering the strategic direction of the utility industry and business combinations in general.

    In June 1998, CTG Resources's management conducted preliminary analyses of a possible business combination with a neighboring company with gas utility operations of similar size to those of CTG Resources's gas utility operations. Although from time to time from July 1998 through September 1998 members of senior management and the boards of directors of the two companies and the two companies' respective financial advisors had exploratory conversations about the possibility of a business combination, none of these conversations led to any substantive negotiations.

    As a result of the commencement of those conversations, however, on or about June 25, 1998, CTG Resources engaged PaineWebber to provide financial advisory services and to act as financial advisor in connection with a possible business combination involving CTG Resources.

    At a meeting of the CTG Resources board of directors in September 1998, PaineWebber made a presentation to the board describing recent business combination activity within the utility industry both regionally and nationally. At that meeting, outside legal counsel explained the duties of the board when considering possible business combination transactions.

    From time to time from September 1998 through February 1999, Mr. Marquardt had exploratory conversations with executives at various other regional utility companies about the possibility of a business combination or other strategic transaction, but none of these conversations led to any substantive negotiations. During this period, members of CTG Resources's senior management and representatives of PaineWebber also had conversations with a company operating a large electric and gas utility system in the mid-Atlantic region of the United States about joint ventures involving gas utility and limited nonutility operations and about a possible business combination transaction. Although a confidentiality agreement was signed and limited information was exchanged, none of these conversations led to any substantive negotiations.

    In November 1998, in connection with an economic development project in Hartford, Connecticut, the Governor of the State of Connecticut announced that he had reached agreement with the owner of the New England Patriots football team under which the team would move to Connecticut and play its home games at a newly built stadium in Hartford. The proposed site for the stadium was located on the current site of CTG Resources's executive offices and a CTG Resources steam plant. From time to time from December 1998 through February 1999, CTG Resources had conversations with various representatives of the State of Connecticut regarding the relocation of the executive offices and steam plant and the appropriate level of compensation for that relocation.

    On or about February 3, 1999, Mr. Marquardt had a discussion with the chairman, president and chief executive officer of a company operating an electric utility system considerably larger than CTG Resources. During that conversation, they discussed their respective companies' business strategies and the possibility of a business combination.

    On February 23, 1999, Mr. Marquardt received a letter from the chairman of the other company indicating that it remained interested in pursuing the business combination transaction that Mr. Marquardt and the chairman discussed on February 3, 1999. On February 24, 1999, Mr. Marquardt wrote a letter to the chairman and indicated that CTG Resources was not interested in exploring the possibility of a transaction; in the letter Mr. Marquardt cited concern with the State of Connecticut's attempt to develop a football stadium on a site in Hartford that includes CTG Resources's headquarters, gas operations center and other facilities.

    On March 3, 1999, the chairman of the other company telephoned Mr. Marquardt and reiterated his company's interest in pursuing a transaction. He stated his belief that the two companies could reach an agreement with the State of Connecticut with respect to the stadium project issue as part of an overall agreement on a business combination transaction. There were no negotiations involving price. The chairman indicated, however, that his company would be willing to make a proposal that would provide CTG Resources shareholders with a per share consideration in the lower part of the $30 to $40 range. Mr. Marquardt indicated that he would discuss the expressed interest with the executive committee of the CTG Resources board of directors at a meeting scheduled for March 10, 1999. On March 5, 1999, Mr. Marquardt received a letter from the chairman of the other company that confirmed the oral proposal of March 3, 1999.

    On March 9, 1999, Mr. Marquardt met with the chairman of the other company during which they began to discuss the potential benefits of a possible business combination. The executive committee of the CTG Resources board of directors was advised of these discussions at a special meeting held on March 10, 1999. CTG Resources's financial advisor and outside legal counsel were present at that meeting. Outside legal counsel again outlined the nature of the directors' duties in the context of a possible business combination. The executive committee concluded that the matter should be submitted to the full CTG Resources board of directors.

    From March 11, 1999 through March 18, 1999, there were further discussions involving Mr. Marquardt, the chairman of the other company, members of the boards of directors of the two companies and the two companies' financial advisors.

    The CTG Resources board of directors was advised of these discussions at its regularly scheduled meeting held on March 23, 1999. At that meeting, Mr. Marquardt stated that, although the other company was a candidate to provide the growth previously determined to be essential to shareholder value in the rapidly changing utility industry, he did not know whether that company was willing or able to enter into an agreement that would provide CTG Resources shareholders with consideration comparable to that received by shareholders of other gas distribution companies in comparable transactions. Representatives of PaineWebber followed Mr. Marquardt's presentation with a discussion of recent comparable transactions. Following these presentations, the CTG Resources board of directors authorized management to continue discussions with the other company regarding a possible business combination.

    On March 23, 1999, following the meeting of the CTG Resources board of directors, there were further discussions involving Mr. Marquardt, the chairman of the other company and the boards of directors of the two companies. Representatives from the financial advisors of the two companies also participated in the meeting. At the meeting, the other company submitted a business combination proposal that would have provided CTG Resources shareholders with a per share consideration in the middle of the $30 to $40 range. Mr. Marquardt indicated that he did not believe this proposal provided adequate consideration to CTG Resources shareholders. The other company expressed an unwillingness to increase its offer and discussions between the two companies ceased.

    In April and May of 1999, Mr. Marquardt had exploratory discussions with executive officers at other utility companies about the possibility of a business combination or other strategic transaction. Mr. Marquardt's discussions with these companies resulted in one company, which was substantially larger than CTG Resources, entering into a confidentiality agreement with CTG Resources. Confidential information was exchanged and the two companies conducted business and legal due diligence. The financial advisors for both companies also met and discussed terms of a possible transaction. The other company submitted a business combination proposal in May 1999 that would have provided CTG Resources shareholders with a per share consideration in the upper part of the $30 to $40 range in the form of a combination of the other company's stock and cash.

    On May 13, 1999, at a telephonic meeting of the CTG Resources board of directors, CTG Resources's senior management and representatives of PaineWebber briefed the CTG Resources board of directors with regard to this business combination proposal. The CTG Resources board of directors authorized Mr. Marquardt and other members of senior management to continue discussions regarding that business combination. The CTG Resources board of directors was briefed about the possible business combination proposal at another telephonic meeting held on May 21, 1999. The CTG Resources board of directors again authorized Mr. Marquardt and other members of senior management to continue discussions regarding that business combination proposal.

    On May 25, 1999, CTG Resources management and financial advisors made presentations to the CTG Resources board of directors relating to the transaction. Outside legal counsel again explained the directors' duties in this type of transaction and outlined the terms of a proposed merger agreement, which had been sent to the board in advance of the meeting. The CTG Resources board of directors authorized management to negotiate an acceptable transaction with the other company. After several days of negotiations, however, CTG Resources's management was unable to negotiate satisfactory terms, particularly relating to regulatory approval standards, and the CTG Resources board of directors, at a telephonic meeting held on May 31, 1999, instructed management to terminate these discussions. The CTG Resources board of directors then authorized management, with the assistance of PaineWebber, to explore alternative strategic proposals to enhance the value of CTG Resources, including a possible sale. The CTG Resources board of directors authorized PaineWebber to solicit preliminary indications of interest from potential parties that might be interested in a possible business combination involving CTG Resources.

    On June 1, 1999, CTG Resources issued a press release announcing that CTG Resources had engaged the services of PaineWebber as its financial advisor to assist CTG Resources in exploring strategic alternatives as a means for enhancing shareholder value.

    In response to the CTG Resources board of directors' request, representatives of PaineWebber contacted numerous potential financial and strategic partners, including those companies with whom CTG Resources had previously engaged in discussions. In response to these contacts, only a limited number of entities was willing to enter into a confidentiality agreement with CTG Resources. PaineWebber then distributed to those entities a memorandum generally describing CTG Resources's operations and containing additional nonpublic information about CTG Resources. Representatives of PaineWebber also provided a letter to those entities advising them that CTG Resources reserved its rights to terminate or revise the process and requesting that all preliminary indications of interest be submitted in writing by July 8, 1999 to enable CTG Resources to select a group of qualified parties to conduct more detailed due diligence.

    Following the issuance of the June 1 press release, J.R. Crespo, the chairman, president and chief executive officer of Connecticut Energy, contacted Mr. Marquardt and inquired whether CTG Resources would be interested in exploring a possible transaction with Energy East, which had recently announced a merger transaction with Connecticut Energy. Mr. Crespo indicated that Energy East would require that any discussions between the two companies be conducted on an accelerated basis. Mr. Marquardt indicated that CTG Resources would be interested in discussions with Energy East, but would be willing to proceed with discussions on an accelerated basis only if Energy East were willing to discuss a transaction with terms and conditions generally comparable to recent transactions involving local gas distribution companies, including the pending acquisition of Connecticut Energy by Energy East.

    On June 11, 1999, Mr. Marquardt met with Mr. Crespo. During that meeting, Messrs. Crespo and Marquardt discussed Connecticut Energy's pending transaction with Energy East, the opportunities present in the gas utility market and Energy East's vision of establishing a premier distribution, transmission and energy services company in the northeastern United States. Messrs. Crespo and Marquardt began to discuss the potential benefits of a possible business combination between CTG Resources and Energy East. Members of the CTG Resources board of directors were advised of these discussions over the weekend of June 12 and 13, 1999.

    On June 14, 1999, Mr. Marquardt contacted Mr. Crespo about arranging a meeting with Mr. Crespo and Wesley W. von Schack, the chairman, president and chief executive officer of Energy East, to continue discussions regarding a business combination between the two companies.

    On June 16, 1999, Messrs. Crespo, Marquardt and von Schack met to discuss trends in the utility industry, strategic issues in the context of a possible business combination between the two companies and the procedures for the commencement of due diligence investigations and the exchange of financial information. Following these discussions, Mr. Marquardt indicated that he would be willing to discuss with CTG Resources's board of directors a transaction in which CTG Resources would become a direct subsidiary of Energy East on terms and conditions that would generally be comparable to the terms and conditions of the Connecticut Energy-Energy East transaction and that would provide CTG Resources shareholders with a premium to book value for their shares comparable to that received by shareholders of other local gas distribution companies in recent transactions. Mr. von Schack indicated that he would be willing to discuss such a transaction with Energy East's board of directors. Following this meeting, CTG Resources's advisors had several discussions with Energy East's advisors about the general terms and conditions on which CTG Resources would be willing to enter into a business combination with Energy East.

    On June 18, 1999, CTG Resources and Energy East entered into a confidentiality agreement pursuant to which they agreed to exchange non-public information. During the weekend of June 19 and 20, 1999, representatives of PaineWebber and Morgan Stanley (representing Energy East) exchanged detailed financial information and discussed due diligence matters.

    On June 21, 22 and 23, 1999, members of senior management of CTG Resources and Energy East and their financial and legal advisors held discussions pertaining to the terms of a proposed business combination and general business issues, and conducted due diligence investigations. The discussions on the terms of a transaction related to the amount and composition of the merger consideration, a proposed corporate structure and management structure and roles, including the terms of Mr. Marquardt's employment following the merger. Working groups composed of employees of both companies and their independent accountants and financial advisors were formed to examine various issues, including financial benefits and risks of the proposed transaction, regulatory issues relating to the proposed transaction, opportunities and disadvantages to employees that a transaction would present, the impact on CTG Resources's communities of a transaction, the impact of change in control and severance arrangements and identification of possible operational benefits and difficulties of combining the two companies.

    On June 24 and 25, 1999, phone conferences were held on the terms of the merger agreement between the legal advisors for each company. Negotiations involving management and their outside financial advisors continued on the terms and pricing of the transaction, including the exchange ratio. Follow-up due diligence issues were resolved by legal representatives.

    During that week and over the weekend of June 26 and 27, 1999, Mr. Marquardt contacted each member of the CTG Resources board of directors and informed them of the status of the negotiations with Energy East.

    On June 28, 1999, the CTG Resources board of directors met in a telephonic meeting. At this meeting, the CTG Resources board of directors was updated by senior management regarding the proposed business combination, including potential strategic benefits and potential risks of the transaction, the status of negotiations on, and key terms and conditions of, the proposed merger agreement and related employment agreement for Mr. Marquardt, the regulatory plan for the transaction and the status of CTG Resources's due diligence review of Energy East. James P. Bolduc, CTG Resources's executive vice president and chief financial officer, provided the directors with an in-depth review of CTG Resources's due diligence investigation of Energy East. Representatives of PaineWebber presented a general overview of the financial aspects of the transaction, including a presentation on the methodology by which PaineWebber would conduct its fairness review. Legal counsel provided advice regarding the CTG Resources board of directors' legal responsibilities and fiduciary duties in considering the proposed transaction and the status of negotiations regarding the merger agreement. Legal counsel also outlined the proposed forms of merger agreement and employment agreement and discussed the draft disclosure schedules to the merger agreement, which had been previously sent to the directors. At that meeting, CTG Resources's senior management also discussed its strategic conclusions with the board of directors. Energy East was identified as the most likely candidate to enhance value for the CTG Resources shareholders. Following lengthy discussions, the CTG Resources board of directors authorized senior management to complete negotiations with Energy East and provided direction with respect to various merger agreement issues.

    On June 29, 1999, at a special meeting, the CTG Resources board of directors met and received updates from its senior management and financial and legal advisors as to the terms of the merger agreement and related employment agreement. Legal advisors and PaineWebber described various minor changes to the merger agreement since the draft reviewed by the CTG Resources board of directors at the previous day's meeting. Final drafts of the merger agreement, employment agreement and disclosure schedules to the merger agreement were reviewed at the meeting. After these presentations and a question and answer period, PaineWebber delivered its fairness opinion to the CTG Resources board of directors to the effect that, as of that date, the consideration to be received in connection with the merger was fair from a financial point of view to the holders of CTG Resources common stock. After considering and discussing the various presentations at that meeting and at prior meetings, as well as the recommendation of CTG Resources's senior management, the CTG Resources board of directors approved, by a unanimous vote, the merger agreement and authorized the execution of the merger agreement. Mr. Marquardt did not vote on those matters relating to his employment agreement, which were unanimously approved by the other directors.

    Following the meetings of their respective boards of directors, CTG Resources and Energy East executed the merger agreement on the evening of June 29, 1999 and publicly announced the merger the next morning.

CTG RESOURCES REASONS FOR THE MERGER

    The CTG Resources board of directors believes that the merger will join two companies with complementary operations as well as a common vision of the future of the retail and wholesale energy markets in the northeastern region of the United States. The CTG Resources board of directors believes that, as a result of the increasing competitive pressures faced by natural gas utility companies in the northeastern United States, CTG Resources would be better prepared to succeed in such a market if it were to combine its operations with those of a diversified energy services provider like Energy East. The CTG Resources board of directors expects the merger to facilitate the realization of these goals and to provide substantial strategic and financial benefits to the CTG Resources shareholders, as well as to employees and customers of CTG Resources and its subsidiaries. The CTG Resources board of directors believes that these benefits include:

    - COMPETITIVE AND STRATEGIC POSITION. The merger is intended to establish a combined company that is able to compete more effectively in unregulated markets and serve customers more effectively in regulated markets. The combination of the companies' complementary expertise and infrastructure, including Energy East's diversified electric and natural gas businesses throughout the northeastern United States, should provide the combined company with the size and scope to be an effective competitor in the emerging and increasingly competitive markets for transporting and distributing energy and energy services. Moreover, Energy East's pending transactions with Connecticut Energy and CMP Group provide an enhanced opportunity for increased benefits to the shareholders of the combined entity.

    - NEW PRODUCTS AND SERVICES. The merger, as well as the pending CMP Group and Connecticut Energy mergers, will enable Energy East to provide customers with multiple energy products and services at lower costs than CTG Resources could provide alone.

    - INCREASED FINANCIAL STRENGTH AND CUSTOMER BASE. The combined company will be financially stronger and will have a broader customer base than CTG Resources as an independent entity. Based on the 1998 results for CTG Resources and Energy East, the total annual revenues for the combined company will be approximately $2.2 billion. In addition, the combined company will serve approximately 826,000 electric customers in New York and approximately 387,000 natural gas customers in New York and Connecticut. Moreover, after the Connecticut Energy and CMP Group mergers, the combined company will have $3.4 billion in total annual revenues (based on 1998 results) and will serve approximately 1,359,000 electric customers and 545,000 natural gas customers.

    - ENERGY EAST'S GROWTH STRATEGY. This combination will enhance the likelihood that Energy East can realize its goal of selectively growing its energy distribution business in the northeastern United States.

    - COMMUNITY DEVELOPMENT. The combined company will continue to play a leading role in the economic development of the communities served by CTG Resources. These communities also will benefit from increased competition for regulated and deregulated natural gas and electricity and energy related products and services.

RECOMMENDATION OF THE CTG RESOURCES BOARD OF DIRECTORS

    THE CTG RESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CTG RESOURCES SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    At a special meeting held on June 29, 1999, after determining that the merger is fair to and in the best interests of CTG Resources and its shareholders, the CTG Resources board of directors unanimously approved and adopted the merger agreement. In approving the merger agreement and in reaching its recommendation, the CTG Resources board of directors consulted with and relied upon information and reports prepared or presented by CTG Resources's management and CTG Resources's legal and financial advisors. The following are the material factors that the CTG Resources board of directors considered, some of which contain both positive and negative elements:

    - the CTG Resources board of directors' understanding of the present and anticipated environment in the utility industry, and how possible consolidation within the utility industry could affect CTG Resources's competitive position in the industry;

    - the CTG Resources board of directors' consideration of the financial condition, results of operations, prospects and businesses of CTG Resources and Energy East, including the revenues of the companies, their complementary businesses, the recent stock price performance of CTG Resources shares and Energy East shares and the percentage of the combined company to be owned by CTG Resources shareholders following the merger;

    - current industry, economic and market conditions;

    - other strategic options potentially available to CTG Resources;

    - the fact that the corporate headquarters of the surviving company (which will be a subsidiary of Energy East) will remain in Hartford, Connecticut;

    - the fact that the nonregulated operations of Energy East will be headquartered in Connecticut;

    - the beneficial effect of increased competition on Connecticut Natural Gas's customers;

    - the beneficial effects of the merger on the municipalities served and other societal concerns;

    - the financial and business prospects for the combined company;

    - the CTG Resources per share consideration of $41.00, which represents an approximate 15.1% premium to the closing price of a CTG Resources share on June 29, 1999, the last full trading day prior to the public announcement of the merger, and an approximate 60.4% premium to the closing price of a CTG Resources share on May 28, 1999, the last trading day prior to CTG Resources's public announcement that it had retained PaineWebber to explore strategic alternatives to enhance shareholder value;

    - the fact that the merger agreement provides CTG Resources shareholders with an opportunity to receive cash for their CTG Resources shares (even though the amount of cash is subject to proration and an adjustment driven by tax considerations);

    - the anticipated level of the Energy East dividend following completion of the merger and its growth potential;

    - the corporate governance aspects of the merger, including the fact that
      (1) one new director, who is a non-employee director of CTG Resources and who will be designated by CTG Resources and reasonably acceptable to Energy East, will be appointed to the Energy East board of directors, (2) Mr. Marquardt will be the president and chief executive officer of the board of directors of the surviving company (which will be a subsidiary of Energy East) and will hold officer positions in other Energy East subsidiaries and (3) the surviving company will create an advisory board, whose members will be the same individuals who were directors of CTG Resources immediately before the completion of the merger;

    - the opinion of counsel expected to be delivered, as a condition to the merger, at the closing of the merger to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the merger is a reorganization, then CTG Resources shareholders who exchange their CTG Resources shares solely for Energy East shares, as well as CTG Resources, Energy East and Oak Merger Co., will recognize no gain or loss for U.S. federal income tax purposes as a result of the consummation of the merger. It is also expected that those CTG Resources shareholders who exchange their CTG Resources shares for cash will generally be eligible for capital gains treatment;

    - the interests of certain persons in the merger, including Mr. Marquardt;

    - the opinion of PaineWebber that, as of June 29, 1999, and subject to the considerations described therein, the consideration to be received by the CTG Resources shareholders was fair from a financial point of view to those shareholders;

    - the other advice from CTG Resources management and the CTG Resources board of directors' financial and legal advisors over an extended period, and the discussions of the CTG Resources board of directors concerning the proposed merger agreement;

    - the ability to obtain regulatory approvals for the merger in the current environment; and

    - the fact that Energy East was actively acquiring other utilities properties in Connecticut and Maine.

    The CTG Resources board of directors also considered (1) the risk that the benefits sought in the merger would not be obtained, (2) the risk that the merger would not be completed, (3) the effect of the public announcement of the merger on CTG Resources's sales, customer, supplier and creditor relationships, operating results and ability to retain employees and the trading price of CTG Resources shares, (4) the substantial management time and effort that will be required to complete the merger and integrate the operations of the two companies, (5) the impact of the merger on CTG Resources employees, (6) the possibility that various provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with CTG Resources from pursuing such an opportunity, (7) the risk that the value of Energy East shares will decline and (8) other matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

    This discussion of the information and factors considered by the CTG Resources board of directors is not intended to be exhaustive. In view of the wide variety of factors considered, the CTG Resources board of directors did not assign relative weights to the factors discussed above or determine that any factor was of particular importance. Rather, the CTG Resources board of directors based its recommendation upon the totality of the information presented.

OPINION OF THE FINANCIAL ADVISOR TO THE CTG RESOURCES BOARD

    THE FULL TEXT OF THE PAINEWEBBER OPINION, DATED JUNE 29, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. CTG RESOURCES SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS OPINION. THE PAINEWEBBER OPINION IS NOT A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE ON THE MERGER.

    CTG Resources retained PaineWebber as its exclusive financial advisor in connection with the merger. In connection with such engagement, CTG Resources requested PaineWebber to render an opinion as to whether or not the merger consideration is fair, from a financial point of view, to CTG Resources shareholders.

    In connection with the CTG Resources board of directors' consideration of the merger, PaineWebber delivered the PaineWebber opinion, to the effect that, as of June 29, 1999, and based on its review and assumptions and subject to the limitations summarized below, the merger consideration is fair, from a financial point of view, to CTG Resources shareholders. The PaineWebber opinion was prepared at the request and for the information of the CTG Resources board of directors and does not constitute a recommendation to any CTG Resources shareholder as to how to vote on the merger. The PaineWebber opinion does not address the relative merits of the merger or any other transactions or business strategies that the CTG Resources board of directors may have discussed as alternatives to the merger or the decision of the CTG Resources board of directors to proceed with the merger. CTG Resources did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the PaineWebber opinion.

    In arriving at its opinion, PaineWebber, among other things:

    - reviewed among other public information, CTG Resources's annual reports, Forms 10-K and related financial information for the five fiscal years ended September 30, 1998 and CTG Resources's Form 10-Q and the related unaudited financial information for the six months ended March 31, 1999;

    - reviewed among other public information, Energy East's annual reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998 and Energy East's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

    - reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of CTG Resources and Energy East, furnished to PaineWebber by CTG Resources and Energy East;

    - conducted discussions with members of senior management of CTG Resources and Energy East concerning their businesses and prospects;

    - compared the historical market prices and trading activity for CTG Resources shares and Energy East shares with those of certain publicly traded companies that PaineWebber deemed to be relevant;

    - compared the financial position and results of operations of CTG Resources and Energy East with those of certain publicly traded companies that PaineWebber deemed to be relevant;

    - compared the proposed financial terms of the merger with the financial terms of certain other mergers and acquisitions that PaineWebber deemed to be relevant;

    - considered the potential pro forma effects of the merger on Energy East;

    - reviewed a draft of the merger agreement in the form presented to CTG Resources's board of directors; and

    - reviewed other financial studies and analyses, performed other investigations and took into account other matters as PaineWebber deemed necessary, including PaineWebber's assessment of regulatory, general economic, market and monetary conditions.

    In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of CTG Resources and Energy East. PaineWebber has not assumed any responsibility to verify independently this information. With respect to the financial forecasts examined by PaineWebber, CTG Resources and Energy East have represented to it, and PaineWebber has assumed, with CTG Resources's consent, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of CTG Resources and Energy East as to the future performance of CTG Resources and Energy East. PaineWebber has also relied upon assurances of the managements of CTG Resources and Energy East that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CTG Resources or Energy East, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber has also assumed, based on CTG Resources's and Energy East's representations and with CTG Resources's consent, that any material liabilities (contingent or otherwise, known or unknown) of CTG Resources or Energy East are as set forth in the consolidated financial statements of CTG Resources and Energy East. The PaineWebber opinion is based upon regulatory, general economic, market and monetary conditions existing on the date of the opinion. PaineWebber expressed no opinion as to the price at which CTG Resources shares or Energy East shares may trade at any time after the date of the PaineWebber opinion. It should be understood that, although subsequent developments may affect the PaineWebber opinion, PaineWebber does not have any obligation to update, revise or reaffirm its opinion.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of its analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the PaineWebber opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CTG Resources and Energy East. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty, and neither CTG Resources nor PaineWebber assume responsibility for the accuracy of these analyses and estimates.

    The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at its opinion.

    STOCK TRADING HISTORY. PaineWebber reviewed the history of the trading prices for CTG Resources shares and Energy East shares, both separately and in relation to a market index and to comparable companies. The comparable companies were selected based on several criteria, including relative size, profitability, total revenue, growth characteristics, business position and credit rating. The market index used was the Standard & Poor's 40 Utilities Index. The CTG Resources comparable companies consisted of:

EnergyNorth, Inc.
Indiana Energy, Inc.
Laclede Gas Company
New Jersey Resources Corporation
Northwest Natural Gas Company
Providence Energy Corporation
SEMCO Energy, Inc.
South Jersey Industries, Inc.

    The Energy East comparable companies consisted of:

Alliant Energy Corporation
Ameren Corporation
Constellation Energy Group, Inc.
DPL Inc.
LG&E Energy Corp.
Puget Sound Energy, Inc.
Wisconsin Energy Corporation

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of CTG Resources and Energy East to the corresponding data of the above-mentioned comparable companies.

    With respect to CTG Resources and its comparable companies, PaineWebber calculated multiples of total enterprise value (market value, as hereinafter defined, plus preferred stock and debt less cash and cash equivalents) to (1) latest twelve months ("LTM") earnings before interest, taxes and depreciation and amortization ("EBITDA") and (2) LTM earnings before interest and taxes ("EBIT"). PaineWebber also calculated multiples of market value (share price multiplied by shares outstanding including in-the-money options and warrants) to
(1) LTM net income, (2) projected fiscal year 1999 earnings per share ("EPS"),
(3) projected fiscal year 2000 EPS, (4) LTM cash flow from operations (net income plus depreciation and amortization) and (5) book value of equity. The comparable companies' projected fiscal year 1999 and 2000 EPS results were based on publicly available estimates from First Call Research. The CTG Resources comparable companies analysis resulted in the following ranges of multiples as of June 25, 1999:

ANALYSIS                                                                       MULTIPLE RANGES
-----------------------------------------------------------------------------  ---------------
LTM EBITDA...................................................................  6.6x to 8.8x
LTM EBIT.....................................................................  10.2x to 13.2x
LTM net income...............................................................  15.1x to 21.4x
Projected fiscal year 1999 EPS...............................................  14.2x to 18.3x
Projected fiscal year 2000 EPS...............................................  12.6x to 16.3x
LTM cash flow from operations................................................  6.2x to 8.8x
Book value of equity.........................................................  1.38x to 2.08x

    PaineWebber calculated CTG Resources's implied multiples (1) as of June 25, 1999 and (2) as of May 28, 1999, which was the last trading day prior to CTG Resources's public announcement that PaineWebber had been retained to assist CTG Resources in evaluating strategic alternatives. CTG Resources's implied multiples, calculated on the same basis as the CTG Resources comparable companies, were as follows:

                                                                                              CTG RESOURCES
                                                                                            IMPLIED MULTIPLES
                                                                                            -----------------
                                                                                             AS OF     AS OF
ANALYSIS                                                                                    5/28/99   6/25/99
------------------------------------------------------------------------------------------  -------   -------
LTM EBITDA................................................................................    6.5x      7.6x
LTM EBIT..................................................................................    9.6x     11.1x
LTM net income............................................................................   14.5x     19.1x
Projected fiscal year 1999 EPS............................................................   14.2x     18.6x
Projected fiscal year 2000 EPS............................................................   12.8x     16.8x
LTM cash flow from operations.............................................................    6.1x      8.1x
Book value of equity......................................................................   1.62x     2.12x

    Projected fiscal year 1999 and 2000 EPS results for CTG Resources were based on estimates provided by First Call Research.

    With respect to Energy East and its comparable companies, PaineWebber calculated multiples of total enterprise value to (1) LTM EBITDA and (2) LTM EBIT. PaineWebber also calculated multiples of market value to (1) LTM net income, (2) projected fiscal year 1999 EPS, (3) projected fiscal year 2000 EPS,
(4) LTM cash flow from operations and (5) book value of equity. The comparable companies' projected fiscal year 1999 and 2000 EPS results were based on publicly available estimates from First Call Research. The Energy East comparable companies analysis resulted in the following ranges of multiples as of June 25, 1999:

ANALYSIS                                                                       MULTIPLE RANGES
-----------------------------------------------------------------------------  ---------------
LTM EBITDA...................................................................  6.3x to 8.0x
LTM EBIT.....................................................................  9.3x to 12.9x
LTM net income...............................................................  13.0x to 16.4x
Projected fiscal year 1999 EPS...............................................  12.6x to 15.0x
Projected fiscal year 2000 EPS...............................................  12.0x to 14.2x
LTM cash flow from operations................................................  4.9x to 8.8x
Book value of equity.........................................................  1.36x to 2.33x

    As of June 25, 1999, Energy East's implied multiples, calculated on the same basis as the Energy East comparable companies, were as follows:

                                                                                 ENERGY EAST
                                                                                   IMPLIED
ANALYSIS                                                                          MULTIPLES
-----------------------------------------------------------------------------  ---------------
LTM EBITDA...................................................................       7.1x
LTM EBIT.....................................................................       10.0x
LTM net income...............................................................       15.3x
Projected fiscal year 1999 EPS...............................................       15.1x
Projected fiscal year 2000 EPS...............................................       13.5x
LTM cash flow from operations................................................       7.8x
Book value of equity.........................................................       2.01x

    Projected fiscal year 1999 and 2000 EPS results for Energy East were based on estimates provided by First Call Research.

    SELECTED COMPARABLE MERGERS AND ACQUISITIONS ANALYSIS. PaineWebber reviewed publicly available financial information for selected completed and pending mergers and acquisitions involving companies in the gas distribution business. The selected mergers and acquisitions PaineWebber analyzed included (acquiror/target):

Wisconsin Energy Corporation / WICOR, Inc.
Northeast Utilities / Yankee Energy System, Inc.
Southern Union Company / Pennsylvania Enterprises, Inc.
ONEOK, Inc. / Southwest Gas Corporation
Energy East / Connecticut Energy
SCANA Corporation / Public Service Company of North Carolina, Incorporated Carolina Power & Light Company / North Carolina Natural Gas Corporation Eastern Enterprises / Colonial Gas Company
Eastern Enterprises / Essex Gas Company
NIPSCO Industries, Inc. / Bay State Gas Company
ONEOK, Inc. / Western Resources, Inc.
ENOVA Corporation / Pacific Enterprises
Atmos Energy Corporation / United Cities Gas Company

    PaineWebber reviewed the consideration paid, or market value, (for stock deals, based on acquiror stock prices on the day prior to the announcement of the transaction) in the comparable transactions and calculated multiples of total enterprise value to the targets' (1) LTM (latest twelve months prior to the announcement of the transaction) EBITDA, (2) LTM EBIT and (3) total customers. PaineWebber also calculated multiples of the consideration paid to the targets' (1) LTM net income, (2) LTM cash flow from operations and (3) book value of equity. The comparable transactions analysis resulted in the following ranges:

ANALYSIS                                                                           RANGES
----------------------------------------------------------------------------  ----------------
LTM EBITDA..................................................................  6.0x to 13.0x
LTM EBIT....................................................................  9.3x to 17.6x
Total customers.............................................................  $875 to $3,798
LTM net income..............................................................  16.2x to 32.4x
LTM cash flow from operations...............................................  6.8x to 17.0x
Book value of equity........................................................  1.06x to 3.08x

    CTG Resources's multiples implied by the merger, calculated on the same basis as the comparable transactions, were as follows:

                                                                                              CTG RESOURCES
ANALYSIS                                                                                    IMPLIED MULTIPLES
------------------------------------------------------------------------------------------  -----------------
LTM EBITDA................................................................................         8.6x
LTM EBIT..................................................................................        12.6x
Total customers...........................................................................       $3,912
LTM net income............................................................................        23.4x
LTM cash flow from operations.............................................................         9.9x
Book value of equity......................................................................        2.60x

    DISCOUNTED CASH FLOW ANALYSIS. PaineWebber analyzed CTG Resources based on an unleveraged discounted cash flow analysis of the projected financial performance of CTG Resources. This projected financial performance was based upon a five-year forecast for CTG Resources provided by CTG Resources management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples of 6.5x to 8.5x and EBIT multiples from 10.0x to 12.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates that represented an estimate of the weighted average cost of capital of CTG Resources.

    PREMIUMS PAID ANALYSIS. PaineWebber analyzed purchase price per share premiums paid in 105 publicly-disclosed domestic transactions, in non-financial industries, with transaction values between $100 million and $700 million, announced since January 1, 1996. This analysis indicated the following mean and median premiums to the targets' closing stock price (1) one day, (2) one week and (3) four weeks prior to the announcement of the transaction:

PERIOD PRIOR TO ANNOUNCEMENT                                                                MEAN  MEDIAN
------------------------------------------------------------------------------------------  ----  ------
One day...................................................................................  30.6%  26.9%
One week..................................................................................  36.6%  31.7%
Four weeks................................................................................  45.5%  36.9%

    The premiums paid to CTG Resources implied by the merger, based on CTG Resources's stock price as of May 28, 1999, the day prior to CTG Resources's public announcement that PaineWebber had been retained to assist CTG Resources in evaluating strategic alternatives, were as follows:

                                                                                             CTG RESOURCES
PERIOD PRIOR TO ANNOUNCEMENT                                                                IMPLIED PREMIUM
------------------------------------------------------------------------------------------  ---------------
One day...................................................................................       60.4%
One week..................................................................................       60.4%
Four weeks................................................................................       70.4%

    PRO FORMA MERGER ANALYSIS. PaineWebber performed an analysis of the potential pro forma effect of the merger on Energy East's (1) EPS and (2) cash flow from operations less dividends per share for the fiscal years 2000 through 2004. PaineWebber combined the projected operating results of CTG Resources (provided by CTG Resources management) with the corresponding projected operating results of Energy East (provided by Energy East management) to arrive at the combined company projected (1) net income and (2) cash flow from operations less dividends. PaineWebber divided the combined company projected
(1) net income and (2) cash flow from operations less dividends by the pro forma shares outstanding to arrive at the combined company projected (1) EPS and (2) cash flow from operations less dividends per share. PaineWebber then compared the combined company projected (1) EPS and (2) cash flow from operations less dividends per share to Energy East's projected stand-alone results (provided by Energy East management) to determine the projected pro forma impact on Energy East. This analysis suggested that, without assuming any cost savings due to the merger, the merger would result in dilution to Energy East's EPS and accretion to Energy East's cash flow from operations less dividends per share.

    CTG Resources selected PaineWebber to be its financial advisor in connection with the merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

    Pursuant to an engagement letter between CTG Resources and PaineWebber dated June 25, 1998, PaineWebber has earned a retention fee of $200,000 and a fee of approximately $1,742,000 for the rendering of the PaineWebber opinion and the public announcement of the merger. In addition, PaineWebber will receive a fee of approximately $1,642,000, payable upon completion of the merger, and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the merger is not approved or otherwise completed. CTG Resources also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

    In the past, PaineWebber and its affiliates have provided investment banking and other financial services to CTG Resources and have received fees for the rendering of these services. PaineWebber may provide financial advisory services to, and may act as underwriter or placement agent for, the combined company in the future. In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of CTG Resources and Energy East for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective when the parties to the merger agreement file a certificate of merger with the Secretary of the State of Connecticut in accordance with the Connecticut Business Corporation Act, or at a later time that Energy East and CTG Resources may specify in the certificate of merger.

    The merger will not become effective before the date of the special meeting. If the merger agreement is approved at the special meeting, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of all required regulatory approvals.

CERTIFICATE OF INCORPORATION AND BY-LAWS

    The certificate of incorporation of Oak Merger Co., in effect immediately prior to the effective time of the merger, will become the certificate of incorporation of the surviving company until it is amended, except that the name of the surviving company will be "CTG Resources, Inc." The by-laws of Oak Merger Co. in effect immediately prior to the effective time will be the by-laws of the surviving company, until they are amended.

DIRECTORS AND OFFICERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of Oak Merger Co. and Mr. Marquardt. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, pursuant to the merger agreement, Energy East will add a member to its board of directors. This seat will be filled by one of the current directors of CTG Resources, as designated by CTG Resources and reasonably acceptable to Energy East. The additional director will not be an employee of the surviving company.

    OFFICERS. Once the merger becomes effective, Mr. Marquardt will be the president and chief executive officer of the surviving company (which will be a subsidiary of Energy East). He will also hold officer positions in other Energy East subsidiaries, as specified in an employment agreement that he and Energy East have signed. The other officers of the surviving company will be the same individuals who hold the officer positions of Oak Merger Co. immediately prior to the time the merger becomes effective. All officers will hold their positions until their successors are duly elected or appointed and qualified.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of CTG Resources by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CTG Resources based on their estimated fair market value at the date of acquisition. As a regulated utility, the assets and liabilities of Connecticut Natural Gas will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS

    The parties must comply with federal and state regulatory requirements before they can complete the merger. Although there can be no guarantee that the parties will obtain the requisite consents or approvals on a timely basis, or at all, we currently believe that the necessary approvals can be obtained in the middle of the year 2000.

    CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL. The Connecticut Department of Public Utility Control has jurisdiction over Connecticut Natural Gas, CTG Resources's principal operating subsidiary, as a Connecticut public service company. Connecticut Natural Gas is a public service company under Connecticut law because it is a gas company distributing gas for heat or power within Connecticut. An application has been filed with the Department. The application requests approval for Energy East to control directly CTG Resources and to control indirectly Connecticut Natural Gas pursuant to Connecticut law. The Department will consider the suitability and financial responsibility of Energy East as well as the ability of Connecticut Natural Gas to provide safe, adequate and reliable service to the public through its plant, equipment, and manner of operation were the application to be approved.

    Within 30 business days after the filing of the application, the Department must give notice of and begin a public hearing, which will be held at the offices of the Department. The Department must issue a decision on the application within 120 days after the filing date, unless the applicants agree to an extension of time. The Department may request and receive an extension.

    Energy East and CTG Resources believe that their application to the Department will fully comply with the requirements of Connecticut law and will include in their application testimony intended to demonstrate compliance with Connecticut law. Nonetheless, opposition to the application is possible. The Connecticut Office of Consumer Counsel has the statutory authority to appear in and participate in the proceeding, and is expected to be named as a party in the Department hearings. The parties to the proceedings will be entitled to conduct discovery, which will likely consist of interrogatories addressed to the applicants by Department staff, by the Office of Consumer Counsel, and possibly by other intervening parties, including the Connecticut Attorney General. Energy East and CTG Resources can give no assurance that the necessary Department approvals will be obtained in a timely manner or at all. Moreover, it is possible that the Department approvals will include conditions that, if accepted, would result in a material adverse effect on Energy East or CTG Resources. If so, the parties would not be obligated to complete the merger.

    In addition, Energy East must obtain the Department's approval of Energy East's merger with Connecticut Energy. The Department could delay approval of either or both merger applications or impose burdensome conditions to the completion of the mergers.

    THE PUBLIC UTILITY HOLDING COMPANY ACT. In addition to its merger agreement with CTG Resources, Energy East has entered into merger agreements with CMP Group, an exempt public utility holding company located in Maine, and Connecticut Energy, an exempt public utility holding company located in Connecticut. Energy East expects that if it completes the pending merger with CMP Group, it will no longer be eligible for an exemption under the Public Utility Holding Company Act and has agreed that it will register with the SEC as a public utility holding company under the Public Utility Holding Company Act.

    The Public Utility Holding Company Act imposes restrictions on registered holding companies. Among these restrictions are requirements that the SEC approve certain securities issuances, sales and acquisitions of utility assets or securities of utility companies, and acquisitions of interests in any other business. A registered holding company is permitted to own one integrated public utility system, as well as additional utility systems, provided the SEC makes the necessary findings. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates transactions between various affiliates within a holding company system, including the provision of services by holding company affiliates to the system's utilities.

    In connection with the merger with CTG Resources, as well as the other mergers described above, Energy East must obtain SEC approval under Section 9(a)(2) of the Public Utility Holding Company Act. Section 9(a)(2) of the Public Utility Holding Company Act requires an entity owning, directly or indirectly, 5 percent or more of the outstanding voting securities of a public utility company (as defined in the Public Utility Holding Company Act) to obtain the approval of the SEC before acquiring a direct or indirect interest in 5 percent or more of the voting securities of any additional public utility company. Energy East currently holds in excess of 5 percent of the voting securities of two public utility companies -- NYSEG and CMP Natural Gas. In the merger with CTG Resources, Energy East will be indirectly acquiring more than 5 percent of the voting securities of Connecticut Natural Gas, a public utility company within the meaning of the Public Utility Holding Company Act. Energy East will also indirectly acquire more than 5 percent of the voting securities of the public utility subsidiaries of Connecticut Energy and CMP Group.

    Under the applicable standards of the Public Utility Holding Company Act, the SEC may not approve a merger if it finds that (1) the merger would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the merger is not reasonable, (3) the merger would unduly complicate the capital structure of the acquiror's holding company system or would be detrimental to the proper functioning of its holding company system or (4) the merger would violate applicable state law. To approve the merger, the SEC must also find that the merger would serve the public interest by tending toward the development of an integrated public utility system. It is anticipated that Energy East's mergers with CTG Resources, Connecticut Energy and CMP Group will comply with these standards.

    Section 10(c)(1) of the Public Utility Holding Company Act prevents the SEC from approving an acquisition that "would be detrimental to the carrying out of the provisions of section 11." Section 11(b)(1) of the Public Utility Holding Company Act generally confines the utility properties of a registered holding company to a "single integrated public-utility system," either gas or electric. An exception to the requirement of a "single system" is provided in section 11(b)(1)(A), (B) and (C), the so-called ABC clauses. Under the exception, a registered holding company may control one or more additional integrated public utility systems if (A) each of these additional systems cannot be operated as an independent system without the loss of substantial economies of scale; (B) all of these additional systems are located in one state, adjoining states, or a contiguous foreign country; and (C) the continued combination of these systems under the control of such holding company is not so large as to impair the advantages of localized management, efficient operation, or the effectiveness of regulation.

    Energy East believes that its gas system, Connecticut Energy's gas system, and Connecticut Natural Gas will constitute a "single integrated public-utility system" within the meaning of the Public Utility Holding Company Act and that this system will be retainable under that Act. There can be no assurance, however, that the SEC will approve the merger under the Public Utility Holding Company Act or that the gas system will be found retainable under that Act, or if approval is obtained, when it will be obtained or whether the terms of the approval will ultimately be acceptable. In addition, Energy East anticipates that the SEC will find that the merger with CMP Group complies with the integration standards under the Public Utility Holding Company Act, although there can be no assurance of this.

    The SEC could also require, as a condition to its approval of the merger under the Public Utility Holding Company Act, that Energy East or CTG Resources divest some of its investments that are unrelated to the combined company's post-merger utility operations. In several cases, the SEC has allowed the retention of nonutility investments or deferred the question of divesture for a substantial period of time. In cases in which a divestiture has been ordered, the SEC has usually allowed enough time to complete the divestiture to avoid a "fire sale" of the divested assets. Based on existing SEC policy and precedent, it appears likely that the SEC will permit the retention by the combined company of nonutility investments or, alternatively, will defer the question of divestiture for a substantial period of time.

    ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the U.S. Federal Trade Commission, we cannot complete the merger until we have given notifications and furnished certain information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and satisfied specified waiting-period requirements. Energy East and CTG Resources will file notification and report forms under the Hart-Scott Act with the Federal Trade Commission and the Antitrust Division. Even after the waiting period expires or is terminated, the Federal Trade Commission and the Antitrust Division retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. In addition, each state in which CTG Resources or Energy East operates may also seek to review the merger. It is possible that some of these authorities or a private party may seek to challenge the merger.

    OBLIGATIONS TO OBTAIN REGULATORY APPROVALS. Under the merger agreement, both Energy East and CTG Resources have agreed to use all commercially reasonable efforts to obtain all regulatory and governmental approvals necessary or advisable to complete the merger.

    INJUNCTIONS. Energy East's and CTG Resources's obligation to complete the merger is subject to the condition that there be no law, regulation or injunction in effect that would prohibit the completion of the merger.

LISTING OF THE ENERGY EAST SHARES ON THE NEW YORK STOCK EXCHANGE

    In the merger agreement, Energy East, Oak Merger Co. and CTG Resources have agreed to use reasonable efforts to cause Energy East shares that are to be issued pursuant to the merger agreement to be listed for trading on the New York Stock Exchange. Approval for listing is a condition to the obligations of Energy East, Oak Merger Co. and CTG Resources to complete the merger.

RESALE OF THE ENERGY EAST SHARES ISSUED IN THE MERGER; CTG RESOURCES AFFILIATES

    Energy East shares to be issued to CTG Resources shareholders in connection with the merger will be freely transferable under the Securities Act of 1933, except for Energy East shares issued to any person deemed to be an affiliate of CTG Resources for purposes of Rule 145 promulgated under the Securities Act at the time of the special meeting. These affiliates may not sell their Energy East shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such Energy East shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pursuant to the merger agreement, CTG Resources has delivered to Energy East a letter identifying all persons who, at the time of the special meeting, may be deemed to be its affiliates.

MERGER FINANCING

    In the merger, Energy East expects to pay CTG Resources shareholders approximately $195 million in cash consideration. In addition, in its merger with Connecticut Energy, Energy East expects to pay approximately $218 million in cash consideration to Connecticut Energy shareholders; and in its merger with CMP Group, Energy East expects to pay approximately $957 million in cash consideration to CMP Group shareholders. Energy East anticipates funding the cash consideration in the mergers with a combination of the proceeds from the sales of its generation assets, the proceeds from the issuance of long-term debt and internally generated funds.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the CTG Resources board of directors with respect to the merger agreement, CTG Resources shareholders should be aware that certain officers and directors of CTG Resources have interests in the merger that are in addition to, or different from, the interests of CTG Resources shareholders generally. The CTG Resources board of directors was aware of these interests and considered them along with other matters in recommending that CTG Resources shareholders vote to approve the merger agreement.

    ENERGY EAST BOARD OF DIRECTORS. As provided in the merger agreement, Energy East will add a director to the Energy East board of directors. This seat will be filled by one of the current non-employee directors of CTG Resources, as designated by CTG Resources and reasonably acceptable to Energy East. See "The Merger Agreement -- Corporate Governance Matters."

    SURVIVING COMPANY OFFICER. The merger agreement provides that, at the effective time of the merger, Mr. Marquardt will become the president and chief executive officer of the surviving company (which will be a subsidiary of Energy
East) and will hold officer positions in other subsidiaries of Energy East. See "The Merger Agreement -- Corporate Governance Matters."

    ADVISORY BOARD. Under the merger agreement, the present directors of CTG Resources will continue as members of an advisory board of the surviving company. The members of the advisory board will provide advice to the board of directors of the surviving company with respect to various matters and receive remuneration for their services equivalent to remuneration currently provided to non-employee directors of CTG Resources. See "The Merger Agreement -- Additional Agreements."

    EMPLOYMENT AGREEMENT. Energy East and CTG Resources have signed an employment agreement with Mr. Marquardt. The agreement will become effective at the effective time of the merger, replacing Mr. Marquardt's existing change-in-control employment agreement with CTG Resources described below under "-- CTG Resources Change-in-Control Arrangements."

    The term of Mr. Marquardt's new employment agreement is three years, beginning on the effective date of the merger, and is automatically extended each year unless either Energy East, the surviving company or Mr. Marquardt gives written notice that the agreement will not be extended. Under the terms of his employment agreement, Mr. Marquardt will become the president and chief executive officer of the surviving company (which will be a subsidiary of Energy
East) and a member of its board; the president, chief operating officer and a member of the board of directors of XENERGY; a member of the board of directors of Connecticut Energy; and will hold other officer positions in Energy East's subsidiaries as the board of directors of Energy East may determine. Commencing not later than the first anniversary of the effective time of the merger, Mr. Marquardt will also serve as chief executive officer of XENERGY, at which time he will cease to be chief operating officer thereof unless the Energy East board of directors decides otherwise.

    Mr. Marquardt's base salary will not be less than $425,000 per year. Mr. Marquardt will also be entitled to receive a special bonus of $400,000 within five days of the effective time of the merger and two additional special bonuses of $400,000 each if he is employed with Energy East or any Energy East subsidiary on the first and second anniversaries of the merger. Mr. Marquardt will participate in all incentive compensation, fringe benefit and employee benefit plans on the same basis as other executives and key management employees, including a company car, certain club dues and financial planning services. Under his agreement, Mr. Marquardt will also be entitled to a special retirement benefit (the "SPECIAL RETIREMENT BENEFIT") if he retires on or after his sixtieth birthday or if his employment is terminated (i) within three years after the effective time of the merger either by the surviving company for reasons other than cause or disability or by Mr. Marquardt for good reason or
(ii) thereafter for any reason. The annual amount of the Special Retirement Benefit payable to

Mr. Marquardt, expressed as a single life annuity, will equal the excess of 75% of his highest annual rate of base salary over the amount of pension benefits to which he will be entitled under all qualified and nonqualified defined benefit plans of CTG Resources, Energy East and their affiliates and all of his prior employers. The agreement also provides for a "gross-up" payment to Mr. Marquardt if any payment, benefit or distribution to Mr. Marquardt is subject to excise tax under Section 4999 of the Internal Revenue Code.

    Under the employment agreement, Energy East, the surviving company or Mr. Marquardt may terminate Mr. Marquardt's employment at any time. If Energy East or the surviving company terminates Mr. Marquardt's employment without cause (other than his death or disability) or Mr. Marquardt terminates his employment for good reason, he will receive:

    - payment of base salary through the effective date of termination and all compensation and benefits to which he is entitled under all compensation and benefit plans or policies;

    - a lump sum cash payment equal to three times the sum of (i) his base salary at the rate in effect at the time of termination, (ii) a short-term incentive compensation equivalent calculated on the basis of the value of the higher of (A) the short-term incentive compensation paid to him in respect of the most recently completed fiscal year and (B) the average of short-term incentive compensation amounts paid for the three most recently completed fiscal years, and (iii) the value of any outstanding long-term incentive compensation awards, determined based on the projected target value of the awards determined at the time of grant;

    - payment of his Special Retirement Benefit as and to the extent described above; and

    - continuation of all employee benefits under employee benefit plans in which he is participating for the remainder of the term of the employment agreement.

    We estimate that, if the merger occurred on July 1, 2000 and Mr. Marquardt's employment were immediately terminated for one of the reasons noted above, he would receive cash severance payments and gross-up payments pursuant to his new employment agreement of approximately $4,693,600, not including the Special Retirement Benefit.

    CTG RESOURCES CHANGE-IN-CONTROL ARRANGEMENTS. Mr. Marquardt and eight other executive officers have change-in-control employment agreements that provide severance benefits if in certain circumstances they are either terminated after a change in control or in anticipation thereof. The completion of the merger would constitute a change in control as defined in these agreements. Mr. Marquardt's new employment agreement will replace his current change-in-control employment agreement at the effective time of the merger. Thus, Mr. Marquardt will not be entitled to the change-in-control severance benefits provided for in his current agreement if the merger is completed and his employment is terminated thereafter. Under the other eight agreements, the following severance benefits are provided if the executive's employment is terminated, within three years following the merger, by the surviving company for any reason other than death, disability or cause or by the executive for good reason:

    - payment of base salary through the effective date of termination, a prorated annual bonus based on the higher of the highest annual bonus for the last three fiscal years prior to the merger or the bonus payable for the most recently completed fiscal year prior to termination ("HIGHEST ANNUAL BONUS"), compensation previously deferred by the executive and earnings thereon and accrued vacation pay and all benefits and awards to which the executive is entitled under any benefit plan or policy;

    - a cash payment equal to two times (or three times for three executive officers), the sum of the executive's base salary in effect on the date of termination and his or her Highest Annual Bonus;

    - a cash payment equal to the actuarial equivalent of the additional retirement benefits that the executive would have received under the Connecticut Natural Gas qualified pension plan and officers' retirement plan had he or she remained employed under the terms of the employment agreement for up to an additional two (or three, where applicable) years;

    - continued welfare benefits (E.G., medical insurance, life insurance, etc.) for not less than two (or three, where applicable) years on terms no less favorable than the most favorable terms in effect during the 120-day period prior to the merger; and

    - payment of expenses for outplacement services in an amount not to exceed 10% of base salary.

    Additionally, the agreements provide that, if any payment, benefit, or distribution to the executive is subject to excise tax under Section 4999 of the Internal Revenue Code, he or she will receive a tax "gross-up" payment.

    CTG Resources has also entered into an agreement with Jean McCarthy, vice president of human resources services, that provides for a supplemental retirement benefit payment if in certain circumstances she is terminated either after a change in control or in anticipation thereof. The completion of the merger would constitute a change in control as defined in her agreement. The agreement provides that if Ms. McCarthy's employment is terminated within three years following the merger by the surviving company for any reason other than death, disability or cause or by Ms. McCarthy for good reason, she would be entitled to a cash lump sum payment equal to the actuarial equivalent of the additional retirement benefit she would have received under the Connecticut Natural Gas qualified pension plan and officers' retirement plan if the benefits were determined without regard to the provision in the officers' retirement plan providing for a pro rata reduction if the executive has less than 15 years of service at termination. However, the agreement further provides that the right to such payment will be reduced to the extent such payment when added to other payments or distributions to be received by Ms. McCarthy would give rise to an excise tax under Section 4999 of the Internal Revenue Code but such reduction shall only be made if the reduction would result in an increase in the aggregate benefits and payments to the executive on an after-tax basis.

    The annual incentive plan, executive restricted stock plan grants, 1999 stock option plan, officers' retirement plan, executive life insurance plan and deferred compensation plan maintained by CTG Resources or its subsidiaries contain provisions relating to change in control. Under the annual incentive plan, after a change of control, employees, including executive officers, participating in the plan, whether or not the employees are terminated, will have a right to an immediate cash payment of their annual awards, on a prorated basis, based on the annual rate of their base salary immediately prior to the change in control and on the assumption that established targets at the 100% performance level for the year had been met. Any such payment will reduce the amount of prorated bonus paid to the participant in the year in which the change in control occurs under his or her change-in-control employment agreement described above. Under the executive restricted stock plan, outstanding restricted stock grants will become immediately vested on the occurrence of a change in control, except that for participants who do not have a change-in-control employment agreement described above, the right to restricted shares will be forfeited to the extent the value of full vesting would give rise to an excise tax under Section 4999 of the Internal Revenue Code and such forfeiture results in an increase in the aggregate benefits and payments to the participant on an after-tax basis. Under the 1999 stock option plan, outstanding options which are not vested and exercisable will become immediately exercisable and vested in full on the occurrence of a change in control, and all outstanding options will be canceled at the time of change in control in exchange for a cash payment of the excess of the fair market value of the stock (which in the case of the merger would be $41.00 per share) over the exercise price. Under the officers' retirement plan, the accrued benefit of each individual participating therein will become fully vested on the occurrence of a change in control. Under the deferred compensation plan, following a change in control a participant may elect to have his or her elective deferrals invested at the 30-Year Treasury Bond rate in lieu of other deemed investment alternatives and to have his or her employer matching contributions credits invested at the 30-Year Treasury Bond rate or in accordance with other investment alternatives in lieu of a deemed investment in employer stock. Under the executive life insurance plan, after a change in control, coverage provided thereunder will continue in effect if a participant terminates his or her employment prior to age 62 until the participant attains age 62 or his or her earlier death or, in certain cases, for the balance of 10 years from the inception of the program. The completion of the merger will constitute a "change in control" under all the plans and grants described above.

    We estimate that if the merger were to occur on July 1, 2000 and all participants, including executive officers, covered by the plans and agreements described above were terminated immediately thereafter, based on currently effective compensation levels, valuation factors, interest rates and a CTG Resources share price of $41.00, the aggregate after-tax cost of the additional benefits payable to participants under the above plans and agreements (other than the change-in-control employment agreement applicable to Mr. Marquardt) as a result of the merger and subsequent termination would be approximately $10,481,500.

    INDEMNIFICATION. Pursuant to the merger agreement, from and after the effective time of the merger, Energy East and the surviving company will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each individual who, prior to the effective time of the merger, was an officer, director or employee of CTG Resources or any of its subsidiaries against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to various restrictions, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger that are at least in part (1) based on the fact that that individual has ever been a director, officer or employee of such entity or (2) based on the transactions contemplated by the merger agreement.

    In addition, for six years after the effective time, Energy East will either
(1) maintain policies of liability insurance for the benefit of those persons who currently are covered by CTG Resources's existing directors' and officers' liability insurance policies or (2) provide tail coverage for those persons. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that CTG Resources currently pays.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary description of the material U.S. federal income tax consequences of the merger applicable to CTG Resources shareholders. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a CTG Resources shareholder. For example, this discussion does not address the effect, if any, of the Foreign Investment in Real Property Tax Act on non-U.S. persons who hold CTG Resources shares. This discussion is based upon the provisions of the Internal Revenue Code, existing regulations, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to CTG Resources shareholders who hold their CTG Resources shares as

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capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not apply to the following:

    - shareholders who received their CTG Resources shares pursuant to the exercise of employee stock options or similar securities or otherwise as compensation;

    - shareholders who hold their CTG Resources shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

    - shareholders who exercise dissenters' rights of appraisal;

    - shareholders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities and shareholders subject to the alternative minimum tax) who may be subject to special rules;

    - shareholders whose functional currency is not the U.S. dollar; or

    - shareholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts.

    This discussion also does not consider the effect of any foreign, state or local laws or any U.S. federal laws other than those pertaining to the income tax.

    THE INDIVIDUAL CIRCUMSTANCES OF EACH CTG RESOURCES SHAREHOLDER MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH CTG RESOURCES SHAREHOLDER. THE PARTICULAR FACTS OR CIRCUMSTANCES OF A CTG RESOURCES SHAREHOLDER THAT MAY SO AFFECT THE CONSEQUENCES ARE NOT DISCUSSED HERE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX EFFECT TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, OR U.S. FEDERAL, STATE, LOCAL OR OTHER TAX LAWS. NON-U.S. SHAREHOLDERS, IF ANY, WHO HOLD OR HAVE HELD (DIRECTLY, CONSTRUCTIVELY, OR BY ATTRIBUTION) MORE THAN 5% OF THE OUTSTANDING CTG RESOURCES SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE MERGER UNDER THE FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT, INCLUDING ANY TAX FILING REQUIREMENTS THAT MAY APPLY.

    The completion of the merger is contingent upon the receipt by:

    - Energy East of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - CTG Resources of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    The opinions will be based upon certain customary assumptions and representations of fact, including representations of fact contained in certificates of officers of Energy East, CTG Resources and others. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain such contest.

    The following discussion of U.S. federal income tax consequences of the merger to CTG Resources shareholders assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. As discussed below, the U.S. federal income tax consequences of the merger to a CTG Resources shareholder depend on the form of consideration received by the shareholder.

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    SHAREHOLDERS WHO RECEIVE SOLELY ENERGY EAST COMMON STOCK. A CTG Resources
shareholder who exchanges CTG Resources shares solely for Energy East shares will not recognize any gain or loss on that exchange, except to the extent the shareholder receives cash in lieu of fractional shares of Energy East (as discussed below). The aggregate adjusted tax basis of Energy East shares received will equal the CTG Resources shareholder's aggregate adjusted tax basis in the CTG Resources shares surrendered (reduced by the tax basis allocable to any fractional shares of Energy East received in the merger). The holding period of the Energy East shares received pursuant to the merger will include the holding period of the CTG Resources shares surrendered.

    SHAREHOLDERS WHO RECEIVE CASH AND ENERGY EAST COMMON STOCK. If the consideration received in the merger by a CTG Resources shareholder consists of part cash and part Energy East shares and the shareholder's adjusted basis in the CTG Resources shares surrendered in the transaction is less than the sum of the fair market value, as of the date of the merger, of the Energy East shares and the amount of cash received by the shareholder, then the shareholder will recognize a gain. This recognized gain will equal the lesser of (1) the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares received, minus the adjusted basis of the CTG Resources shares surrendered in exchange therefor, and (2) the amount of cash received by the shareholder in the exchange. However, if a CTG Resources shareholder's adjusted basis in the CTG Resources shares surrendered in the transaction is greater than the sum of the amount of cash and the fair market value of the Energy East shares received, the CTG Resources shareholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes.

    In the case of a CTG Resources shareholder who recognizes gain on the exchange, if the exchange sufficiently reduces the shareholder's proportionate stock interest (as discussed below), the gain will be characterized as a capital gain. If the exchange does not sufficiently reduce the shareholder's proportionate stock interest, such gain will be taxable as a dividend to the extent of the shareholder's ratable share of available earnings and profits (and the remainder, if any, of such recognized gain will be capital gain).

    The determination of whether the exchange sufficiently reduces a CTG Resources shareholder's proportionate stock interest will be made in accordance with Section 302 of the Internal Revenue Code, taking into account the stock ownership attribution rules of Section 318 of the Internal Revenue Code. Under those rules, for purposes of determining whether the exchange sufficiently reduces a shareholder's proportionate stock interest, a CTG Resources shareholder is treated as if (1) all such shareholder's CTG Resources shares were first exchanged in the merger for Energy East shares and (2) a portion of those Energy East shares were then redeemed for the cash actually received in the merger. The CTG Resources shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step (2) is compared to such CTG Resources shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step (1). Dividend treatment will apply unless either the shareholder's stock interest in Energy East has been completely terminated, there has been a "substantially disproportionate" reduction in the shareholder's stock interest in Energy East (I.E., such interest after hypothetical step (2) is less than 80% of the interest after hypothetical step (1)), or the exchange is not "essentially equivalent to a dividend." While the determination is based on a CTG Resources shareholder's particular facts and circumstances, the Internal Revenue Service has indicated in published rulings that a distribution is not "essentially equivalent to a dividend" and will therefore result in capital gain treatment if the distribution results in any actual reduction in the stock interest of an extremely small minority shareholder in a publicly held corporation and the shareholder exercises no control with respect to corporate affairs.

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
    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND GENERALLY WILL DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH CTG RESOURCES SHAREHOLDER, CTG RESOURCES SHAREHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER, INCLUDING THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF THE INTERNAL REVENUE CODE AND THE EFFECT OF ANY TRANSACTIONS IN ENERGY EAST SHARES OR CTG RESOURCES SHARES BY THE CTG RESOURCES SHAREHOLDER.

    The basis of a CTG Resources shareholder who receives cash and Energy East shares in the merger in the Energy East shares received will equal such shareholder's adjusted basis in the shareholder's CTG Resources shares increased by any gain recognized as a result of the merger and reduced by the amount of cash received in the merger. The holding period of the Energy East shares received will include the holding period of the CTG Resources shares surrendered.

    SHAREHOLDERS WHO RECEIVE SOLELY CASH. The exchange of CTG Resources shares solely for cash generally will result in recognition of gain or loss by the shareholder in an amount equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the CTG Resources shares surrendered. The gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the CTG Resources shares surrendered exceeds one year. There are limitations on the extent to which shareholders may deduct capital losses from ordinary income.

    If a CTG Resources shareholder who receives only cash in exchange for all such shareholder's CTG Resources shares constructively owns CTG Resources shares before the merger or actually or constructively owns Energy East shares after the merger (as the result of constructive ownership of CTG Resources shares that are exchanged for Energy East shares in the merger, prior actual or constructive ownership of Energy East shares or otherwise), all or a portion of the cash received by the shareholder may, in certain circumstances, be taxed as a dividend, and such shareholders should consult their tax advisors to determine the amount and character of the income recognized in connection with the merger.

    DISSENTING CTG RESOURCES SHAREHOLDERS. CTG Resources shareholders who elect to exercise their right to dissent from the merger pursuant to the Connecticut Business Corporation Act with respect to all of their CTG Resources shares and to be paid the fair value of those shares will recognize gain or loss. The amount of this gain or loss will generally be equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the CTG Resources shares transferred pursuant to the exercise of dissenters' rights. Whether this gain is treated as capital gain or as dividend income and whether any gain subject to capital treatment is long term or short term will generally be based on principles similar to the principles described in the section above applicable to CTG Resources shareholders who participate in the merger and receive solely cash in exchange for their surrendered CTG Resources shares. See "-- Shareholders Who Receive Solely Cash." CTG Resources shareholders who elect to exercise their right to dissent from the merger should consult their tax advisors as to the tax consequences to them of the merger and the exercise of dissenters' rights, including the timing of gain or loss recognition and the treatment of any interest that may be awarded pursuant to an appraisal proceeding.

    CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. A CTG Resources shareholder who receives cash in lieu of a fractional Energy East share will be treated as having first received such fractional Energy East share in the merger and then as having received cash in exchange for the fractional share interest. Thus, such a CTG Resources shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional Energy East share and the portion of the basis in the CTG Resources shares allocable to that fractional interest.

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
    SPECIAL RULES FOR SHAREHOLDERS THAT ARE CORPORATIONS. To the extent that cash received in exchange for CTG Resources shares is taxable as a dividend (as described above) to a CTG Resources shareholder that is a corporation, that shareholder will be (1) eligible for a dividends received deduction (subject to applicable limitations) and (2) generally subject to the "extraordinary dividend" provisions of the Internal Revenue Code. Under recently enacted legislation, any such cash that is taxable as a dividend to a corporate shareholder will constitute an extraordinary dividend. Consequently, the nontaxed portion of any such dividend will reduce the adjusted tax basis of a CTG Resources shareholder that is a corporation in the Energy East shares received in the merger, but not below zero, and will thereafter be taxable as capital gain.

    INCOME TAX RATES. Capital gain recognized in the merger by individuals and certain other noncorporate CTG Resources shareholders who have held their CTG Resources shares for more than one year generally will be subject to a maximum U.S. federal income tax rate of 20%. Gain or dividend income otherwise recognized by CTG Resources shareholders generally will be subject to a (1) maximum 39.6% U.S. federal income tax rate for individuals and certain other noncorporate shareholders, or (2) maximum 35% U.S. federal income tax rate for corporations.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO ENERGY EAST, CTG RESOURCES AND OAK MERGER CO. Assuming that the merger is treated as a reorganization, none of Energy East, CTG Resources or Oak Merger Co. will recognize gain or loss as a result of the merger.

    BACKUP WITHHOLDING. Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a CTG Resources shareholder (1) provides a correct taxpayer identification number (which, for an individual shareholder, is the shareholder's social security number) and any other required information to the paying agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. A CTG Resources shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's U.S. federal income tax liability. Each CTG Resources shareholder should consult with his own tax advisor as to his qualification for exemption from backup withholding and the procedure for obtaining such exemption. CTG RESOURCES SHAREHOLDERS MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN THEY SUBMIT THEIR CTG RESOURCES SHARE CERTIFICATES.

CTG RESOURCES DIVIDEND REINVESTMENT PLAN

    Some CTG Resources shareholders hold all or part of their CTG Resources shares under CTG Resources's Dividend Reinvestment Plan. The CTG Resources Dividend Reinvestment Plan will be terminated upon the completion of the merger. CTG Resources shareholders who hold CTG Resources shares under this plan will have the option to receive cash or Energy East shares in exchange for their CTG Resources shares held under the plan.

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
         DISSENTERS' RIGHTS OF APPRAISAL OF CTG RESOURCES SHAREHOLDERS

    If you hold CTG Resources shares and do not wish to accept the merger consideration, then Sections 33-855 through 33-872 of the Connecticut Business Corporation Act provide you with an alternative. Under these sections, you have a right to dissent from the merger, and can choose to be paid the fair value of your CTG Resources shares once the merger is completed, provided you follow the procedures outlined in the statute. The complete text of these sections is included in Appendix C to this proxy statement/prospectus.

    If you wish to exercise your dissenters' rights of appraisal or to preserve the right to do so, you should carefully review Appendix C and seek the advice of counsel. If you do not comply with the deadlines and procedures specified in the Connecticut Business Corporation Act, you may lose your dissenters' rights of appraisal. To exercise these rights, you must satisfy each of the following conditions:

    - you must not vote in favor of the merger agreement; and

    - you must deliver to the Secretary of CTG Resources, before the vote on the merger at the special meeting, a written notice of your intent to demand payment of the fair value of your shares.

    You must deliver the notice of intent even if you submit a proxy or vote against the merger. MERELY VOTING AGAINST, ABSTAINING FROM VOTING OR FAILING TO VOTE IN FAVOR OF ADOPTION OF THE MERGER WILL NOT CONSTITUTE A NOTICE OF INTENT TO EXERCISE DISSENTERS' RIGHTS OF APPRAISAL UNDER THE CONNECTICUT BUSINESS CORPORATION ACT.

    If CTG Resources shareholders approve the merger at the special meeting and you meet the requirements above, then CTG Resources will send you, within ten days of the approval of the merger, a written dissenters' notice to be used to demand payment for your shares. The dissenters' notice will:

    - state where the payment demand must be sent and when and where certificates for certificated shares must be deposited;

    - inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    - supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger agreement and require that each shareholder asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

    - set a date by which CTG Resources must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the written dissenters' notice is delivered by CTG Resources; and

    - be accompanied by a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act (these are the sections that discuss dissenters' rights).

    Under Section 33-863(a) of the Connecticut Business Corporation Act, if you receive a dissenters' notice and wish to exercise your dissenters' rights of appraisal, you must:

    - demand payment for your shares;

    - certify that you acquired beneficial ownership of your shares (generally, the right to vote or enter into an arrangement or agreement for the purpose of voting your shares, the right to acquire shares and the right to dispose of shares) before the date of the first announcement to the news media or to the shareholders of the terms of the merger agreement as set forth in the dissenters' notice; and

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
    - deposit the certificate or certificates representing your shares in accordance with the terms of the dissenters' notice.

    IF YOU ARE CONSIDERING SEEKING DISSENTERS' RIGHTS OF APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER THE APPLICABLE PROVISIONS OF THE CONNECTICUT BUSINESS CORPORATION ACT COULD BE GREATER THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION.

    After CTG Resources receives a valid, timely and complete payment demand, or upon completion of the merger, CTG Resources will pay to each dissenting shareholder the amount it estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest, as provided in Section 33-865(a) of the Connecticut Business Corporation Act. That payment will be accompanied by:

    - CTG Resources's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

    - a statement of CTG Resources's estimate of the fair value of the shares;

    - an explanation of how the accrued interest was calculated;

    - a statement of the shareholders' right to demand payment under Section 33-868 of the Connecticut Business Corporation Act; and

    - a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act.

    If the merger does not take place within 60 days after the date set for demanding payment and depositing certificates representing dissenting shareholders' shares, CTG Resources will return the deposited certificates and release any transfer restrictions that may have been imposed on uncertificated shares. If the merger is completed after the return of the deposited shares and the release of transfer restrictions, CTG Resources will send a new dissenters' notice and repeat the payment-demand procedure.

    Under Section 33-868 of the Connecticut Business Corporation Act, you may send to CTG Resources your own estimate of the fair value of your shares and the amount of any interest due, and demand payment of the difference between your estimate and the amount paid, if any, by CTG Resources in the following cases:

    - if you believe that the amount paid by CTG Resources is less than the fair value of your shares or that the interest due is incorrectly calculated;

    - if CTG Resources fails to make payment within 60 days after the date set in the dissenters' notice for demanding payment (except if the payment is withheld to holders of shares who acquired the shares after the announcement of the merger); or

    - if the merger is not completed, and CTG Resources does not return the deposited certificates or release any transfer restrictions imposed on uncertificated shares within 60 days after the date set in the dissenters' notice for demanding payment.

    If you do not demand payment of the difference between your estimate of the fair value of your shares, plus interest, and the amount paid by CTG Resources within 30 days after CTG Resources made or offered to make that payment, you will lose your right to demand payment of any such difference.

    Under Sections 33-871(a) and (b) of the Connecticut Business Corporation Act, if your demand for payment of your estimate remains unsettled, CTG Resources will commence a proceeding within 60 days after receipt of your demand for payment and petition the superior court for the judicial district where CTG Resources's principal office is located to determine the fair value of your shares

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
and accrued interest. If CTG Resources does not timely commence this proceeding, CTG Resources must pay you the unsettled amount that you demanded.

    If this proceeding takes place, CTG Resources will make all dissenting shareholders whose demands remain unsettled (even if they are not residents of Connecticut) parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint appraisers who will receive evidence and recommend a decision on the question of fair value. If the court finds that the amount CTG Resources paid is less than the fair value of a dissenting shareholder's shares, plus accrued interest, the court will order CTG Resources to pay the difference to the dissenting shareholder.

    The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. CTG Resources generally will pay these costs, but the court may order the dissenting shareholders to pay some of them, in amounts the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

    If you give notice of your intent to demand dissenters' rights for your shares under the applicable provisions of the Connecticut Business Corporation Act but fail to return the dissenters' notice or withdraw or lose your right to demand payment, your shares will be converted into the right to receive the cash consideration in the merger. See "The Merger Agreement -- Conversion of CTG Resources Shares."

    The foregoing is only a summary of the applicable provisions of the Connecticut Business Corporation Act and is qualified in its entirety by reference to the full text of such provisions, which is included in Appendix C.

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                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT IS ONLY A SUMMARY. WE URGE YOU TO READ THE ACTUAL MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS.

GENERAL

    The merger agreement provides that CTG Resources will merge with and into Oak Merger Co., a wholly owned subsidiary of Energy East. Oak Merger Co. will survive the merger as a wholly owned subsidiary of Energy East and will be renamed "CTG Resources, Inc."

    The closing of the merger will occur on the second business day immediately following the date upon which all conditions to the merger have been satisfied or waived, or at such other time as the parties agree. At the closing of the merger, the parties will deliver a certificate of merger to the Secretary of the State of Connecticut for filing. The merger will become effective upon the filing of this certificate or at such later time as may be set forth in the certificate. We currently expect that the closing of the merger will take place in the middle of the year 2000.

CORPORATE GOVERNANCE MATTERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of the current directors of Oak Merger Co. and Mr. Marquardt. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, pursuant to the merger agreement, Energy East will add a member to its board of directors. This seat will be filled by one of the current directors of CTG Resources, as designated by CTG Resources and reasonably acceptable to Energy East. The additional director will not be an employee of the surviving company.

    OFFICERS. Once the merger becomes effective, Mr. Marquardt will be the president and chief executive officer of the surviving company (which will be a subsidiary of Energy East). He will also hold officer positions in other Energy East subsidiaries, as specified in an employment agreement that he and Energy East have executed. The other officers of the surviving company will be the same individuals who hold the officer positions of Oak Merger Co. immediately prior to the effective time of the merger. All officers will hold their positions until their successors are duly elected or appointed and qualified.

CONVERSION OF CTG RESOURCES SHARES

    MERGER CONSIDERATION. At the effective time of the merger, all outstanding CTG Resources shares (other than those that are held by CTG Resources shareholders who have not voted in favor of the merger agreement and have properly demanded dissenters' rights) will be converted into the right to receive the merger consideration. Each CTG Resources shareholder has a right to make an election as to the form in which he would like to receive the merger consideration, which may be subject to proration or adjustment based on tax considerations as explained below. CTG Resources shareholders can elect to receive cash, Energy East shares, or a combination of cash and Energy East shares. The cash consideration amounts to $41.00 in cash, without interest, per share. The stock consideration is a number of Energy East shares for each CTG Resources share that will vary depending on the Average Market Price. If the Average Market Price is equal to or more than $23.67 per share and equal to or less than $30.13 per share, then a CTG Resources share will be exchanged for $41.00 worth of Energy East shares. If the Average Market Price is less than $23.67, then a CTG Resources share will be exchanged for 1.7320 Energy East shares, irrespective of the value of those shares. Finally, if the Average Market Price is greater than $30.13 per share, then a CTG Resources share will be exchanged for 1.3609 Energy East shares, again irrespective of the value of those shares. If a CTG Resources shareholder wants a combination of cash and Energy East shares, he must designate how many of his

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
CTG Resources shares he would like to convert into the $41.00 in cash and how many he would like to convert into Energy East shares.

    As of the effective time of the merger, no CTG Resources shares will be outstanding; they will all be automatically canceled and retired. Each CTG Resources shareholder will cease to have any shareholder rights, except either the right to receive the merger consideration -- cash, Energy East shares or a combination of the two -- or the right to dissent. CTG Resources shareholders who have properly demanded dissenters' rights will have those rights that are granted by Connecticut law.

    OVERSUBSCRIPTION OF CASH OR STOCK. Subject to an adjustment for tax reasons (as described below), 55% of all outstanding CTG Resources shares will be converted into cash, and 45% will be converted into Energy East shares.

    CTG Resources shareholders, as a group, may submit elections to convert more than 55% of the outstanding CTG Resources shares into cash or more than 45% into Energy East shares. If either cash or Energy East shares is oversubscribed, then an equitable PRO RATA adjustment will be made to ensure that 55% of the outstanding CTG Resources shares are converted into cash and 45% are converted into Energy East shares. For example, if cash is oversubscribed, each CTG Resources share as to which an election was submitted to be converted into the $41.00 in cash will, instead, be converted into an amount of cash that is less than $41.00 and a number of Energy East shares to make up the difference. Similarly, if Energy East shares are oversubscribed, each CTG Resources share as to which an election was submitted to be converted into a certain number of Energy East shares will, instead, be converted into fewer Energy East shares and an amount of cash to cover the difference.

    NO FRACTIONAL SHARES. No fractional Energy East shares will be issued in the merger. CTG Resources shareholders will receive a cash payment in lieu of fractional Energy East shares. This cash will come from an exchange agent's open-market sales of the aggregate fractional Energy East shares.

    ADJUSTMENT TO PER SHARE ENERGY EAST STOCK AMOUNT. If, prior to the effective time of the merger, Energy East pays an extraordinary dividend, enters into a merger or consolidation, or changes the number of outstanding Energy East shares through a stock split, stock dividend or similar transaction, then the calculation of the number of Energy East shares to be received in the merger will be adjusted to reflect this transaction.

    TAX ADJUSTMENT. Energy East and CTG Resources intend for the merger to be a "reorganization" within the meaning of the Internal Revenue Code and, therefore, tax free for those shareholders who receive only Energy East shares in the transaction. Under the Internal Revenue Code, however, the merger might not be a reorganization if, on the closing date of the merger, the total value of the Energy East shares that CTG Resources shareholders receive is less than 45% of the value of the total consideration -- including Energy East shares, cash and any other amounts treated as consideration in connection with the merger for purposes of the Internal Revenue Code -- that CTG Resources shareholders (including shareholders who exercise dissenters' rights) receive in connection with the merger. To prevent this from happening, if the value of the Energy East shares received would otherwise be less than 45% of the value of the total consideration, the number of CTG Resources shares that will be converted into Energy East shares will be increased, and the number of CTG Resources shares converted into cash will be correspondingly decreased.

    EXCHANGE AGENT. Energy East will deposit with an exchange agent certificates evidencing the Energy East shares issuable and cash payable in exchange for outstanding CTG Resources shares.

    ELECTION PROCEDURE; EXCHANGE OF CERTIFICATES. Copies of the form of election will be mailed to record holders of CTG Resources shares not less than 30 days prior to the effective time of the merger and made available to persons who become record holders after this mailing but not later than seven business days prior to the effective time of the merger. To be effective, a form of election must be:

    - properly completed, signed and submitted to the exchange agent;

    - accompanied by the CTG Resources share certificates as to which the election is being made (or an appropriate guarantee of delivery of such certificates as provided in the merger agreement); and

    - received by the exchange agent before the election deadline, which is 5:00 p.m., New York City Time, on the second day after the effective time of the merger.

    Energy East has the right to determine whether a CTG Resources shareholder has properly completed, signed, and submitted (or revoked) a form of election and to disregard immaterial defects in the form of election. Energy East may delegate this right to the exchange agent. Neither Energy East nor the exchange agent is under any obligation to notify any person of any defect in a form of election submitted to the exchange agent. The exchange agent will also make all computations that the merger agreement requires, and all such computations will be conclusive and binding on CTG Resources shareholders. Any form of election may be revoked prior to the deadline for submitting elections.

    A CTG Resources shareholder who submits an untimely or improper form of election will be deemed not to have made an election. CTG Resources may treat that shareholder's shares as shares that the shareholder elected to exchange for cash or Energy East shares, at CTG Resources's discretion.

    DISSENTERS' SHARES. CTG Resources shareholders who decide to pursue their rights to dissent under Connecticut law will lose their right to receive the merger consideration; they will have only those rights that are granted by applicable Connecticut law. If, however, after the effective time of the merger, a holder withdraws or loses his right to dissent, his CTG Resources shares will be treated as if he had elected to receive $41.00 in cash per CTG Resources share. CTG Resources will promptly notify Energy East if it receives any written demands for payment of the fair value of outstanding CTG Resources shares and withdrawals of such demands. The surviving company will make all these payments.

    EXCHANGE AND PAYMENT PROCEDURES. Promptly after the effective time of the merger, the exchange agent will mail to each record holder of a certificate representing CTG Resources shares that have been converted into the right to receive merger consideration:

    - a letter of transmittal for use in submitting stock certificates to the exchange agent; and

    - instructions explaining what the shareholders must do to effect the surrender of the CTG Resources stock certificates and receive the merger consideration.

    After a shareholder submits his stock certificates, a letter of transmittal and other documents that may be required, the shareholder will have the right to receive cash, a certificate representing Energy East shares, or both. The merger consideration may be delivered to someone who is not listed in CTG Resources's transfer records if he presents a CTG Resources share certificate to the exchange agent along with all documents required to evidence that a transfer of the certificate has been made to him and any applicable stock transfer taxes have been paid. Until surrender, each certificate (other than those that are held by CTG Resources shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights) will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration upon surrender.

    PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their certificates, holders of certificates who elect to receive Energy East shares will not receive:

    - dividends and other distributions with respect to Energy East shares that they are entitled to pursuant to the merger and that are declared or made with a record date after the effective time; or

    - cash payment in place of fractional Energy East shares.

    At the time of surrender, CTG Resources shareholders will receive the cash payable in place of fractional Energy East shares to which the CTG Resources shareholders are entitled under the merger agreement and the dividends or other distributions that have been paid to Energy East shareholders if such distributions had a record date after the effective time. These shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the effective time (but prior to surrender) and a payment date subsequent to surrender.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, ENERGY EAST OR CTG RESOURCES UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, ENERGY EAST SHARES OR A COMBINATION OF CASH AND ENERGY EAST SHARES WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGER, WHICH IS CURRENTLY EXPECTED TO BE IN THE MIDDLE OF THE YEAR 2000.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, CTG Resources and Energy East make representations and warranties about themselves and their businesses, including the following:

    by CTG Resources as to:

-  its proper organization,   -  validity of its subsidiaries' stock and the
   good standing and             ownership rights of CTG Resources;
   qualification to do
   business in various states;

-  capital structure;         -  authority to enter into and enforceability of the
                                 merger agreement;

-  filing of all required     -  absence of certain adverse changes or events;
   reports and financial
   statements and the accuracy
   of information used in
   their preparation;

-  litigation;                -  accuracy of information used in the registration
                                 statement and proxy statement that the parties to
                                 the merger agreement must file with the SEC;

-  tax matters, including     -  employee matters and the Employee Retirement Income
   Section 368(a) of the         Security Act of 1974;
   Internal Revenue Code;

-  environmental compliance   -  regulation as a utility;
   and liability;

-  shareholder vote required; -  opinion of financial advisor; and

-  ownership of Energy East   -  non-applicability of takeover laws and the CTG
shares;                          Resources rights agreement;

    and by Energy East as to:

-  its proper organization,   -  validity of its subsidiaries' stock and the
   good standing and             ownership rights of Energy East;
   qualification to do
   business in various states;

-  capital structure;         -  authority to enter into and enforceability of the
                                 merger agreement;

-  filing of all required     -  absence of certain adverse changes or events;
   reports and financial
   statements and the accuracy
   of information used in
   their preparation;

-  litigation;                -  accuracy of information used in the registration
                                 statement and proxy statement;

-  regulation as a utility;   -  ownership of CTG Resources shares; and

-  environmental compliance   -  operations of Energy East's partially owned nuclear
   and liability;                power plant and compliance with applicable laws.

-  Section 368(a) of the
   Internal Revenue Code;

    The representations and warranties made by the parties to the merger agreement will not survive the merger, but they form the basis of conditions to the obligations of Energy East and CTG Resources.

COVENANTS

    MUTUAL COVENANTS. Under the merger agreement, the parties agreed that, during the period from the date of the merger agreement until the effective time of the merger, except as otherwise permitted in the merger agreement or by written consent of the parties, they will comply with the following covenants:

    - they will coordinate dividend policies prior to the closing date of the merger, so that differences in the timing of record, declaration or payment dates will not adversely affect either Energy East shareholders or CTG Resources shareholders;

    - they and their subsidiaries will not amend their certificates of incorporation, by-laws or other organizational documents, or take or fail to take any other action, in such a way that would reasonably be expected to prevent, materially impede or interfere with the merger;

    - they will not take any actions that would be reasonably likely to affect adversely the status of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; in fact, each party agreed to use all reasonable efforts to obtain this status;

    - they will confer on a regular and frequent basis with representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of their ongoing operations; promptly notify the other party of any significant changes in their business, properties, assets, condition, results of operations or prospects; advise the other party of any change or event that has had or is reasonably likely to result in a material adverse effect on them; and promptly provide the other party with copies of all filings with governmental authorities in connection with the merger agreement;

    - they and their subsidiaries will use commercially reasonable efforts to obtain all necessary consents to complete the merger, promptly notify the other party of any failure or prospective failure to obtain these consents, and, if requested by the other party, will provide copies of all the consents that have been obtained;

    - they and their subsidiaries will not willfully take any action that is reasonably likely to result in a material breach of the merger agreement or in any of their representations and warranties being untrue on and as of the closing date of the merger; and

    - they will take all necessary steps within their control to exempt the merger from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

    COVENANTS OF ENERGY EAST. Except as provided in the disclosure schedules to the merger agreement, Energy East agreed that neither it nor any of its subsidiaries will enter into a transaction that would require a governmental filing or consent that would reasonably be expected to prevent or delay materially the effective time of the merger beyond December 29, 2000.

    COVENANTS OF CTG RESOURCES. CTG Resources agreed that, until the effective time of the merger or the termination of the merger agreement (except as disclosed in the schedules to the merger agreement), CTG Resources and its subsidiaries will:

    - carry on their businesses in the ordinary course;

    - preserve intact their business organizations and relationships with customers, suppliers and others having business dealings with them, keep available the services of their present officers and employees as a group (subject to prudent management of workforce needs and ongoing programs currently in force), maintain properties and assets in good repair, and maintain supplies and inventories in quantities consistent with past practice;

    - abide by certain customary restrictions on the conduct of their businesses regarding: (1) dividends, (2) stock splits and issuances of CTG Resources shares, (3) redemptions of CTG Resources shares, (4) substantial equity and asset acquisitions and dispositions, (5) capital expenditures, (6) indebtedness, (7) employee benefit plans and other employment arrangements, (8) tax and accounting matters, (9) discharge of liabilities, (10) amending, terminating and renewing material contracts and (11) insurance;

    - not engage in any activities that would cause a change in their status under the Public Utility Holding Company Act;

    - use reasonable efforts to maintain in effect all existing governmental permits pursuant to which they operate; and

    - ensure that the merger will not result in the grant of any rights to any person under any material agreement (other than the employment agreements disclosed in the schedules to the merger agreement) or in the exercise of any rights under the CTG Resources rights agreement or otherwise.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS. CTG Resources also agreed to certain restrictions concerning "ALTERNATIVE PROPOSALS," which are defined in the merger agreement as mergers, consolidations or similar transactions between third parties and CTG Resources or its subsidiaries, or any third-party proposals or offers to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of CTG Resources or any of its subsidiaries. Specifically, CTG Resources agreed that:

    - neither it nor CTG Resources's subsidiaries will encourage, initiate, solicit or take any other action to facilitate knowingly any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Alternative Proposal from any person;

    - neither it nor CTG Resources's subsidiaries will engage in any discussion or negotiations concerning, or provide any nonpublic information or data to make or implement, an Alternative Proposal;

    - it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and

    - it will notify Energy East of any of these inquiries, offers or proposals within one business day of their receipt, it will keep Energy East informed of their status, and it will give Energy East 48 hours' advance notice of its intent to enter into any agreement or to commence providing information to any person making the inquiry, offer or proposal.

    Nonetheless, CTG Resources may take the following steps:

    - at any time before the CTG Resources shareholders vote to approve the merger agreement, CTG Resources may engage in discussions or negotiations with a third party that seeks to initiate such discussions or negotiations, and may furnish such third party information concerning CTG Resources and its business, properties and assets, but only if it complies with the following requirements:

     - the CTG Resources board of directors concludes that the third party has made an Alternative Proposal that is financially superior to the merger and has demonstrated that any necessary financing has been obtained or, in the reasonable judgment of CTG Resources's financial advisor, is obtainable, and the CTG Resources board of directors concludes in good faith, after consultation with its financial advisor and based upon the advice of outside counsel and other relevant matters, that failure to take the above-mentioned steps would likely result in a breach of its fiduciary duties under applicable law; and

     - before CTG Resources provides information to, or enters into discussions or negotiations with, the third party, CTG Resources (1) promptly notifies Energy East that it intends to furnish information to, or intends to enter into discussions with, that third party; (2) provides Energy East a reasonable opportunity to respond to the Alternative Proposal; and (3) receives from the third party an executed confidentiality agreement;

     - CTG Resources may comply with Rule 14e-2 under the Securities Exchange Act of 1934 regulating tender or exchange offers; or

     - CTG Resources may accept an Alternative Proposal from a third party, provided that it first terminates the merger agreement with Energy East.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, the parties have also agreed on the following matters.

    ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours until the effective time of the merger, each party will provide the other side reasonable access to all of its properties, books, contracts, commitments and records. In addition, the parties will provide to each other (1) access to all reports, schedules and other documents that they or their subsidiaries filed or received under federal or state securities laws or filed with or sent to the SEC, the Federal Energy

Regulatory Commission, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any other U.S. federal or state regulatory agency or commission, and (2) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders, and other matters that the other party may reasonably request in connection with any filings, applications, or approvals required under the merger agreement. Each party will hold in strict confidence all information furnished to it in connection with the merger.

    REGULATORY MATTERS. CTG Resources and Energy East will cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain required governmental consents by December 29, 2000.

    SHAREHOLDER APPROVAL. CTG Resources will take all steps necessary to hold the special meeting to obtain the necessary two-thirds vote to approve the merger. Subject to their fiduciary duties, the CTG Resources board of directors will recommend to the shareholders the approval of the merger agreement.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent these individuals are not otherwise indemnified, Energy East and the surviving company have agreed to indemnify, after the effective time of the merger, each individual who has ever been an officer, director or employee of CTG Resources or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Energy East provided written consent to the settlement) arising out of actions or omissions occurring at or before the effective time of the merger that are at least in part (1) based on the fact that such individual served as a director, officer or employee of CTG Resources or one of its subsidiaries or (2) based on the transactions contemplated by the merger agreement. Energy East will advance to the indemnified party, upon request, reimbursement of documented expenses reasonably incurred. Independent counsel mutually acceptable to Energy East and the indemnified individual will make all necessary determinations to decide whether an indemnified individual's conduct complies with the standards for indemnification established by Connecticut law and the governing certificate of incorporation and by-laws. These rights to indemnification will continue for at least six years after the effective time of the merger.

    INSURANCE. For six years after the effective time of the merger, Energy East will either (1) maintain liability insurance policies for the benefit of those directors and officers of CTG Resources and its subsidiaries who are currently covered or (2) provide tail coverage for those directors and officers. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that CTG Resources currently pays.

    PUBLIC ANNOUNCEMENTS. Subject to their legal obligations to disclose information, CTG Resources and Energy East will cooperate with each other in the development and distribution of all news releases and other public information disclosures about the merger agreement and the merger. In addition, they will not issue any public announcement or statement without the consent of the other party (the consent cannot be withheld unreasonably).

    EMPLOYEE AGREEMENTS. Except as provided below, Energy East and its subsidiaries will honor, without modification, all existing contracts, agreements and commitments of CTG Resources that were entered into before June 29, 1999, and apply to current or former employees and directors of CTG Resources.

    Energy East and CTG Resources intend to continue their present strategy of achieving workforce reductions through attrition, instead of through involuntary layoffs. If any reductions in workforce become necessary in the future, they will be made on a fair and equitable basis, giving consideration to previous work history, job experience, qualifications and business needs without regard to whether employment before the merger was with CTG Resources or its subsidiaries or Energy East or its subsidiaries. Any employees whose employment is terminated or whose jobs are eliminated will have a right to participate, on a fair and equitable basis, in the job opportunity and employment placement programs offered by Energy East, the surviving company or any of its subsidiaries. Any workforce reductions carried out after the effective time of the merger will be done in accordance with all applicable collective bargaining agreements and all relevant laws and regulations, including the Worker Adjustment and Retraining Notification Act and any similar U.S. federal, state or local law.

    EMPLOYEE BENEFIT PLANS. For at least 18 months after the merger becomes effective, Energy East must provide all employees of CTG Resources and its subsidiaries who are covered by benefit plans and who are not covered by collective bargaining agreements with benefits that are at least as favorable as the benefits they receive immediately before the merger. Further, all employees of CTG Resources and its subsidiaries who are covered by benefit plans and who are not covered by collective bargaining agreements will receive credit, for all purposes other than benefit accrual, for their service with CTG Resources or any of its subsidiaries. Finally, after the merger becomes effective, those employees who are participants in the Connecticut Natural Gas's officers' retirement plan immediately before the merger will continue to accrue benefits under terms at least as favorable as the terms currently in effect.

    CTG RESOURCES'S STOCK PLANS. With respect to CTG Resources's stock plans, both companies will take all necessary actions to:

    - provide for the issuance or purchase in the open market of Energy East shares rather than CTG Resources shares under those plans, and to make other changes in the CTG Resources stock plans to reflect the merger agreement;

    - obtain CTG Resources shareholder approval with respect to the CTG Resources stock plans to the extent this approval is required to comply with the Exchange Act (and the rules and regulations promulgated thereunder), the Internal Revenue Code or other applicable law;

    - reserve for issuance under the CTG Resources stock plans or otherwise provide a sufficient number of Energy East shares for delivery upon payment of benefits, grant of awards, or exercise of options under these plans;

    - file all required registration statements and amendments that are necessary to register the Energy East shares that are subject to the CTG Resources stock plans; and

    - cancel each outstanding option to purchase CTG Resources shares, whether or not the option has vested, in exchange for a cash payment equal to (1) the excess of $41.00 over the exercise price of the option, multiplied by
      (2) the number of shares covered by the option, less applicable tax and withholding.

    In addition, restricted shares granted under the Connecticut Natural Gas's executive restricted stock plan will become fully vested, and owners of these shares will have the opportunity, along with other shareholders, to receive either cash or Energy East shares in exchange for their shares. Employees who are participants in CTG Resources's annual incentive plan but who have not entered into an employment agreement with CTG Resources, the benefits of which are triggered by a change of control, will be entitled to participate on a pro rata basis in an Energy East annual incentive plan for the remainder of the fiscal year of Energy East in which the merger occurs.

    EXPENSES. Except for those expenses incurred in connection with the printing and filing of this proxy statement/prospectus (which expenses are being shared equally by CTG Resources and Energy East) and except as described under "-- Termination, Amendment and Waiver," both parties will pay their own costs and expenses incurred in connection with the merger.

    FURTHER ASSURANCES. Each party and its subsidiaries will execute all additional documents and instruments and take all other actions that the other party may reasonably request in order to complete the merger.

    CORPORATE OFFICES. After the effective time of the merger, the corporate headquarters of the surviving company will be located in Hartford, Connecticut. At and subsequent to the effective time of the merger, the corporate headquarters of XENERGY Enterprises, a wholly owned subsidiary of Energy East, will also be located in Connecticut.

    COMMUNITY INVOLVEMENT. After the effective time of the merger, Energy East or the surviving company will make annual charitable contributions of at least $500,000 to the communities that the surviving company serves, and otherwise maintain a substantial level of involvement in community activities in the State of Connecticut that is at least as high as the level of community development and related activities currently carried on by CTG Resources.

    ADVISORY BOARD. The surviving company will set up an advisory board comprised of the individuals who were directors of CTG Resources immediately before the effective time of the merger. The advisory board will meet at least quarterly and will provide advice to the surviving company board of directors as requested. The members of the advisory board, who will serve at the discretion of the surviving company, will receive remuneration for their services equivalent to that currently provided to non-officer directors of CTG Resources.

CONDITIONS

    MUTUAL CONDITIONS. The obligations of CTG Resources, Energy East and Oak Merger Co. to complete the merger are subject to satisfaction of the following conditions:

    - CTG Resources shareholders must have approved the merger agreement and the merger.

    - No U.S. federal or state court may have issued a temporary restraining order or injunction that prevents completion of the merger, and there is no U.S. federal or state law or regulation prohibiting the merger.

    - The SEC must have declared effective the registration statement pertaining to the Energy East shares to be issued in connection with the merger.

    - The New York Stock Exchange must have approved for listing the Energy East shares to be issued in the merger.

    - CTG Resources and Energy East must have obtained the requisite governmental approvals by the effective time of the merger and all applicable waiting periods must have expired. In addition, no governmental authority may have imposed terms or conditions that would have a material adverse effect on either CTG Resources or Energy East. The parties have agreed that, although a requirement that Energy East become a registered holding company under the Public Utility Holding Company Act would not constitute a term or condition having a material adverse effect on either CTG Resources or Energy East, a requirement that Energy East divest its ownership of NYSEG would constitute a term or condition having a material adverse effect.

    CONDITIONS TO OBLIGATIONS OF ENERGY EAST. The obligations of Energy East to complete the merger are contingent on the satisfaction of, or waiver by Energy East of, the following conditions:

    - CTG Resources must have performed in all material respects the agreements and covenants required by the merger agreement.

    - The representations and warranties of CTG Resources contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy of the representations and warranties would not reasonably be expected to have a material adverse effect on CTG Resources.

    - CTG Resources must have provided Energy East with a certificate, dated the closing date of the merger, signed by CTG Resources's chief financial officer regarding satisfaction of the two preceding conditions.

    - CTG Resources has not suffered a material adverse effect, and there is no fact or circumstance, unless it was disclosed in the schedules to the merger agreement or in CTG Resources's public documents prior to June 29, 1999, that is reasonably likely to have a material adverse effect on CTG Resources.

    - CTG Resources must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on CTG Resources.

    - Each affiliate of CTG Resources must have signed an agreement stating that the affiliate will not sell the Energy East shares that it receives in the merger, except in accordance with Rule 145 promulgated under the Securities Act.

    - Attorneys for Energy East must have furnished to Energy East an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    CONDITIONS TO OBLIGATIONS OF CTG RESOURCES. The obligations of CTG Resources to complete the merger agreement and the merger are contingent on the satisfaction of, or waiver by CTG Resources of, the following conditions:

    - Energy East must have performed in all material respects the agreements and covenants required by the merger agreement.

    - The representations and warranties of Energy East contained in the merger agreement must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless any inaccuracy of the representations and warranties would not reasonably be expected to have a material adverse effect on Energy East.

    - Energy East must have provided CTG Resources with a certificate, dated the closing date of the merger, signed by Energy East's executive vice president and general counsel regarding satisfaction of the two preceding conditions.

    - Energy East has not suffered a material adverse effect, and there is no fact or circumstance, unless it was disclosed in Energy East's public documents prior to June 29, 1999, that is reasonably likely to have a material adverse effect on Energy East.

    - Energy East must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on Energy East.

    - Attorneys for CTG Resources must have furnished to CTG Resources an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION. The merger agreement may be terminated at any time before the effective time of the merger, even after the CTG Resources shareholders have already approved it (unless otherwise noted below):

    - by mutual written consent of the CTG Resources board of directors and the Energy East board of directors;

    - by either CTG Resources or Energy East if they have not completed the merger by June 29, 2000 (or December 29, 2000, if the only barrier to the closing of the merger is the inability to obtain the requisite governmental approvals), so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement;

    - by either CTG Resources or Energy East if any state or federal law prohibits the merger (this determination must be supported by the written opinion of outside counsel) or if any state or federal court of competent jurisdiction issues a final and nonappealable decision that permanently enjoins the merger;

    - by CTG Resources, before its shareholders approve the merger agreement, if CTG Resources is not in breach of the merger agreement and, as a result of an Alternative Proposal, the CTG Resources board of directors determines in good faith that

       - the Alternative Proposal is financially superior to the merger and the third party making the Alternative Proposal has obtained or, in the reasonable judgment of CTG Resources's financial advisor, can obtain the necessary financing; and

       - after consultation with its financial advisor and based upon the advice of outside counsel and other relevant matters, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; provided that before CTG Resources may terminate the merger agreement:

           (1) CTG Resources must give Energy East five days' prior notice of its intent to accept the alternative acquisition proposal; and

           (2) CTG Resources and its financial and legal advisors must give Energy East a reasonable opportunity during this five-day period to make any adjustments in the terms of the merger agreement that would allow CTG Resources to proceed with the merger, and must negotiate with Energy East towards adjusting the merger agreement so as to enable the merger to proceed;

    - by CTG Resources if:

       - Energy East has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on Energy East, and Energy East does not cure the breach within 20 days of receiving written notice of the breach from CTG Resources; or

    - by Energy East if:

       - CTG Resources has breached any of its representations, warranties or covenants in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on CTG Resources, and CTG Resources does not cure the breach within 20 days of receiving written notice of the breach from Energy East; or

       - the CTG Resources board of directors or any committee thereof (1) withdraws or modifies in any manner adverse to Energy East its approval or recommendation of the merger agreement or the merger, (2) fails to reaffirm its approval or recommendation upon Energy

         East's request within two days of that request, (3) approves or recommends any acquisition of CTG Resources or a material portion of its assets or any tender offer for the shares of capital stock of CTG Resources by someone other than Energy East or any of its affiliates, or (4) resolves to take any of these actions.

    EFFECT OF TERMINATION. CTG Resources and Energy East have agreed that, if either of them terminates the merger agreement for any reason outlined above, the merger agreement -- except for the provisions concerning expenses, termination fees, confidentiality of information subject to the terms of a confidentiality agreement, waiver of a jury trial and certain damages and enforcement of the agreement -- will become void and have no effect, without any liability on the part of any party, their officers or their directors. Nonetheless, if either party materially breaches any provision of the merger agreement and the other party consequently terminates the agreement, then the breaching party will have to give the other party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the other party not in excess of $4 million. However, if the breach is willful, the merger agreement does not limit the amount of damages that the nonbreaching party may seek.

    CTG Resources must pay Energy East a termination fee of $14 million plus fees and expenses up to $4 million if the merger agreement is terminated for any of the following reasons:

    - the CTG Resources board of directors decides to pursue an Alternative Proposal;

    - CTG Resources shareholders fail to approve the merger by June 29, 2000, but only if there was an Alternative Proposal outstanding at the time of the special meeting and if, within two years of such termination, CTG Resources enters into a definitive agreement to complete or actually does complete an Alternative Proposal; or

    - the CTG Resources board of directors withdraws, modifies, or fails to affirm its approval or recommendation to CTG Resources shareholders, but only if there was an Alternative Proposal outstanding at the time of the termination and if, within two years of such termination, CTG Resources enters into a definitive agreement to complete or actually does complete an Alternative Proposal.

    AMENDMENT. The parties' boards of directors may amend the merger agreement at any time before the effective time of the merger, whether or not the CTG Resources shareholders have already approved the agreement. After CTG Resources shareholder approval, however, no such amendment can (1) alter the merger consideration or the mechanics of the share exchange or (2) change any of the terms and conditions of the merger agreement if any of the changes would materially adversely affect the rights of CTG Resources shareholders (except for changes that could otherwise be adopted by the CTG Resources board of directors without the further approval of the CTG Resources shareholders).

    WAIVER. At any time before the effective time of the merger, to the extent permitted by applicable law, the parties may extend the time for the performance of any of the obligations or other acts required by the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of CTG Resources shares as of June 30, 1999, by (1) each director, (2) the chief executive officer and each of the other four most highly compensated executive officers of CTG Resources (determined as of the completion of CTG Resources's last fiscal year) and (3) all executive officers and directors as a group. None of the individuals listed below beneficially owns more than 1% of the outstanding CTG Resources shares.

                                                                                                        NUMBER OF CTG
                                                                                                       RESOURCES SHARES
NAME                                                                  TITLE                           BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------------  ------------------

Arthur C. Marquardt.......................... Chairman, President and Chief Executive Officer                18,899

James P. Bolduc.............................. Executive Vice President and Chief Financial Officer           16,590

James P. Laurito............................. President (TEN)                                                   806

Reginald L. Babcock.......................... Vice President, General Counsel and Secretary                  10,751

Anthony C. Mirabella......................... Senior Vice President, District Heating and Cooling            14,979
                                             (TEN)

Bessye W. Bennett............................ Director                                                        1,164

Herman J. Fonteyne........................... Director                                                        3,395

Victor H. Frauenhofer........................ Director                                                       37,047

Beverly L. Hamilton.......................... Director                                                        1,635

Harvey S. Levenson........................... Director                                                        6,947

Denis L. Mullane............................. Director                                                        2,409

Richard J. Shima............................. Director                                                        9,357

Lawrence A. Tanner........................... Director                                                        2,595

Michael W. Tomasso........................... Director                                                        2,208

All directors and executive officers as a
  group, including those 14 individuals named
  above......................................                                                               133,731(1)

------------------------

(1)  Constituting approximately 1.5% of outstanding CTG Resources shares.

    To the knowledge of CTG Resources, no person or group of persons is the beneficial owner of more than 5% of CTG Resources shares.

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to reflect the sales of Energy East's generation assets, the CTG Resources merger, the Connecticut Energy merger, the sale of CMP Group's generation assets and the CMP Group merger. The unaudited pro forma combined condensed financial statements are organized as follows: first, statements are presented to reflect the sales of Energy East's generation assets and the CTG Resources merger; second, statements are presented to reflect the sales of Energy East's generation assets, the CTG Resources merger and the Connecticut Energy merger; and finally, statements are presented to reflect the sales of Energy East's generation assets, the CTG Resources merger, the Connecticut Energy merger, the sale of CMP Group's generation assets and the CMP Group merger.

    All three mergers will be accounted for as purchases. The nonutility assets and liabilities of CTG Resources, Connecticut Energy and CMP Group will be recorded in Energy East's consolidated financial statements at their estimated fair values at the respective closing dates. The assets and liabilities of the regulated utilities will not be revalued. See "The Merger -- Accounting Treatment."

    The unaudited pro forma combined condensed financial statements reflect preliminary purchase accounting adjustments in compliance with generally accepted accounting principles. Estimates relating to the fair value of some assets, liabilities and other events have been made as more fully described in the notes to the financial statements. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the closing dates of the CTG Resources merger, the Connecticut Energy merger and the CMP Group merger on the basis of appraisals and evaluations. Therefore, actual amounts may differ from those reflected below.

    The unaudited pro forma combined condensed balance sheets assume that the mergers and the sale of Energy East's nuclear generation assets occurred on June 30, 1999; the actual balance sheet data for June 30, 1999 already include the sale of Energy East's coal-fired generation assets and the sale of CMP Group's steam and hydro generation assets, which occurred prior to that date. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999 and the unaudited pro forma combined condensed statements of income for the year ended December 31, 1998 assume that each of the mergers and all of the sales of the generation assets were completed on January 1, 1998. For purposes of pro forma presentation for the year ended December 31, 1998, CTG Resources's and Connecticut Energy's consolidated statements of income for their September 30, 1998 fiscal year are used.

    The following pro forma financial statements should be read in conjunction with the consolidated historical financial statements and the related notes of Energy East, CTG Resources, Connecticut Energy and CMP Group, which are incorporated by reference. See "Where You Can Find More Information."

    The following pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the sales and the mergers been completed on January 1, 1998 or June 30, 1999, as assumed above; nor is the information necessarily indicative of future financial position or operating results.

    Fifty-five percent of the CTG Resources shares outstanding immediately prior to the effective time of the CTG Resources merger will be converted into the right to receive $41.00 per share in cash, and 45% will be converted into, on a per share basis, a number of Energy East shares valued at $41.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each CTG Resources share will be between 1.3609 and 1.7320, based on the closing prices of Energy East shares on the New York Stock Exchange during the 20-trading-day period ending two trading days before the effective time of the CTG Resources merger.

    Half of the Connecticut Energy shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive $42.00 per share in cash, and half will be converted into, on a per share basis, a number of Energy East shares valued at $42.00, subject to restrictions on the maximum and minimum number of Energy East shares to be issued. The number of Energy East shares to be exchanged for each Connecticut Energy share will be between 1.43 and 1.82, based on the closing prices of Energy East shares on the New York Stock Exchange during the 20-trading-day period ending two trading days before the effective time of the merger.

    Each CMP Group share outstanding immediately prior to the effective time of the CMP Group merger will be converted into the right to receive $29.50 in cash.

    Energy East expects to issue long-term debt, the proceeds of which, along with the proceeds from the sales of its generation assets and internally generated funds, will be used to help fund the cash portion of the consideration in the CTG Resources merger, the Connecticut Energy merger and the CMP Group merger, and to help fund Energy East's ongoing share repurchase program. The unaudited pro forma financial statements, for illustrative purposes, reflect the issuance of the long-term debt and the use of all of the proceeds to help fund the consideration paid to CMP Group shareholders.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE
     SALES OF ENERGY EAST'S GENERATION ASSETS AND THE CTG RESOURCES MERGER

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
      GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS
                          AND THE CTG RESOURCES MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                  SALE OF        SUB TOTAL                         CTG
                                                  NUCLEAR        PRO FORMA                      RESOURCES
                                                GENERATION      ENERGY EAST        CTG           MERGER
                                ENERGY EAST      PRO FORMA      AND NUCLEAR     RESOURCES       PRO FORMA           PRO FORMA
                                  ACTUAL      ADJUSTMENTS(1)    GENERATION       ACTUAL        ADJUSTMENTS         ENERGY EAST
                                -----------   ---------------   -----------   -------------   -------------        -----------
                                                                        (in thousands)
Assets

Current Assets
  Cash and cash equivalents...  $1,291,845       $  27,900      $1,319,745      $ 36,013        $(195,013)(5)      $1,160,745
  Special deposits............         911                             911                                                911
  Accounts receivable, net....     133,094                         133,094        35,704                              168,798
  Other.......................     173,816                         173,816        20,411                              194,227
                                -----------   ---------------   -----------   -------------   -------------        -----------
      Total Current Assets....   1,599,666          27,900       1,627,566        92,128         (195,013)          1,524,681
Utility Plant, at Original
  Cost........................   4,129,975        (833,693)      3,296,282       520,743                            3,817,025
  Less accumulated
    depreciation..............   1,983,423        (824,998)      1,158,425       189,059                            1,347,484
                                -----------   ---------------   -----------   -------------   -------------        -----------
      Net utility plant in
        service...............   2,146,552          (8,695)      2,137,857       331,684                            2,469,541
      Construction work in
        progress..............       9,252                           9,252         5,956                               15,208
                                -----------   ---------------   -----------   -------------   -------------        -----------
      Total Utility Plant.....   2,155,804          (8,695)      2,147,109       337,640                            2,484,749
Other Property and
  Investments, Net............      99,328         (23,717)         75,611        12,476                               88,087
Regulatory Assets.............     249,033          26,571         275,604         6,781                              282,385
Other Assets..................      25,329                          25,329        28,416            3,540(6)           57,285
Goodwill......................          --              --              --            --          221,989(6)(7)(8)    221,989
                                -----------   ---------------   -----------   -------------   -------------        -----------
      Total Assets............  $4,129,160       $  22,059      $4,151,219      $477,441        $  30,516          $4,659,176
                                -----------   ---------------   -----------   -------------   -------------        -----------
                                -----------   ---------------   -----------   -------------   -------------        -----------

The notes on pages 78 and 79 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
      GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS
                          AND THE CTG RESOURCES MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                  SALE OF        SUB TOTAL                         CTG
                                                  NUCLEAR        PRO FORMA                      RESOURCES
                                                GENERATION      ENERGY EAST        CTG           MERGER
                                ENERGY EAST      PRO FORMA      AND NUCLEAR     RESOURCES       PRO FORMA      PRO FORMA
                                  ACTUAL      ADJUSTMENTS(1)    GENERATION       ACTUAL        ADJUSTMENTS    ENERGY EAST
                                -----------   ---------------   -----------   -------------   -------------   -----------
                                                                     (in thousands)
Liabilities

Current Liabilities
  Current portion of long-term
    debt......................  $    2,018                      $    2,018      $  3,237                      $    5,255
  Current portion of preferred
    stock of subsidiary.......          --                              --
  Notes payable...............          --                              --
  Taxes accrued...............     298,215       $ (17,271)        280,944                                       280,944
  Other.......................     227,554          21,550         249,104        43,190        $   3,500(8)     295,794
                                -----------   ---------------   -----------   -------------   -------------   -----------
      Total Current
        Liabilities...........     527,787           4,279         532,066        46,427            3,500        581,993
Regulatory Liabilities
  Gain on sale of generation
    assets....................          --                              --
  Other.......................     106,127           9,300         115,427        78,840                         194,267
                                -----------   ---------------   -----------   -------------   -------------   -----------
      Total Regulatory
        Liabilities...........     106,127           9,300         115,427        78,840                         194,267
Deferred income taxes.........     215,920          17,271         233,191                          1,239(10)    234,430
Other.........................     321,349         (23,717)        297,632                                       297,632
Long-term debt................   1,386,621                       1,386,621       217,516                       1,604,137
                                -----------   ---------------   -----------   -------------   -------------   -----------
      Total Liabilities.......   2,557,804           7,133       2,564,937       342,783            4,739      2,912,459
Commitments
Preferred stock redeemable
  solely at the option of
  subsidiary..................      10,131                          10,131           879                          11,010
Preferred stock subject to
  mandatory redemption
  requirements................      25,000                          25,000                                        25,000
Common Stock Equity
  Common stock Energy East
  ($.01 par value, 300,000
  shares authorized and
  115,878 shares outstanding
  as of June 30, 1999)........       1,174                           1,174                             61(9)       1,235
Common Stock Equity
  Common stock CTG Resources
  (no par value, 20,000 shares
  authorized and 8,648 shares
  outstanding as of June 30,
  1999)
Capital in excess of par
  value.......................     819,960                         819,960        67,448           92,047(9)     979,455
Retained earnings.............     754,088          14,926         769,014        66,841          (66,841)       769,014
Unearned compensation--
  restricted stock awards.....                                                      (510)             510             --
Treasury stock, at cost (1,500
  shares at June 30, 1999)....     (38,997)                        (38,997)                                      (38,997)
                                -----------   ---------------   -----------   -------------   -------------   -----------
      Total Common Stock
        Equity................   1,536,225          14,926       1,551,151       133,779           25,777      1,710,707
                                -----------   ---------------   -----------   -------------   -------------   -----------
      Total Liabilities and
        Shareholders'
        Equity................  $4,129,160       $  22,059      $4,151,219      $477,441        $  30,516     $4,659,176
                                -----------   ---------------   -----------   -------------   -------------   -----------
                                -----------   ---------------   -----------   -------------   -------------   -----------

The notes on pages 78 and 79 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                          AND THE CTG RESOURCES MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                                 FISCAL YEAR
                                FISCAL YEAR                        SUB TOTAL        ENDED           CTG
                                   ENDED          SALES OF         PRO FORMA    SEPTEMBER 30,    RESOURCES
                                DECEMBER 31,   GENERATION PRO     ENERGY EAST       1998        MERGER PRO
                                1998 ENERGY        FORMA              AND       CTG RESOURCES      FORMA         PRO FORMA
                                EAST ACTUAL    ADJUSTMENTS(1)     GENERATION       ACTUAL       ADJUSTMENTS     ENERGY EAST
                                ------------   --------------     -----------   -------------   -----------     -----------
                                                         (in thousands, except per share amounts)
Operating Revenues
  Sales and services..........   $2,499,418      $(589,201)       $ 1,910,217     $282,748                      $ 2,192,965

Operating Expenses
  Fuel used in electricity
    generation................      239,258       (239,247)                11                                            11
  Electricity purchased.......      752,978       (151,287)           601,691                                       601,691
  Natural gas purchased.......      158,656                           158,656      143,959                          302,615
  Other operating expenses....      366,403        (61,276)           305,127       52,349                          357,476
  Maintenance.................      111,502        (38,517)            72,985        8,361                           81,346
  Depreciation and
    amortization..............      191,073        (82,906)           108,167       19,305        $ 5,550(11)       133,022
  Other taxes.................      204,709        (31,540)           173,169       19,725                          192,894
                                ------------   --------------     -----------   -------------   -----------     -----------

      Total Operating
        Expenses..............    2,024,579       (604,773)         1,419,806      243,699          5,550         1,669,055
                                ------------   --------------     -----------   -------------   -----------     -----------

Operating Income..............      474,839         15,572            490,411       39,049         (5,550)          523,910
Other Income and Deductions...        9,318                             9,318       (2,521)                           6,797
Interest Charges, Net.........      125,557         (1,646)           123,911       15,924                          139,835
Preferred Stock Dividends of
  Subsidiary..................        8,583                             8,583           61                            8,644
                                ------------   --------------     -----------   -------------   -----------     -----------

Income Before Federal Income
  Taxes.......................      331,381         17,218            348,599       25,585         (5,550)          368,634
Federal Income Taxes..........      137,176           (330)(10)       136,846       10,450             --(10)       147,296
                                ------------   --------------     -----------   -------------   -----------     -----------

Net Income....................   $  194,205      $  17,548        $   211,753     $ 15,135        $(5,550)      $   221,338
                                ------------   --------------     -----------   -------------   -----------     -----------
                                ------------   --------------     -----------   -------------   -----------     -----------
Earnings Per Share, basic and
  diluted.....................   $     1.51                                                                     $      1.64

Average Common Shares
  Outstanding.................      128,742                                                         6,107(12)       134,849

The notes on pages 78 and 79 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                          AND THE CTG RESOURCES MERGER
                         SIX MONTHS ENDED JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                                                    CTG
                                                 SALES OF      SUB TOTAL PRO                     RESOURCES
                                              GENERATION PRO    FORMA ENERGY         CTG         MERGER PRO
                                ENERGY EAST       FORMA           EAST AND        RESOURCES        FORMA        PRO FORMA
                                  ACTUAL      ADJUSTMENTS(1)     GENERATION        ACTUAL       ADJUSTMENTS    ENERGY EAST
                                -----------   --------------   --------------   -------------   ------------   -----------
                                                         (in thousands, except per share amounts)
Operating Revenues
  Sales and services..........  $1,162,365       $(86,301)       $1,076,064       $165,226                     $1,241,290

Operating Expenses
  Fuel used in electricity
    generation................      74,756        (58,082)           16,674                                        16,674
  Electricity purchased.......     333,665         22,524           356,189                                       356,189
  Natural gas purchased.......     101,529                          101,529         81,453                        182,982
  Other operating expenses....     153,019        (19,613)          133,406         27,750                        161,156
  Maintenance.................      45,524        (10,428)           35,096          3,918                         39,014
  Depreciation and
    amortization..............     593,805        (34,072)          559,733         10,133        $ 2,775(11)     572,641
  Other taxes.................     110,640        (10,242)          100,398         10,361                        110,759
  Gain on sale of generation
    assets....................    (674,572)                        (674,572)                                     (674,572)
  Writeoff of Nine Mile Point
    2.........................      69,930                           69,930                                        69,930
                                -----------   --------------   --------------   -------------   ------------   -----------
      Total Operating
        Expenses..............     808,296       (109,913)          698,383        133,615          2,775         834,773
                                -----------   --------------   --------------   -------------   ------------   -----------

Operating Income..............     354,069         23,612           377,681         31,611         (2,775)        406,517
Other Income and Deductions...     (14,360)         1,692           (12,668)           (46)                       (12,714)
Interest Charges, Net.........      64,901           (372)           64,529          8,609                         73,138
Preferred Stock Dividends of
  Subsidiary..................       1,721                            1,721             31                          1,752
                                -----------   --------------   --------------   -------------   ------------   -----------

Income Before Federal Income
  Taxes.......................     301,807         22,292           324,099         23,017         (2,775)        344,341
Federal Income Taxes..........     159,276         11,824(10)       171,100         11,587             --(10)     182,687
                                -----------   --------------   --------------   -------------   ------------   -----------

Net Income....................  $  142,531       $ 10,468        $  152,999       $ 11,430        $(2,775)     $  161,654
                                -----------   --------------   --------------   -------------   ------------   -----------
                                -----------   --------------   --------------   -------------   ------------   -----------
Earnings Per Share, basic and
  diluted.....................  $     1.19                                                                     $     1.28

Average Common Shares
  Outstanding.................     119,763                                                          6,107(12)     125,870

The notes on pages 78 and 79 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

  NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING
             EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS
                          AND THE CTG RESOURCES MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999, has been adjusted to give effect to the sale of Energy East's 18% interest in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, and the CTG Resources merger. The actual balance sheet for June 30, 1999, includes the sales of Energy East's coal-fired generation assets that were completed this year prior to June 30, 1999. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999, and the twelve months ended December 31, 1998, give effect to all of the sales of Energy East's generation assets and the CTG Resources merger as if those events occurred on January 1, 1998.

    The generation adjustments on the pro forma balance sheet represent the amount of utility plant and fuel sold. Cash received, regulatory assets affected and liabilities incurred related to the sale, such as income taxes and estimated transaction costs, are also reflected in the adjustments.

    The generation adjustments on the pro forma income statements, which were based upon certain assumptions, do not reflect nonrecurring charges and credits related to the sale of the plants. Operating expense and maintenance expense include all amounts directly related to the operation and maintenance of generation plus corporate administrative and general costs allocated based on net revenues.

NOTE 2. ACCOUNTING METHOD.

    The CTG Resources merger will be accounted for as an acquisition of CTG Resources by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CTG Resources based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Connecticut Natural Gas will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 3. MERGER.

    The historical consolidated financial statements of Energy East and CTG Resources for the years ended December 31, 1998, and September 30, 1998, and as of and for the six months ended June 30, 1999, have been adjusted to give effect to the CTG Resources merger.

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING.

    The pro forma earnings per share and number of average shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999, and the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share. The following table presents the range of shares that could be issued based on various potential conversion ratios under the merger agreement:

Conversion ratio.......................................       1.36       1.57       1.73
Number of shares (thousands)...........................      5,296      6,107      6,740

NOTE 5. CASH CONSIDERATION.

    Reflects the cash consideration paid to CTG Resources shareholders based on a purchase price per share of $41.00 for 55% of the shares outstanding.

NOTE 6. OTHER ASSETS.

    Reflects the recognition of an other asset and reduction of goodwill for the estimated difference between CTG Resources's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 7. GOODWILL.

    Reflects the recognition of an amount of goodwill equal to the excess of the estimated purchase price of $355 million over the estimated net fair value of the assets and liabilities of CTG Resources acquired of $134 million, plus estimated transaction costs of $3.5 million related to the merger, reduced by the estimated difference between CTG Resources's pension and other postretirement obligations and the fair value of the respective plan assets.

NOTE 8. MERGER-RELATED COSTS.

    Energy East and CTG Resources will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $3.5 million, which is included in goodwill. CTG Resources expects to incur approximately $5.5 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 9. COMMON STOCK.

    Reflects the Energy East shares to be issued to CTG Resources shareholders in exchange for 45% of their CTG Resources shares, assuming a conversion ratio of 1.57 Energy East shares per CTG Resources share, and the purchase of 55% of their CTG Resources shares for cash.

NOTE 10. INCOME TAXES.

    Income taxes on the pro forma income statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible.

NOTE 11. AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, for financial accounting purposes, over a 40-year period. The goodwill is not amortizable for tax purposes.

NOTE 12. ENERGY EAST SHARES ISSUED.

    Reflects the number of Energy East shares to be issued in the merger assuming a conversion of 45% of the CTG Resources shares into 1.57 Energy East shares per CTG Resources share.

NOTE 13. NET INCOME FOR THREE MONTHS ENDED DECEMBER 31, 1998.

    CTG Resources's revenues for the three months ended December 31, 1998, were $81.7 million, and net income for the same period was $5.7 million or 65 cents per share, diluted.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT TO THE
       SALES OF ENERGY EAST'S GENERATION ASSETS, THE CTG RESOURCES MERGER
                       AND THE CONNECTICUT ENERGY MERGER

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS,
           THE CTG RESOURCES MERGER AND THE CONNECTICUT ENERGY MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                             ENERGY EAST,
                                          GENERATION AND CTG   CONNECTICUT  CONNECTICUT ENERGY
                                            RESOURCES PRO       ENERGY       MERGER PRO FORMA          PRO FORMA
                                               FORMA(1)         ACTUAL         ADJUSTMENTS            ENERGY EAST
                                          ------------------   ---------    ------------------        -----------
                                                                      (in thousands)
Assets

Current Assets
  Cash and cash equivalents.............      $1,160,745       $   5,966       $(218,140)(5)          $   948,571
  Special deposits......................             911                                                      911
  Accounts receivable, net..............         168,798          32,778                                  201,576
  Other.................................         194,227           9,894                                  204,121
                                          ------------------   ---------    ------------------        -----------

    Total Current Assets................       1,524,681          48,638        (218,140)               1,355,179

Utility Plant, at Original Cost.........       3,817,025         415,728                                4,232,753
  Less accumulated depreciation.........       1,347,484         145,411                                1,492,895
                                          ------------------   ---------    ------------------        -----------

    Net utility plant in service........       2,469,541         270,317                                2,739,858

  Construction work in progress.........          15,208           6,243                                   21,451
                                          ------------------   ---------    ------------------        -----------

    Total Utility Plant.................       2,484,749         276,560                                2,761,309

Other Property and Investments, Net.....          88,087           9,842                                   97,929
Regulatory Assets.......................         282,385          81,392                                  363,777
Other Assets............................          57,285          47,195           7,016(6)               111,496
Goodwill................................         221,989                         244,800(6)(7)(8)         466,789
                                          ------------------   ---------    ------------------        -----------

    Total Assets........................      $4,659,176       $ 463,627       $  33,676              $ 5,156,479
                                          ------------------   ---------    ------------------        -----------
                                          ------------------   ---------    ------------------        -----------

The notes on pages 84 and 85 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS,
           THE CTG RESOURCES MERGER AND THE CONNECTICUT ENERGY MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                           ENERGY EAST,                      CONNECTICUT
                                          GENERATION AND                    ENERGY MERGER
                                          CTG RESOURCES     CONNECTICUT       PRO FORMA        PRO FORMA
                                           PRO FORMA(1)    ENERGY ACTUAL     ADJUSTMENTS      ENERGY EAST
                                          --------------   -------------    -------------     -----------
                                                                  (in thousands)
Liabilities
Current Liabilities
  Current portion of long-term debt.....    $    5,255       $  1,629                         $     6,884
  Current portion of preferred stock of
    subsidiary..........................            --                                                 --
  Notes payable.........................            --          4,150                               4,150
  Taxes accrued.........................       280,944         10,156                             291,100
  Other.................................       295,794         23,702        $     4,500(8)       323,996
                                          --------------   -------------    -------------     -----------
      Total Current Liabilities.........       581,993         39,637              4,500          626,130
Regulatory Liabilities
  Gain on sale of generation assets.....            --                                                 --
  Other.................................       194,267          2,111                             196,378
                                          --------------   -------------    -------------     -----------
      Total Regulatory Liabilities......       194,267          2,111                             196,378
Deferred income taxes...................       234,430         74,923              2,456(9)       311,809
Other...................................       297,632          6,990                             304,622
Long-term debt..........................     1,604,137        148,458                           1,752,595
                                          --------------   -------------    -------------     -----------
      Total Liabilities.................     2,912,459        272,119              6,956        3,191,534
Commitments.............................            --             88                                  88
Preferred stock redeemable solely at the
  option of subsidiary..................        11,010                                             11,010
Preferred stock subject to mandatory
  redemption requirements...............        25,000                                             25,000
Common Stock Equity
  Common stock Energy East
  ($.01 par value, 300,000 shares
  authorized and 121,985 shares
  outstanding as of June 30, 1999)......         1,235                                83(10)        1,318
Common Stock Equity
  Common stock Connecticut Energy
  ($1 par value, 30,000 shares
  authorized and 10,388 shares
  outstanding as of June 30, 1999)......                       10,388            (10,388)(10)          --
Capital in excess of par value..........       979,455        123,715             94,342(10)    1,197,512
Retained earnings.......................       769,014         57,317            (57,317)         769,014
Treasury stock, at cost
  (1,500 shares at June 30, 1999).......       (38,997)                                           (38,997)
                                          --------------   -------------    -------------     -----------
      Total Common Stock Equity.........    $1,710,707       $191,420        $    26,720      $ 1,928,847
                                          --------------   -------------    -------------     -----------
      Total Liabilities and
        Shareholders' Equity............    $4,659,176       $463,627        $    33,676      $ 5,156,479
                                          --------------   -------------    -------------     -----------
                                          --------------   -------------    -------------     -----------

The notes on pages 84 and 85 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS,
           THE CTG RESOURCES MERGER AND THE CONNECTICUT ENERGY MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                    FISCAL YEAR ENDED
                                                    DECEMBER 31, 1998                        CONNECTICUT
                                                      ENERGY EAST,      FISCAL YEAR ENDED       ENERGY
                                                     GENERATION AND     SEPTEMBER 30, 1998      MERGER
                                                      CTG RESOURCES        CONNECTICUT        PRO FORMA        PRO FORMA
                                                      PRO FORMA(1)        ENERGY ACTUAL      ADJUSTMENTS      ENERGY EAST
                                                    -----------------   ------------------   ------------     -----------
                                                                  (in thousands, except per share amounts)
Operating Revenues
  Sales and services..............................     $2,192,965            $242,431                         $ 2,435,396

Operating Expenses
  Fuel used in electricity generation.............             11                                                      11
  Electricity purchased...........................        601,691                                                 601,691
  Natural gas purchased...........................        302,615             120,572                             423,187
  Other operating expenses........................        357,476              51,471                             408,947
  Maintenance.....................................         81,346               3,701                              85,047
  Depreciation and amortization...................        133,022              16,904            $ 6,120(11)      156,046
  Other taxes.....................................        192,894              15,365                             208,259
                                                    -----------------        --------        ------------     -----------
  Total Operating Expenses........................      1,669,055             208,013              6,120        1,883,188
                                                    -----------------        --------        ------------     -----------

Operating Income..................................        523,910              34,418             (6,120)         552,208
Other Income and Deductions.......................          6,797              (2,331)                              4,466
Interest Charges, Net.............................        139,835              13,140                             152,975
Preferred Stock Dividends of Subsidiary...........          8,644                                                   8,644
                                                    -----------------        --------        ------------     -----------

Income Before Federal Income Taxes................        368,634              23,609             (6,120)         386,123

Federal Income Taxes..............................        147,296               4,598                 --(9)       151,894
                                                    -----------------        --------        ------------     -----------

Net Income........................................     $  221,338            $ 19,011            $(6,120)     $   234,229
                                                    -----------------        --------        ------------     -----------
                                                    -----------------        --------        ------------     -----------

Earnings Per Share, basic and diluted.............     $     1.64                                             $      1.64

Average Common Shares Outstanding.................        134,849                                  8,310(12)      143,159

The notes on pages 84 and 85 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and the number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS,
           THE CTG RESOURCES MERGER AND THE CONNECTICUT ENERGY MERGER
                         SIX MONTHS ENDED JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                 ENERGY EAST,
                                                GENERATION AND                   CONNECTICUT ENERGY
                                              CTG RESOURCES PRO    CONNECTICUT    MERGER PRO FORMA    PRO FORMA
                                                   FORMA(1)       ENERGY ACTUAL     ADJUSTMENTS      ENERGY EAST
                                              ------------------  -------------  ------------------  ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues
  Sales and services........................     $  1,241,290      $   141,541                       $  1,382,831

Operating Expenses
  Fuel used in electricity generation.......           16,674                                              16,674
  Electricity purchased.....................          356,189                                             356,189
  Natural gas purchased.....................          182,982           61,630                            244,612
  Other operating expenses..................          161,156           25,577                            186,733
  Maintenance...............................           39,014            1,870                             40,884
  Depreciation and amortization.............          572,641            8,820     $     3,060(11)        584,521
  Other taxes...............................          110,759            9,601                            120,360
  Gain on sale of generation assets.........         (674,572)                                           (674,572)
  Writeoff of Nine Mile Point 2.............           69,930                                              69,930
                                              ------------------  -------------  ------------------  ------------
  Total Operating Expenses..................          834,773          107,498              3,060         945,331
                                              ------------------  -------------  ------------------  ------------

Operating Income............................          406,517           34,043             (3,060)        437,500
Other Income and Deductions.................          (12,714)           1,115                            (11,599)
Merger Related Expenses.....................                             1,537                              1,537
Interest Charges, Net.......................           73,138            6,757                             79,895
Preferred Stock Dividends of Subsidiary.....            1,752                                               1,752
                                              ------------------  -------------  ------------------  ------------

Income Before Federal Income Taxes..........          344,341           24,634             (3,060)        365,915
Federal Income Taxes........................          182,687            8,654                 --(9)      191,341
                                              ------------------  -------------  ------------------  ------------
Net Income..................................     $    161,654      $    15,980     $       (3,060)   $    174,574
                                              ------------------  -------------  ------------------  ------------
                                              ------------------  -------------  ------------------  ------------

Earnings Per Share, basic and diluted.......     $       1.28                                        $       1.30

Average Common Shares Outstanding...........          125,870                               8,310(12)      134,180

The notes on pages 84 and 85 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS,
           THE CTG RESOURCES MERGER AND THE CONNECTICUT ENERGY MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999 has been adjusted to give effect to the disposition of Energy East's 18% interest in the Nine Mile Point Nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, the CTG Resources merger and the Connecticut Energy merger. The actual balance sheet for June 30, 1999, includes the sales of Energy East's coal-fired generation assets that were completed this year prior to June 30, 1999. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999, and the twelve months ended December 31, 1998, give effect to all of the sales of Energy East's generation assets, the CTG Resources merger and the Connecticut Energy merger as if these events occurred on January 1, 1998.

NOTE 2. ACCOUNTING METHOD.

    The Connecticut Energy merger will be accounted for as an acquisition of Connecticut Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of Connecticut Energy based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of The Southern Connecticut Gas Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 3. MERGER.

    The historical consolidated financial statements of Energy East, CTG Resources and Connecticut Energy for the year ended December 31, 1998, and September 30, 1998, and as of and for the six months ended June 30, 1999, have been adjusted to give effect to the CTG Resources merger and the Connecticut Energy merger.

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING.

    The pro forma earnings per share and number of average shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999, and the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share. The following table presents the range of shares that could be issued based on various potential conversion ratios provided for by the merger agreement:

Conversion ratio...............................................       1.43       1.60       1.82
Number of shares (thousands)...................................      7,427      8,310      9,453

NOTE 5. CASH CONSIDERATION.

    Reflects the cash consideration paid to Connecticut Energy shareholders based on a purchase price per share of $42.00 for half of the shares outstanding.

NOTE 6. OTHER ASSETS.

    Reflects the recognition of an other asset and reduction of goodwill for the estimated difference between Connecticut Energy's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 7. GOODWILL.

    Reflects the recognition of goodwill equal to the excess of the estimated purchase price of $436.3 million over the estimated net fair value of the assets and liabilities of Connecticut Energy acquired of $191.4 million, plus estimated transaction costs of $4.5 million related to the merger, reduced by the estimated difference between Connecticut Energy's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 8. MERGER-RELATED COSTS.

    Energy East and Connecticut Energy will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $4.5 million, which is included in goodwill. Connecticut Energy expects to incur approximately $6.9 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 9. INCOME TAXES.

    Income taxes on the pro forma income statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible, and such items as depreciation that are accounted for differently for tax purposes.

NOTE 10. COMMON STOCK.

    Reflects the Energy East shares issued to Connecticut Energy shareholders in exchange for half of their Connecticut Energy shares, assuming a conversion ratio of 1.60 Energy East shares per Connecticut Energy share, and the purchase of half of their Connecticut Energy shares for cash.

NOTE 11. AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, for financial accounting purposes, over a 40-year period. The goodwill is not amortizable for tax purposes.

NOTE 12. ENERGY EAST SHARES ISSUED.

    Reflects the number of Energy East shares to be issued in the merger assuming a conversion of half of the Connecticut Energy shares into 1.60 Energy East shares per Connecticut Energy share.

NOTE 13. NET INCOME FOR THREE MONTHS ENDED DECEMBER 31, 1998.

    Connecticut Energy's revenues for the three months ended December 31, 1998, were $61.6 million, and net income for the same period was $6.1 million or 59 cents per share, diluted.

   UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS GIVING EFFECT
 TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CTG RESOURCES MERGER, THE
                                  CONNECTICUT
   ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP
                                     MERGER

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
 GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS, THE CTG
                                   RESOURCES
         MERGER, THE CONNECTICUT ENERGY MERGER AND THE CMP GROUP MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                          ENERGY EAST,
                                                         GENERATION, CTG
                                                          RESOURCES AND                 CMP GROUP
                                                           CONNECTICUT                   MERGER
                                                             ENERGY        CMP GROUP    PRO FORMA         PRO FORMA
                                                          PRO FORMA(1)       ACTUAL    ADJUSTMENTS       ENERGY EAST
                                                         ---------------   ----------  -----------       -----------
                                                                               (in thousands)
Assets

Current Assets
  Cash and cash equivalents............................    $  948,571      $ 335,094    $(457,000)(4)(5) $  826,665
  Special deposits.....................................           911                                           911
  Accounts receivable, net.............................       201,576        125,754                        327,330
  Other................................................       204,121         13,230                        217,351
                                                         ---------------   ----------  -----------       -----------

    Total Current Assets...............................     1,355,179        474,078     (457,000)        1,372,257

Utility Plant, at Original Cost........................     4,232,753      1,342,347                      5,575,100
  Less accumulated depreciation........................     1,492,895        546,183                      2,039,078
                                                         ---------------   ----------  -----------       -----------

    Net utility plant in service.......................     2,739,858        796,164                      3,536,022

  Construction work in progress........................        21,451         14,823                         36,274
                                                         ---------------   ----------  -----------       -----------

    Total Utility Plant................................     2,761,309        810,987                      3,572,296

Other Property and Investments, Net....................        97,929         58,209                        156,138
Regulatory Assets......................................       363,777        914,316       34,074(8)      1,312,167
Other Assets...........................................       111,496                                       111,496
Goodwill...............................................       466,789                     473,132(6)(7)     939,921
                                                         ---------------   ----------  -----------       -----------

    Total Assets.......................................    $5,156,479      $2,257,590   $  50,206        $7,464,275
                                                         ---------------   ----------  -----------       -----------
                                                         ---------------   ----------  -----------       -----------

The notes on pages 90 and 91 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
 GIVING EFFECT TO THE SALE OF ENERGY EAST'S NUCLEAR GENERATION ASSETS, THE CTG
                                   RESOURCES
         MERGER, THE CONNECTICUT ENERGY MERGER AND THE CMP GROUP MERGER
                                AT JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                               ENERGY EAST,
                                                              GENERATION, CTG
                                                               RESOURCES AND                    CMP GROUP
                                                                CONNECTICUT                      MERGER
                                                                  ENERGY         CMP GROUP      PRO FORMA      PRO FORMA
                                                               PRO FORMA(1)       ACTUAL       ADJUSTMENTS    ENERGY EAST
                                                              ---------------   -----------    -----------    -----------
                                                                                    (in thousands)
Liabilities

  Current Liabilities
  Current portion of long-term debt.........................    $    6,884      $   18,716                    $   25,600
  Current portion of preferred stock of subsidiary..........
  Notes payable.............................................         4,150         101,628                       105,778
  Taxes accrued.............................................       291,100         154,386                       445,486
  Other.....................................................       323,996          94,180      $   6,500(6)     424,676
                                                              ---------------   -----------    -----------    -----------

    Total Current Liabilities...............................       626,130         368,910          6,500      1,001,540

Regulatory Liabilities
  Gain on sale of generation assets.........................                       520,861                       520,861
  Other.....................................................       196,378         564,607                       760,985
                                                              ---------------   -----------                   -----------

    Total Regulatory Liabilities............................       196,378       1,085,468                     1,281,846

Deferred income taxes.......................................       311,809          83,091                       394,900
Other.......................................................       304,622                         85,184(7)     389,806
Long-term debt..............................................     1,752,595         124,205        500,000(5)   2,376,800
                                                              ---------------   -----------    -----------    -----------

    Total Liabilities.......................................     3,191,534       1,661,674        591,684      5,444,892
Commitments.................................................            88                                            88
Preferred stock redeemable solely at the option of
  subsidiary................................................        11,010          35,528                        46,538
Preferred stock subject to mandatory redemption
  requirements..............................................        25,000          18,910                        43,910
Common Stock Equity
  Common Stock Energy East ($.01 par value, 300,000 shares
  authorized and 130,295 shares outstanding as of June 30,
  1999).....................................................         1,318                                         1,318
Common Stock Equity
  Common Stock CMP Group, Inc. ($5 par value, 80,000 shares
  authorized and 32,443 shares outstanding as of June 30,
  1999).....................................................                       162,213       (162,213)            --
Capital in excess of par value..............................     1,197,512         286,035       (286,035)     1,197,512
Retained earnings...........................................       769,014          94,217        (94,217)       769,014
Treasury stock, at cost (1,500 shares at June 30, 1999).....       (38,997)           (987)           987        (38,997)
                                                              ---------------   -----------    -----------    -----------
    Total Common Stock Equity...............................     1,928,847         541,478       (541,478)     1,928,847
                                                              ---------------   -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity..............    $5,156,479      $2,257,590      $  50,206     $7,464,275
                                                              ---------------   -----------    -----------    -----------
                                                              ---------------   -----------    -----------    -----------

The notes on pages 90 and 91 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CTG RESOURCES MERGER, THE CONNECTICUT ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS
                            AND THE CMP GROUP MERGER
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                               FISCAL YEAR ENDED
                                               DECEMBER 31, 1998
                                                  ENERGY EAST,
                                                GENERATION, CTG        FISCAL YEAR         SALE OF        CMP GROUP
                                                 RESOURCES AND            ENDED         GENERATION PRO   MERGER PRO
                                               CONNECTICUT ENERGY   DECEMBER 31, 1998       FORMA           FORMA       PRO FORMA
                                                  PRO FORMA(1)      CMP GROUP ACTUAL    ADJUSTMENTS(1)   ADJUSTMENTS   ENERGY EAST
                                               ------------------   -----------------   --------------   -----------   -----------
                                                                    (in thousands, except per share amounts)
Operating Revenues
  Sales and services.........................      $2,435,396           $950,327                                       $ 3,385,723

Operating Expenses
  Fuel used in electricity generation........              11             30,898          $  (29,000)                        1,909
  Electricity purchased......................         601,691            454,732             102,022                     1,158,445
  Natural gas purchased......................         423,187                                                              423,187
  Other operating expenses...................         408,947            213,489             (18,413)                      604,023
  Maintenance................................          85,047             41,051             (10,020)                      116,078
  Depreciation and amortization..............         156,046             56,493             (12,300)     $ 11,828(9)      212,067
  Other taxes................................         208,259             27,783             (10,476)                      225,566
                                               ------------------       --------        --------------   -----------   -----------
    Total Operating Expenses.................       1,883,188            824,446              21,813        11,828       2,741,275
                                               ------------------       --------        --------------   -----------   -----------
Operating Income.............................         552,208            125,881             (21,813)      (11,828)        644,448
Other Income and Deductions..................           4,466            (24,683)                                          (20,217)
Interest Charges, Net........................         152,975             51,147             (11,600)       37,500(5)      230,022
Preferred Stock Dividends of Subsidiary......           8,644              4,809                                            13,453
                                               ------------------       --------        --------------   -----------   -----------
Income Before Federal Income Taxes...........         386,123             94,608             (10,213)      (49,328)        421,190
Federal Income Taxes.........................         151,894             41,698              (4,085)      (13,125)(8)     176,382
                                               ------------------       --------        --------------   -----------   -----------
Net Income...................................      $  234,229           $ 52,910          $   (6,128)     $(36,203)    $   244,808
                                               ------------------       --------        --------------   -----------   -----------
                                               ------------------       --------        --------------   -----------   -----------
Earnings Per Share, basic and diluted........      $     1.64                                                          $      1.71
Average Common Shares Outstanding............         143,159                                                              143,159

The notes on pages 90 and 91 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME
GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS, THE CTG RESOURCES MERGER, THE CONNECTICUT ENERGY MERGER, THE SALE OF CMP GROUP'S GENERATION ASSETS
                            AND THE CMP GROUP MERGER
                         SIX MONTHS ENDED JUNE 30, 1999
                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                         ENERGY EAST,
                                       GENERATION, CTG                   SALE OF          CMP GROUP
                                        RESOURCES AND                 GENERATION PRO       MERGER
                                      CONNECTICUT ENERGY  CMP GROUP       FORMA           PRO FORMA       PRO FORMA
                                         PRO FORMA(1)       ACTUAL    ADJUSTMENTS(1)     ADJUSTMENTS     ENERGY EAST
                                      ------------------  ----------  --------------  -----------------  ------------
                                                         (in thousands, except per share amounts)
Operating Revenues
  Sales and services................    $    1,382,831    $  501,801                                     $  1,884,632

Operating Expenses
  Fuel used in electricity
    generation......................            16,674        10,207    $   (7,656)                            19,225
  Electricity purchased.............           356,189       237,305        26,933                            620,427
  Natural gas purchased.............           244,612                                                        244,612
  Other operating expenses..........           186,733       117,951        (3,683)                           301,001
  Maintenance.......................            40,884        16,299        (2,004)                            55,179
  Depreciation and amortization.....           584,521        26,677        (3,075)      $     5,914(9)       614,037
  Other taxes.......................           120,360        12,153        (2,619)                           129,894
  Gain on sale of generation
    assets..........................          (674,572)                                                      (674,572)
  Writeoff of Nine Mile Point 2.....            69,930                                                         69,930
                                      ------------------  ----------       -------          --------     ------------
      Total Operating Expenses......           945,331       420,592         7,896             5,914        1,379,733
                                      ------------------  ----------       -------          --------     ------------
Operating Income....................           437,500        81,209        (7,896)           (5,914)         504,899
Other Income and Deductions.........           (11,599)      (18,183)                                         (29,782)
Merger Related Expenses.............             1,537                                                          1,537
Interest Charges, Net...............            79,895        31,248        (2,900)           18,750(5)       126,993
Preferred Stock Dividends of
  Subsidiary........................             1,752         1,838                                            3,590
                                      ------------------  ----------       -------          --------     ------------
Income Before Federal Income
  Taxes.............................           365,915        66,306        (4,996)          (24,664)         402,561
Federal Income Taxes................           191,341        29,008        (1,998)           (6,563)(8)      211,788
                                      ------------------  ----------       -------          --------     ------------
Net Income..........................    $      174,574    $   37,298    $   (2,998)      $   (18,101)    $    190,773
                                      ------------------  ----------       -------          --------     ------------
                                      ------------------  ----------       -------          --------     ------------
Earnings Per Share, basic and
  diluted...........................    $         1.30                                                   $       1.42
Average Common Shares Outstanding...           134,180                                                        134,180

The notes on pages 90 and 91 are an integral part of the pro forma combined condensed financial statements.

Per share amounts and number of average Energy East shares outstanding have been restated to reflect Energy East's two-for-one common stock split, effective April 1, 1999.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
         GIVING EFFECT TO THE SALES OF ENERGY EAST'S GENERATION ASSETS,
      THE CTG RESOURCES MERGER, THE CONNECTICUT ENERGY MERGER, THE SALE OF
             CMP GROUP'S GENERATION ASSETS AND THE CMP GROUP MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999, has been adjusted to give effect to the disposition of Energy East's 18% interest in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy Company, which it expects to complete early next year, the CTG Resources merger, the Connecticut Energy merger, the sale of CMP Group's generation assets and the CMP Group merger. The actual balance sheet for June 30, 1999, includes the sales of Energy East's coal-fired generation assets and the sale of CMP Group's steam and hydro generation assets that were completed this year prior to June 30, 1999. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999, and the twelve months ended December 31, 1998, give effect to all of the sales of Energy East's generation assets, the CTG Resources merger, the Connecticut Energy merger, the sale of CMP Group's generation assets and the CMP Group merger.

NOTE 2. ACCOUNTING METHOD.

    The CMP Group merger will be accounted for as an acquisition of CMP Group by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to nonutility assets and liabilities of CMP Group based on their estimated fair market values at the date of acquisition. As a regulated utility, the assets and liabilities of Central Maine Power Company will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

NOTE 3. MERGER.

    The historical consolidated financial statements of Energy East, Connecticut Energy, and CMP Group for the 12 months ended December 31, 1998, and September 30, 1998, and as of and for the six months ended June 30, 1999, have been adjusted to give effect to the Connecticut Energy merger and the CMP Group merger.

NOTE 4. CASH CONSIDERATION.

    Reflects the cash consideration paid to CMP Group shareholders based on a purchase price of $29.50 per share for all of the CMP Group shares outstanding.

NOTE 5. NOTES PAYABLE.

    Reflects the issuance of $500 million principal amount of notes payable with an assumed interest rate of 7.5%, the proceeds of which may be used to fund the consideration paid to CMP Group shareholders.

NOTE 6. MERGER-RELATED COSTS.

    Energy East and CMP Group will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $6.5 million, which is included in goodwill. CMP Group expects to incur approximately $7.5 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 7. GOODWILL.

    Reflects the recognition of an amount of goodwill equal to the excess of the estimated purchase price of $957 million over the estimated net fair value of the assets and liabilities of CMP Group acquired of $541.5 million, plus estimated transaction costs of $6.5 million related to the merger, increased by the estimated difference between CMP Group's pension and other postretirement benefit obligations and the fair value of the respective plan assets.

NOTE 8. INCOME TAXES.

    Income taxes on the pro forma financial statements have been based on the statutory rate and adjusted for goodwill, which is not tax deductible.

NOTE 9. AMORTIZATION OF GOODWILL.

    Represents the amortization of goodwill, for financial accounting purposes, over a 40-year period. The goodwill is not amortizable for tax purposes.

                      COMPARATIVE RIGHTS OF CTG RESOURCES
                   SHAREHOLDERS AND ENERGY EAST SHAREHOLDERS

    As a result of the merger, some or all of the CTG Resources shareholders will become Energy East shareholders. The rights of CTG Resources shareholders are presently governed by the Connecticut Business Corporation Act, the CTG Resources certificate of incorporation and the CTG Resources by-laws. In contrast, the rights of Energy East shareholders are governed by the New York Business Corporation Law, the Energy East certificate of incorporation and the Energy East by-laws. The following is a summary comparison of the material differences between the rights of CTG Resources shareholders and the rights of Energy East shareholders.

    This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the New York Business Corporation Law, the Connecticut Business Corporation Act, and the certificates of incorporation and by-laws of the two companies, copies of which are on file with the SEC.

              ENERGY EAST                            CTG RESOURCES

                                             AUTHORIZED CAPITAL STOCK

    Energy East's authorized capital stock consists of         CTG Resources's authorized capital stock consists
300,000,000 shares of common stock, par value $.01 per     of 20,000,000 shares of common stock, of which
share, of which 113,915,628 were outstanding at the        8,648,029 were outstanding at the close of business on
close of business on August 13, 1999, and 10,000,000       August 13, 1999, 2,000,000 shares of preferred stock,
shares of preferred stock, par value $.01 per share,       none of which was outstanding at the close of business
none of which was outstanding at the close of business     on August 13, 1999 and 200,000 shares of Series A
on August 13, 1999.                                        Junior Participating Preferred Stock, none of which was
                                                           outstanding as of August 13, 1999.

                                                  VOTING RIGHTS

    Each Energy East shareholder generally is entitled         Each CTG Resources shareholder is entitled to one
to one vote per share. In elections of directors,          vote per share. CTG Resources shareholders may not
however, Energy East shareholders are entitled to          cumulate their votes in an election of directors.
"cumulate" their votes. Under "cumulative voting," the
total number of votes that a shareholder may cast in an
election of directors equals the number of directors to
be elected multiplied by the number of shares held; the
shareholder may cast all of his votes for a single
director, or he may distribute the votes among two or
more directors.

                                                    DIVIDENDS

    Under the New York Business Corporation Law, Energy        Under the Connecticut Business Corporation Act, CTG
East may declare and pay dividends or make other           Resources may make distributions to its shareholders
distributions to Energy East shareholders (subject to      (subject to restrictions in its certificate of
the rights of preferred stock, none of which is            incorporation), unless, after doing so, CTG Resources
outstanding), unless, after doing so, Energy East would    would be unable to pay its debts as they become due in
be unable to pay its debts as they become due in the       the usual course of its business, or its total assets
ordinary course                                            would be less than

of its business, or when doing so would be contrary to     the sum of its total liabilities plus the amount that
any restrictions contained in the Energy East              would be needed, upon a dissolution, to satisfy the
certificate of incorporation. Moreover, the net assets     preferential rights of shareholders whose preferential
of Energy East remaining after a declaration, payment,     rights are superior to those receiving the
or distribution must be at least as much as Energy         distribution.
East's stated capital.

                              ELECTION AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Energy East board of directors is composed of          The CTG Resources board of directors is composed of
three classes. One class is elected each year for a        three classes. One class is elected each year for a
three-year term.                                           three-year term.

                                          SIZE OF THE BOARD OF DIRECTORS

    The Energy East board of directors may fix the             The CTG Resources board of directors or the
number of directors by a vote of a majority of the         shareholders may fix the number of directors. The CTG
directors then in office. When the Energy East board of    Resources board of directors currently consists of ten
directors increases the number of directors, it will       directors.
elect the additional directors. The Energy East board
of directors currently consists of ten directors. After
the mergers with CTG Resources, Connecticut Energy and
CMP Group, the Energy East board of directors will
consist of 15 directors.

                                    REMOVAL OF DIRECTORS; FILLING OF VACANCIES

    Under the Energy East by-laws, except as otherwise         Under the CTG Resources certificate of
provided by the New York Business Corporation Law, a       incorporation and by-laws, a director can be removed
director may be removed only for cause and only by a       only by the affirmative vote of at least 75% of the
majority of the outstanding Energy East shares at a        outstanding CTG Resources voting stock. Under the CTG
meeting of shareholders. The New York Business             Resources by-laws, any vacancies on the CTG Resources
Corporation Law provides that, when a corporation has      board of directors may be filled by the affirmative
cumulative voting, no director may be removed when the     vote of a majority of the remaining directors, even
votes cast against his removal would be sufficient to      though less than a quorum. Vacancies on the board may
elect him if voted cumulatively. Any vacancies on the      also be filled by the shareholders.
Energy East board of directors will be filled solely by
the affirmative vote of a majority of the remaining
directors, even though less than a quorum, and not by
the shareholders.

                                         SPECIAL MEETINGS OF SHAREHOLDERS

    Under the Energy East by-laws, special meetings of         Under the CTG Resources by-laws, special meetings
shareholders may be called by the chairman, the            of shareholders may be called by the chairman of the
president or at the request of a majority of the board     board, a majority of the CTG Resources board of
of directors or of a majority of the outstanding Energy    directors or on the request of shareholders holding at
East shares. Energy East shareholders may act without a    least 35% of the outstanding CTG Resources voting
meeting but                                                stock. Under

only by unanimous written consent. Under the New York      the Connecticut Business Corporation Act, the only
Business Corporation Law, the only business that may be    business that may be conducted at a special meeting of
conducted at a special meeting of shareholders is that     shareholders is that which is related to the purposes
which is related to the purposes set forth in the          set forth in the notice of the meeting.
notice of the meeting.

                                            ADVANCE NOTICE PROVISIONS

    For an Energy East shareholder to nominate                 For a CTG Resources shareholder to nominate
individuals for election as directors or to bring a        individuals for election as directors at, or to bring a
matter before an annual meeting, the secretary of          matter before, an annual meeting, the shareholder must
Energy East must receive written notice of the             deliver notice in writing to the secretary of CTG
shareholder's intent, containing certain required          Resources not less than 70 days and not more than 90
information. With respect to an election at, or a          days before the first anniversary of the preceding
matter to be brought before an annual meeting, the         year's annual meeting. However, if the date of the
secretary must receive the notice between 90 and 120       annual meeting is advanced by more than 20 days or
days before the anniversary of the preceding annual        delayed by more than 70 days from that anniversary
meeting. With respect to an election at a special          date, notice must be delivered not less than 70 days
meeting, the secretary must receive the notice at least    before the meeting, not more than 90 days before the
ten days before the earlier of (1) the date notice of      meeting and not more than 10 days after the
the special meeting was mailed and (2) the date that       announcement of the meeting date. With respect to an
the date of the special meeting was publicly disclosed.    election at a special meeting, a CTG Resources
                                                           shareholder must deliver notice to the secretary of CTG
                                                           Resources not less than 70 days before the meeting, not
                                                           more than 90 days before the meeting and not more than
                                                           10 days after the announcement of the meeting date.

                                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The New York Business Corporation Law generally            Under the CTG Resources by-laws, CTG Resources will
provides that a corporation may indemnify an officer or    indemnify, to the fullest extent permitted by law, a
director made a party or threatened to be made a party     director, officer, employee or agent of CTG Resources.
to any type of proceeding against judgments, fines,        Under the Connecticut Business Corporation Act, CTG
amounts paid in settlement and expenses (including         Resources generally may indemnify a director against
attorneys' fees) actually and necessarily incurred in      liability incurred because he is or was a director if:
connection with the proceedings:                               -  he conducted himself in good faith;
    -  if he acted in good faith for a purpose he              -  he reasonably believed (a) in the case of
       reasonably believed to be in or not opposed to             conduct in his official capacity with CTG
       the best interests of the corporation; and                 Resources, that his conduct was in the best
    -  in the case of a criminal proceeding, if he had            interests of CTG Resources, and (b) in all other
       no reasonable cause to believe that his conduct            cases, that his conduct was at least not opposed
       was unlawful.                                              to CTG Resources's best interests; and
The New York Business Corporation Law sets specific            -  in the case of any criminal proceeding, he had
standards only for indemnification of                             no reasonable cause to believe his conduct was
                                                                  unlawful.

officers and directors, but it permits corporations to         Also under Connecticut law, CTG Resources generally
indemnify corporate personnel other than officers and      may indemnify an officer, employee or agent of CTG
directors.                                                 Resources who is not a director to the same extent as a
    Energy East's by-laws generally provide for            director, and, in addition, to the extent consistent
indemnification, as described above, of directors and      with public policy, or as provided by contract, CTG
officers, as well as employees, of Energy East and of      Resources's certificate of incorporation or by-laws.
other companies which such persons were serving at the         A director, officer or employee may be entitled to
request of Energy East, to the extent not prohibited by    other indemnification rights arising under any statute,
law. Under Energy East's by-laws, a director, officer      certificate of incorporation, by-law or agreement.
or employee may be entitled to other indemnification
rights arising under any statute, certificate of
incorporation, by-law or agreement.

                                    AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Energy East certificate of incorporation               The CTG Resources certificate of incorporation
generally may be amended by a majority of the              generally may be amended by a majority of the votes
outstanding Energy East shares but the provision           entitled to be cast on the amendment by any voting
relating to amendments to certain by-laws may be           group with respect to which the amendment would create
amended only by two-thirds of the votes of the             dissenters' rights. The provisions of the certificate
outstanding Energy East shares. Furthermore, under the     of incorporation relating to transactions with
New York Business Corporation Law, any amendment to the    interested shareholders may be amended only by 75% of
Energy East certificate of incorporation must be           the CTG Resources voting stock. Furthermore, under the
authorized by the Energy East board of directors.          Connecticut Business Corporation Act, any amendment to
                                                           the CTG Resources certificate of incorporation
                                                           generally must be recommended by the CTG Resources
                                                           board of directors. The CTG Resources board of
                                                           directors may condition its recommendation on any
                                                           basis, including increased voting requirements, within
                                                           the limits provided by the Connecticut Business
                                                           Corporation Act.

                                               AMENDMENT OF BY-LAWS

    The Energy East by-laws may be amended by a                The CTG Resources by-laws may be amended by (1) the
majority of the outstanding Energy East shares, or by a    holders of at least two-thirds of CTG Resources voting
majority of the Energy East board of directors.            stock, or (2) two-thirds of the CTG Resources board of
However, an amendment of some by-laws, if by action of     directors.
Energy East shareholders, must be by two-thirds of the
outstanding Energy East shares. The by-laws that may
not be amended without a supermajority vote generally
relate to the advance notice procedures, special
meetings of shareholders, structure of the Energy East
board of directors and amendment of the supermajority
requirements.

                                                DUTY OF DIRECTORS

    Under the New York Business Corporation Law, in            Under the Connecticut Business Corporation Act, in
performing his duties, an Energy East director is          performing his duties, a CTG Resources director is
required to act in good faith and to use that degree of    required to act in good faith, with the care an
care that an ordinarily prudent person in a similar        ordinarily prudent person in a similar position would
position would use under similar circumstances.            exercise under similar circumstances and in a manner he
    In taking action, including action that may involve    reasonably believes to be in CTG Resources's best
or relate to a change or potential change in control of    interests.
Energy East, a director may consider the long-term and         In taking action related to mergers, sales of
short-term interests of Energy East and Energy East        assets and business combinations, a director must also
shareholders and the effects that Energy East's actions    consider:
may have in the short-term or in the long-term upon            -  CTG Resources's long-term and short-term
Energy East's:                                                    interests;
    -  prospects for growth and development;                   -  CTG Resources shareholders' long-term and
    -  current employees;                                         short-term interests, including the possibility
    -  retired employees and others receiving                     that those interests may be best served by CTG
       retirement, welfare or similar benefits from or            Resources's continued independence;
       pursuant to any plan or agreement of Energy             -  the interests of CTG Resources's employees,
       East;                                                      customers, creditors and suppliers;
    -  customers and creditors; and                            -  community and societal considerations, including
    -  ability to provide, as a going concern, goods,             those of any community in which CTG Resources
       services, employment opportunities and                     has an office or other facility; and
       employment benefits and otherwise to contribute         -  any other factors the director reasonably
       to the communities in which it does business.              considers appropriate in determining what the
                                                                  director reasonably believes to be in the best
                                                                  interests of the corporation.

                                              BUSINESS COMBINATIONS

    Under the Energy East certificate of incorporation,        Under the Connecticut Business Corporation Act, an
a majority of the outstanding Energy East shares are       affirmative vote by two-thirds of the outstanding
needed to adopt a plan of merger or consolidation.         shares are needed to adopt a plan of merger or
                                                           consolidation, unless the Connecticut corporation is
                                                           the surviving corporation.

    Section 912 of the New York Business Corporation           The Connecticut Business Corporation Act prohibits
Law prohibits a New York corporation from engaging in      a Connecticut corporation from engaging in a merger,
certain business combinations with an interested           consolidation or other business combination with an
shareholder (generally, the beneficial owner of 20% or     interested shareholder (generally, the beneficial owner
more of a corporation's voting stock) for five years       of 10% or more of a corporation's voting stock) for
following the time the shareholder became an interested    five years following the time the shareholder became an
shareholder, unless, prior to that time, the               interested shareholder, unless, prior to that time, the
corporation's board of directors approved the business     corporation's board of directors and a majority of the
combination or the transaction that resulted in the        non-employee directors, of which there must be at least
shareholder becoming an                                    two, approved the business

interested shareholder. After five years, these            combination or the transaction that resulted in the
business combinations may occur if approved by a           shareholder becoming an interested shareholder. After
majority vote of shares not owned by the interested        five years, business combinations may occur only if
shareholder, or if specific fair price requirements are    approved by 80% of the outstanding shares of the
met.                                                       corporation and by two-thirds of the voting power of
                                                           the corporation other than voting power held by an
                                                           interested shareholder who is a party to the proposed
                                                           business combination.

                                              FAIR PRICE PROVISIONS

    Under the New York Business Corporation Law, a             Under the CTG Resources certificate of
corporation may engage in a business combination with      incorporation, CTG Resources shareholders are entitled
any interested shareholder when the cash and other         to receive the fair value of their CTG Resources shares
consideration to be received by the other shareholders     in the event of a business combination with an
is the higher of:                                          interested shareholder. The fair value of the CTG
    -  the highest per share price paid by the             Resources shares is at least equal to the highest price
       interested shareholder at a time when he            paid by the interested shareholder of CTG Resources
       beneficially owned at least five percent of the     within the two years preceding the date on which he
       outstanding voting stock and within the five        became an interested shareholder.
       years immediately prior to the date the business
       combination is first announced;
    -  the highest price paid by the interested
       shareholder within the five years immediately
       prior to, or in, the transaction in which he
       became an interested shareholder; and
    -  the market value per share of common stock on
       the date the business combination is first
       announced or on the interested shareholder's
       stock acquisition date, whichever is higher;
plus, in each case, any accrued interest, and less, in
each case, any paid dividends.

                                          STATE LAW TAKEOVER LEGISLATION

    The New York Security Takeover Disclosure Act does         The Connecticut Tender Offer Act generally places
not apply to Energy East because Energy East is a          restrictions on tender offers and purchases of equity
public utility holding company (as defined in the          securities. However, this statute does not apply to
Public Utility Holding Company Act) and any takeover       companies like CTG Resources that are public utility
bid would be subject to SEC approval.                      holding companies (as defined in the Public Utility
                                                           Holding Company Act), an acquisition of which would be
                                                           subject to SEC approval.

                                             SHAREHOLDER RIGHTS PLAN

    Energy East does not have a shareholder rights             CTG Resources is a party to a rights agreement,
plan.                                                      dated as of December 1, 1998, as amended, between CTG
                                                           Resources and Chase Mellon Shareholder Services, LLC,
                                                           as rights agent. Under the agreement, CTG Resources
                                                           shares currently trade with certain stock purchase
                                                           rights. These rights, which cannot be traded separately
                                                           from CTG Resources shares, become exercisable upon the
                                                           occurrence of certain triggering events, including
                                                           acquisition by any beneficial holder of 15% or more of
                                                           CTG Resources shares or the announcement of a tender or
                                                           exchange offer that would result in such beneficial
                                                           ownership. The rights agreement could have the effect
                                                           of delaying, deferring or preventing a takeover or
                                                           change of control of CTG Resources that the CTG
                                                           Resources board of directors has not approved. The
                                                           rights agreement does not apply to the proposed merger
                                                           between CTG Resources and Energy East, and will be
                                                           terminated upon completion of the merger.

                                 LEGAL MATTERS

    The validity of the Energy East shares to be issued in the merger will be passed upon for Energy East by Huber Lawrence & Abell. As of August 13, members of Huber Lawrence & Abell owned 4,387 Energy East shares.

                                    EXPERTS

    The consolidated financial statements of Energy East incorporated in this proxy statement/ prospectus by reference from Energy East's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of CTG Resources incorporated in this proxy statement/ prospectus by reference from CTG Resources's Annual Report on Form 10-K for the year ended September 30, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements of Connecticut Energy incorporated in this proxy statement/ prospectus by reference from Connecticut Energy's Annual Report on Form 10-K for the year ended September 30, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of CMP Group incorporated in this proxy statement/ prospectus by reference from CMP Group's Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on authority of that firm as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of Arthur Andersen LLP expect to be present at the special meeting and will be available to respond to appropriate questions from shareholders in attendance. Although these representatives have stated that they do not intend to make any statements at the special meeting, they will have the opportunity to do so.

                                 OTHER MATTERS

    Pursuant to Connecticut law, the business that may be conducted at the special meeting is confined to the purpose described in the notice of special meeting of shareholders that accompanies this proxy statement/prospectus.

                             SHAREHOLDER PROPOSALS

    If CTG Resources shareholders approve the merger agreement and the merger is completed prior to the 2000 annual meeting of shareholders, CTG Resources will not hold the 2000 annual meeting of shareholders. If the merger is not completed, proposals by shareholders intended to be presented at the CTG Resources 2000 annual meeting of shareholders must have been received by the secretary of CTG Resources at CTG Resources's principal office in Hartford, Connecticut no later than August 19, 1999 to be included in CTG Resources's proxy, notice of meeting and proxy statement relating to that meeting. Any shareholder intending to propose any matter at the CTG Resources 2000 annual meeting of shareholders but not intending CTG Resources to include the matter in its proxy, notice of meeting and proxy statement relating to that meeting must notify CTG Resources by December 15, 1999 of that intention. If CTG Resources does not receive the notice by that date, the notice will be considered untimely. CTG Resources's proxy for its 2000 annual meeting of shareholders will grant authority to the persons named in the proxy to exercise their voting discretion with respect to any matter of which CTG Resources does not receive notice by December 15, 1999.

                           CERTAIN PROXY CARD MATTERS

    If you participate in the CTG Resources Restricted Stock Plan or Dividend Reinvestment Plan, your proxy card represents both the number of CTG Resources shares registered in your name and the number of shares credited to your account, unless the registrations are different. CTG Resources shareholders having shares registered in different names will receive a proxy card for each registration. If your shares are held by a broker as nominee, you will receive a voter information form from your broker. All these shares will be voted in accordance with the instructions on the proxy card.

                      WHERE YOU CAN FIND MORE INFORMATION

    CTG Resources and Energy East file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything the companies file may be read and copied at the following locations at the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661-2511

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. CTG Resources's and Energy East's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning CTG Resources and Energy East can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where CTG Resources shares and Energy East shares are listed.

    The SEC allows CTG Resources and Energy East to "incorporate by reference" information into this document, which means that CTG Resources and Energy East can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that were previously filed with the SEC by CTG Resources (SEC File No. 1-12859), Energy East (SEC File No. 1-14766) Connecticut Energy (SEC File No. 1-08369) or CMP Group (SEC File No. 1-14786). These documents contain important information about CTG Resources, Energy East, Connecticut Energy and CMP Group.

REGARDING CTG RESOURCES

    - CTG Resources's Annual Report on Form 10-K, as amended on June 30, 1999, for the fiscal year ended September 30, 1998.

    - CTG Resources's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

    - CTG Resources's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - CTG Resources's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    - CTG Resources's Current Report on Form 8-K dated December 2, 1998.

    - CTG Resources's Current Report on Form 8-K dated June 29, 1999.

REGARDING ENERGY EAST

    - Energy East's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    - Energy East's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - Energy East's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    - Energy East's Current Report on Form 8-K dated April 23, 1999.

    - Energy East's Current Report on Form 8-K dated June 14, 1999.

    - Energy East's Current Report on Form 8-K dated June 29, 1999.

    - Energy East's S-8 dated December 17, 1998 (for a description of Energy East capital stock).

REGARDING CONNECTICUT ENERGY

    - Connecticut Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

    - Connecticut Energy's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

    - Connecticut Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - Connecticut Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    - Connecticut Energy's Current Report on Form 8-K dated February 18, 1999.

    - Connecticut Energy's Current Report on Form 8-K dated April 22, 1999.

REGARDING CMP GROUP

    - CMP Group's Annual Report on Form 10-K, as amended on June 30, 1999, for the fiscal year ended December 31, 1998.

    - CMP Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    - CMP Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    - CMP Group's Current Report on Form 8-K dated January 19, 1999.

    - CMP Group's Current Report on Form 8-K dated April 7, 1999.

    - CMP Group's Current Report on Form 8-K dated June 14, 1999.

    The SEC may require CTG Resources and Energy East to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time this document is sent and the date the special meeting is held. These other documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the SEC.

    If you are a CTG Resources shareholder, we may have already sent you some of the documents incorporated by reference. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world wide web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

             CTG RESOURCES, INC.                          ENERGY EAST CORPORATION
                P.O. Box 1500                              Shareholder Services
           100 Columbus Boulevard                              P.O. Box 3200
      Hartford, Connecticut 06144-1500                  Ithaca, New York 14852-3200
               (860) 727-3000                                 (800) 225-5643

    If you would like to request documents from CTG Resources or Energy East, please do so promptly in order to receive them before the special meeting.

    CTG Resources has provided all information contained in or incorporated by reference in this document with respect to CTG Resources. Energy East has provided all information contained in or incorporated by reference in this document with respect to Energy East. Neither CTG Resources nor Energy East assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED AUGUST [ ], 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE. NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

                                                                                                            PAGE NO.
                                                                                                          -------------

Alternative Proposals...................................................................................           63

Average Market Price....................................................................................           28

EBIT....................................................................................................           39

EBITDA..................................................................................................           39

EPS.....................................................................................................           39

Highest Annual Bonus....................................................................................           48

LTM.....................................................................................................           39

NYSEG...................................................................................................           22

Special Retirement Benefit..............................................................................           47

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              CTG RESOURCES, INC.,
                            ENERGY EAST CORPORATION
                                      AND
                                OAK MERGER CO.,
                           DATED AS OF JUNE 29, 1999

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
ARTICLE I THE MERGER.....................................................................................        A-1
    Section 1.1           The Merger.....................................................................        A-1
    Section 1.2           Effects of the Merger..........................................................        A-1
    Section 1.3           Effective Time of the Merger...................................................        A-1
    Section 1.4           Directors......................................................................        A-2
    Section 1.5           Officers.......................................................................        A-2

ARTICLE II TREATMENT OF SHARES...........................................................................        A-2
    Section 2.1           Effect of the Merger on Capital Stock..........................................        A-2
    Section 2.2           Exchange of Certificates.......................................................        A-6

ARTICLE III THE CLOSING..................................................................................        A-8
    Section 3.1           Closing........................................................................        A-8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................        A-8
    Section 4.1           Organization And Qualification.................................................        A-8
    Section 4.2           Subsidiaries...................................................................        A-8
    Section 4.3           Capitalization.................................................................        A-9
    Section 4.4           Authority; Non-contravention; Statutory Approvals; Compliance..................        A-9
    Section 4.5           Reports and Financial Statements...............................................       A-11
    Section 4.6           Absence of Certain Changes or Events...........................................       A-11
    Section 4.7           Litigation.....................................................................       A-11
    Section 4.8           Registration Statement and Proxy Statement.....................................       A-11
    Section 4.9           Tax Matters....................................................................       A-11
    Section 4.10          Employee Matters; ERISA........................................................       A-13
    Section 4.11          Environmental Protection.......................................................       A-16
    Section 4.12          Regulation as a Utility........................................................       A-17
    Section 4.13          Vote Required..................................................................       A-18
    Section 4.14          Opinion of Financial Advisor...................................................       A-18
    Section 4.15          Ownership of Parent Common Stock...............................................       A-18
    Section 4.16          Takeover Laws; Rights Plans....................................................       A-18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT.......................................................       A-19
    Section 5.1           Organization and Qualification.................................................       A-19
    Section 5.2           Subsidiaries...................................................................       A-19
    Section 5.3           Capitalization.................................................................       A-19
    Section 5.4           Authority; Non-contravention; Statutory Approvals; Compliance..................       A-20
    Section 5.5           Reports and Financial Statements...............................................       A-21
    Section 5.6           Absence of Certain Changes or Events...........................................       A-21
    Section 5.7           Litigation.....................................................................       A-21
    Section 5.8           Registration Statement and Proxy Statement.....................................       A-21
    Section 5.9           Regulation as a Utility........................................................       A-22
    Section 5.10          Ownership of the Company Common Stock..........................................       A-22
    Section 5.11          Environmental Protection.......................................................       A-22
    Section 5.12          Operations of Nuclear Power Plant..............................................       A-22
    Section 5.13          Code Section 368(a)............................................................       A-23

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER........................................................       A-23
    Section 6.1           Covenants of the Parties.......................................................       A-23
    Section 6.2           Covenant of the Company; Alternative Proposals.................................       A-26
    Section 6.3           Employment Agreement...........................................................       A-27

                                                                                                             PAGE
                                                                                                           ---------
    Section 6.4           Additional Statutory Approvals.................................................       A-27

ARTICLE VII ADDITIONAL AGREEMENTS........................................................................       A-28
    Section 7.1           Access to Information..........................................................       A-28
    Section 7.2           Proxy Statement and Registration Statement.....................................       A-28
    Section 7.3           Regulatory Matters.............................................................       A-29
    Section 7.4           Company Shareholders' Approval.................................................       A-29
    Section 7.5           Directors' and Officers' Indemnification.......................................       A-29
    Section 7.6           Disclosure Schedules...........................................................       A-30
    Section 7.7           Public Announcements...........................................................       A-30
    Section 7.8           Rule 145 Affiliates............................................................       A-31
    Section 7.9           Certain Employee Agreements....................................................       A-31
    Section 7.10          Employee Benefit Plans.........................................................       A-31
    Section 7.11          Company Stock and Other Plans..................................................       A-32
    Section 7.12          Expenses.......................................................................       A-33
    Section 7.13          Further Assurances.............................................................       A-33
    Section 7.14          Corporate Offices..............................................................       A-33
    Section 7.15          Parent Board of Directors......................................................       A-34
    Section 7.16          Community Involvement..........................................................       A-34
    Section 7.17          Advisory Board.................................................................       A-34
    Section 7.18          Tax-free Status................................................................       A-34

ARTICLE VIII CONDITIONS..................................................................................       A-34
    Section 8.1           Conditions to Each Party's Obligation to Effect the Merger.....................       A-34
    Section 8.2           Conditions to Obligation of Parent to Effect the Merger........................       A-35
    Section 8.3           Conditions to Obligation of the Company to Effect the Merger...................       A-36

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.............................................................       A-37
    Section 9.1           Termination....................................................................       A-37
    Section 9.2           Effect of Termination..........................................................       A-38
    Section 9.3           Termination Fee; Expenses......................................................       A-38
    Section 9.4           Amendment......................................................................       A-39
    Section 9.5           Waiver.........................................................................       A-39

ARTICLE X GENERAL PROVISIONS.............................................................................       A-39
    Section 10.1          Non-survival; Effect of Representations and Warranties.........................       A-39
    Section 10.2          Brokers........................................................................       A-39
    Section 10.3          Notices........................................................................       A-40
    Section 10.4          Miscellaneous..................................................................       A-40
    Section 10.5          Interpretation.................................................................       A-41
    Section 10.6          Counterparts; Effect...........................................................       A-41
    Section 10.7          Parties in Interest............................................................       A-41
    Section 10.8          Waiver of Jury Trial and Certain Damages.......................................       A-41
    Section 10.9          Enforcement....................................................................       A-41

                             INDEX OF DEFINED TERMS

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
1935 Act..................................................................................................        A-8
Advisory Board............................................................................................       A-34
Affiliate Agreement.......................................................................................       A-31
Agreement.................................................................................................        A-1
Alternative Proposal......................................................................................       A-27
Business Combination......................................................................................        A-5
Cash Consideration........................................................................................        A-2
Cash Election.............................................................................................        A-3
Cash Election Number......................................................................................        A-3
Cash Election Shares......................................................................................        A-3
Cash Fraction.............................................................................................        A-3
CBCA......................................................................................................        A-1
Certificate of Merger.....................................................................................        A-1
Closing...................................................................................................        A-8
Closing Agreement.........................................................................................       A-12
Closing Date..............................................................................................        A-8
Code......................................................................................................        A-1
Company...................................................................................................        A-1
Company Certificates......................................................................................        A-4
Company Common Stock......................................................................................        A-2
Company Disclosure Schedule...............................................................................       A-30
Company Financial Statements..............................................................................       A-11
Company Material Adverse Effect...........................................................................        A-8
Company Preferred Stock...................................................................................        A-9
Company Required Consents.................................................................................       A-10
Company Required Statutory Approvals......................................................................       A-10
Company Right.............................................................................................        A-2
Company Rights Agreement..................................................................................        A-2
Company SEC Reports.......................................................................................       A-11
Company Shareholders' Approval............................................................................       A-18
Company Special Meeting...................................................................................       A-29
Company Stock Plans.......................................................................................       A-32
Confidentiality Agreement.................................................................................       A-28
Controlled Group Liability................................................................................       A-13
Covered Company Employee..................................................................................       A-31
Disclosure Schedules......................................................................................       A-30
Dissenting Shares.........................................................................................        A-5
Effective Time............................................................................................        A-2
Election..................................................................................................        A-4
Election Deadline.........................................................................................        A-5
Employee Benefit Plan.....................................................................................       A-13
Employment Agreement......................................................................................       A-27
Environmental Claim.......................................................................................       A-17
Environmental Laws........................................................................................       A-17
Environmental Permits.....................................................................................       A-16
ERISA.....................................................................................................       A-13
ERISA Affiliate...........................................................................................       A-13

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Excess Parent Common Shares...............................................................................        A-7
Exchange Act..............................................................................................       A-10
Exchange Agent............................................................................................        A-6
Exchange Ratio............................................................................................        A-2
Expenses..................................................................................................       A-38
FERC......................................................................................................       A-10
Final Order...............................................................................................       A-35
Form of Election..........................................................................................        A-3
GAAP......................................................................................................       A-11
Governmental Authority....................................................................................       A-10
Hazardous Materials.......................................................................................       A-17
Indemnified Liabilities...................................................................................       A-29
Indemnified Parties.......................................................................................       A-29
Indemnified Party.........................................................................................       A-29
Initial Termination Date..................................................................................       A-37
IRS.......................................................................................................       A-14
joint venture.............................................................................................        A-9
Liens.....................................................................................................        A-9
Merger....................................................................................................        A-1
Merger Consideration......................................................................................        A-6
Merger Sub................................................................................................        A-1
Merger Sub Common Stock...................................................................................        A-2
Mixed Consideration.......................................................................................        A-2
Mixed Election............................................................................................        A-4
Multiemployer Plan........................................................................................       A-14
Multiple Employer Plan....................................................................................       A-15
No Election Shares........................................................................................        A-4
Nuclear Facility..........................................................................................       A-22
NYSE......................................................................................................        A-3
Parent....................................................................................................        A-1
Parent Common Stock.......................................................................................        A-2
Parent Disclosure Schedule................................................................................       A-30
Parent Financial Statements...............................................................................       A-21
Parent Material Adverse Effect............................................................................       A-19
Parent Preferred Stock....................................................................................       A-19
Parent Required Consents..................................................................................       A-20
Parent Required Statutory Approvals.......................................................................       A-20
Parent SEC Reports........................................................................................       A-21
Parent Share Price........................................................................................        A-3
Parent Shares.............................................................................................        A-6
Paying Agent..............................................................................................        A-4
PBGC......................................................................................................       A-15
PCBs......................................................................................................       A-17
Plan......................................................................................................       A-14
Post-Merger Period........................................................................................       A-33
Power Act.................................................................................................       A-21
Proxy Statement...........................................................................................       A-11
Proxy/Registration Statement..............................................................................       A-28
Qualified Plans...........................................................................................       A-14
Registration Statement....................................................................................       A-11

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------  ---------
Release...................................................................................................       A-17
Representative............................................................................................        A-3
Representatives...........................................................................................       A-28
Restricted Stock Plan.....................................................................................       A-33
Schedule 7.11(c) Employees................................................................................       A-33
SEC.......................................................................................................       A-10
Securities Act............................................................................................       A-10
SERP......................................................................................................       A-32
Stock Consideration.......................................................................................        A-2
Stock Election............................................................................................        A-3
Stock Election Number.....................................................................................        A-3
Stock Election Shares.....................................................................................        A-3
Stock Fraction............................................................................................        A-3
Stock Option Plan.........................................................................................       A-33
subsidiary................................................................................................        A-8
Surviving Corporation.....................................................................................        A-1
Takeover Laws.............................................................................................       A-18
Tax Return................................................................................................       A-12
Tax Ruling................................................................................................       A-12
Taxes.....................................................................................................       A-11
Termination Fee...........................................................................................       A-38
VEBA......................................................................................................       A-14
Violation.................................................................................................        A-9
Withdrawal Liability......................................................................................       A-14

    AGREEMENT AND PLAN OF MERGER, dated as of June 29, 1999 (this "Agreement"), by and among CTG Resources, Inc., a Connecticut corporation (the "Company"), Energy East Corporation, a New York corporation ("Parent"), and Oak Merger Co., a Connecticut corporation and a wholly owned subsidiary of Parent ("Merger Sub").

    WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

    WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of the Company with and into Merger Sub; and

    WHEREAS, it is intended that the Merger (as defined below) shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization;

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement:

    At the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub (the "Merger") in accordance with the laws of the State of Connecticut. Merger Sub shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Connecticut. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term "Merger Sub" shall refer to Merger Sub prior to the Merger and the term "Surviving Corporation" shall refer to Merger Sub in its capacity as the surviving corporation in the Merger.

    Section 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, except that the name of the Surviving Corporation shall be "CTG Resources, Inc.," and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Merger shall be as provided in Section 33-820 of the Connecticut Business Corporation Act (the "CBCA").

    Section 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), with respect to the Merger, a certificate of merger complying with Section 33-819 of the CBCA (the "Certificate of Merger") shall be delivered to the Secretary of the State of Connecticut for filing. The

Merger shall become effective upon the filing of the Certificate of Merger, or at such later date and time as may be set forth in the Certificate of Merger (the "Effective Time").

    Section 1.4 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time and Mr. Arthur C. Marquardt shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA.

    Section 1.5 OFFICERS. Commencing at the Effective Time, and continuing until his successor is duly elected or appointed and qualified in the manner provided in the by-laws of the Surviving Corporation, Mr. Marquardt shall be President and Chief Executive Officer of the Surviving Corporation and shall hold other positions in other subsidiary corporations of Parent as specified in his Employment Agreement (as defined in Section 6.3 hereof) subject to the terms and conditions therein contained. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation (except that Mr. Marquardt shall be the President and Chief Executive Officer of the Surviving Corporation) and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the CBCA.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

        (a) SHARES OF MERGER SUB STOCK. Each share of common stock, without par value, of Merger Sub (the "Merger Sub Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

        (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, without par value, of the Company, together with each associated preferred share purchase right (a "Company Right") under the Rights Agreement, dated as of December 1, 1998 (the "Company Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Company Common Stock"), that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this Section 2.1, each share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.1(n)) and shares canceled pursuant to Section 2.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $41.00 in cash (the "Cash Consideration") or (ii) a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Stock Consideration") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section (the "Mixed Consideration"). The "Exchange Ratio" shall be equal to the Cash Consideration divided by either (i) the Parent Share Price (as defined below) if the Parent Share Price is equal to or less than $30.13 and equal to or more than $23.67, (ii) $30.13 if the Parent Share Price is greater than $30.13, in which case the Exchange Ratio shall equal 1.3609, or (iii) $23.67 if the Parent Share Price is less than $23.67, in which case the Exchange Ratio shall equal 1.7320. The "Parent Share Price" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

        (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "Cash Election"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "Cash Election Number") plus any Dissenting Shares shall be 55% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (e) CASH ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
(A) the Cash Consideration and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product of (A) the Exchange Ratio and
(B) a fraction equal to one minus the Cash Fraction.

        (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "Stock Election"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger (the "Stock Election Number") shall be 45% of the total number of shares of Company Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time. Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (g) STOCK ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (A) the Exchange Ratio and (B) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
(ii) an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

        (h) MIXED ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common Stock (the "Mixed Election" and, collectively with Stock Election and Cash Election, the "Election"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive the Cash Consideration plus Dissenting Shares shall be 55%, and the number of shares of Company Common Stock converted into the right to receive the Stock Election Number shall be 45%, in each case, of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.1(d), (e) and (l), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 2.1(f), (g) and (l).

        (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent (the "Paying Agent"), and accompanied by the certificates representing the shares of Company Common Stock ("Company Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

        (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 2.1(k)) (the "No Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares may be treated by the Company as Cash Election Shares or Stock Election Shares.

        (k) ELECTION DEADLINE. Parent and the Company shall each use its best efforts to cause copies of the Form of Election to be mailed to the record holders of the Company Shares not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Shares subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the second day after the

Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

        (l)  ADJUSTMENT PER TAX OPINION.  Notwithstanding anything in this
Article II to the contrary (other than the last sentence of Section 2.1(m)), the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall be not less than that number which would cause the ratio of (i) the closing price per share of Parent Common Stock on the Closing Date times the aggregate number of shares of Parent Common Stock to be paid as Stock Consideration pursuant to Section 2.1(c), to (ii) the sum of (A) the amount set forth in the preceding clause (i) plus (B) the aggregate Cash Consideration to be issued pursuant to Section 2.1(c) plus (C) the number of Dissenting Shares times the per share Cash Consideration plus (D) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any Company shareholder in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) plus (E) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e), to be 45%. To the extent the application of this Section 2.1(l) results in the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be reduced.

        (m) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause
(i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration (as defined in Section 2.2(b)) shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

        (n) DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the CBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive cash pursuant to Section 2.1(c) in the same manner as if such shares were Cash Election Shares. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of

Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

    Section 2.2  EXCHANGE OF CERTIFICATES.

        (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, an amount of cash and certificates representing shares of Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash in accordance with Section 2.1(c).

        (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a Certificate or Certificates that have been converted pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration (as defined below) to which such holder shall be entitled therefor pursuant to Section 2.1. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Parent Common Stock (the "Parent Shares") into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with
Section 2.1(c), (ii) the cash to which such holder is entitled in accordance with Section 2.1(c), and (iii) the cash in lieu of fractional Parent Shares to which such holder has the right to receive pursuant to Section 2.2(d) (the shares of Parent Common Stock and cash described in clauses (i), (ii) and (iii) above being referred to collectively as the "Merger Consideration"). In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

        (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Parent Common Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

        (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares and the appropriate amount of cash as provided in Section 2.1 and in this
Section 2.2.

        (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six months after the Effective Time pursuant to this
Section 2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

        (g) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "Closing Date").

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the Company Disclosure Schedule (as defined in Section 7.6), the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

    Section 4.2 SUBSIDIARIES. Section 4.2 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all material and certain other subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section
4.2 of the Company Disclosure Schedule, none of the Company's subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this

Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

    Section 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, without par value, of the Company ("Company Preferred Stock"). As of the close of business on June 29, 1999, there were issued and outstanding 8,648,029 shares of Company Common Stock and no shares of Company Preferred Stock. As of the close of business on June 29, 1999, 64,600 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company stock options. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Schedule, as of the date hereof, and except for the Company Rights Agreement, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the applicable Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligations of the Company enforceable against it in accordance with their terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of the Company or any of its subsidiaries or any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the articles of organization, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not have, in the aggregate, a Company Material Adverse Effect.

        (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

        (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.11(f)(ii)) of any Governmental Authority except for violations that, in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in Section 4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and are not reasonably likely to have, a Company Material Adverse Effect.

        (e) Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar contract, commitment, agreement or understanding that restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since January 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of organization and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, from December 31, 1998 the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect.

    Section 4.7 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Company Disclosure Schedule, (a) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (a) and (b) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

    Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the proxy statement, in definitive form (the "Proxy Statement"), relating to the Company Special Meeting (as defined below) shall not, at the dates mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

    Except as disclosed in Section 4.9 of the Company Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there has been filed on its behalf) within the time prescribed by law all material Tax Returns (including withholding Tax Returns) required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

        (b) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes (including withholding Taxes) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. All material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the most recent financial statements contained in the Company Financial Statements filed prior to the date of this Agreement are properly reflected in such financial statements in accordance with GAAP, and the unpaid Taxes of the Company and its subsidiaries do not exceed the amount shown therefor on such financial statements adjusted for the passage of time through the Effective Time in accordance with past custom and practice of the Company and its subsidiaries in filing their Tax Returns.

        (d) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither the Company nor any of its subsidiaries have requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

        (e) WAIVERS OF STATUTE OF LIMITATIONS. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

        (f) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of the Company and each of its subsidiaries, or those material Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries that has not been resolved and paid in full.

        (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No material claims, audits, disputes, controversies, examinations, investigations or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

        (h) TAX RULINGS. Neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (i) AVAILABILITY OF TAX RETURNS. The Company has provided or made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries since 1994, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries and (iii) any

    Closing Agreements entered into by the Company or any of its subsidiaries with any taxing authority.

        (j) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement, understanding or arrangement relating to allocating or sharing of Taxes.

        (k) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

        (l) CODE SECTION 897. To the best knowledge of the Company after due inquiry, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (m) CODE SECTION 368(A). The Company has no knowledge of any fact, nor has the Company taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

        (n) CODE SECTION 355(E). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24 month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    Section 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in the appropriate subsection of Section 4.10 of the Company Disclosure Schedule:

        (a) For purposes of this Section 4.10, the following terms have the definitions set forth below:

           (i) "Controlled Group Liability" means any and all liabilities (a) under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) as a result of a failure to comply with the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, (c) under Section 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.

           (ii) "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

           (iii) An "Employee Benefit Plan" means any material employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

           (iv) A "Plan" means any Employee Benefit Plan other than a Multiemployer Plan.

           (v) A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

           (vi) "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

        (b) Section 4.10(b) of the Company Disclosure Schedule includes a complete list of all material Employee Benefit Plans and, with respect to executive welfare benefit plans and nonqualified pension, savings and deferred compensation plans, states the number of employees participating in or covered by such plans.

        (c) With respect to each Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all material plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

        (d) Section 4.10(b) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and except as would not have a Company Material Adverse Effect, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Section 4.10(b) of the Company Disclosure Schedule identifies each Plan or related trust which is intended to meet the requirements of Code Section 501(c)(9) (a "VEBA"), and except as would not have a Company Material Adverse Effect, each such VEBA meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).

        (e) All material contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract or a contract with a health maintenance organization, (ii) is, or is funded through, a VEBA identified as such in Section 4.10(b) of the Company Disclosure Schedule, or (iii) is unfunded.

        (f) Except as would not have a Company Material Adverse Effect, with respect to each Employee Benefit Plan, the Company and its subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. To the knowledge of the Company, no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

        (g) With respect to each Plan that is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or Section 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, in respect of any plan year ended prior to the date hereof and for which the time for making contributions in order to avoid occurring an accumulated funding deficiency for such year has expired; (ii) the fair market value of the assets of each such Plan that is a defined benefit plan equals or exceeds the actuarial present value of the accumulated benefit obligation (as of the date of the most recent actuarial report prepared for such Plan) under such Plan (whether or not vested), based upon the actuarial assumptions set forth in the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of
    Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred since December 31, 1993 in respect of any such Plan which is a defined benefit Plan; (iv) all material premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full; (v) no material liability (other than for premiums to the PBGC and for the payment of benefits and contributions in the ordinary course) under Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its subsidiaries; and (vi) to the knowledge of the Company, the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

        (h) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

        (i) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would have a Company Material Adverse Effect following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA since December 31, 1993.

        (j) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state law, the Company and its subsidiaries have no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents of former employees.

        (k) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its subsidiaries. Section 4.10(k) of the Company Disclosure Schedule sets forth the estimated amount that will be required to be contributed to each trust listed thereon as a result of the consummation of the transactions contemplated hereby.

        (l) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

        (m) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and there is no set of circumstances which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in a Company Material Adverse Effect.

        (n) The Company, its subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

    Section 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

        (a) COMPLIANCE. Except where the failure to be in such compliance would not in the aggregate have a Company Material Adverse Effect, (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)) and (ii) neither the Company nor any of its subsidiaries has received any communication from any Governmental Authority or any written communication from any other person that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws,.

        (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, and the Company reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business, except where the failure to obtain or to be in such compliance would not, in the aggregate, have a Company Material Adverse Effect.

        (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined in Section 4.11(f)(i)) pending (i) against the Company or any of its subsidiaries or joint ventures, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would have, in the aggregate, a Company Material Adverse Effect.

        (d) RELEASES. Except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(f)(iv)) of any Hazardous Material (as defined in Section 4.11(f)(iii)) that would be reasonably likely to (i) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or (ii) to the knowledge of the Company, cause, damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by Company or any of its subsidiaries.

        (e) PREDECESSORS. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any of its subsidiaries formerly owned, leased or managed, in whole or in part, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Company Material Adverse Effect.

        (f) As used in this Agreement:

           (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company, Parent or any of their respective subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Parent, the Company or any of their subsidiaries or joint ventures operates or has stored, treated or disposed of Hazardous Materials.

           (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12 REGULATION AS A UTILITY. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (a) a

"holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of Sections 2(a)(7), 2(a)(5), 2(a)(8) and 2(a)(11), respectively, of the 1935 Act, (b) a "public utility" under the Power Act, (c) a "natural-gas company" under the Natural Gas Act or (d) a public utility or public service company (or similar designation) by any state in the United States other than Connecticut or by any foreign country.

    Section 4.13 VOTE REQUIRED. The approval of the Merger by two-thirds of the votes entitled to be cast by all holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of PaineWebber Incorporated, to the effect that, as of June 29, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

    Section 4.15  OWNERSHIP OF PARENT COMMON STOCK.  Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock.

    Section 4.16 TAKEOVER LAWS; RIGHTS PLANS. (a) The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Connecticut, including Sections 33-841 and 33-844 of the CBCA.

        (b) The Company has (i) duly entered into an appropriate amendment to the Company Rights Agreement which amendment has been provided to Parent and
    (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Company Rights under the Company Rights Agreement or enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable, and the Company Rights Agreement will expire immediately prior to the Effective Time, and the Company Rights Agreement, as so amended, has not been further amended or modified except in accordance herewith. Copies of such amendments to the Company Rights Agreement have been previously provided to Parent.

        (c) No "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Agreement) has occurred.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the Parent Disclosure Schedule (as defined in Section 7.6), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Parent Material Adverse Effect").

    Section 5.2 SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all material subsidiaries and joint ventures of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, Parent's interest therein, and a brief description of the principal line or lines of business conducted by each such entity. As of the date hereof, Parent is an exempt holding company under the 1935 Act, and, except as set forth in Section 5.2 of the Parent Disclosure Schedule, none of the subsidiaries of Parent is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Parent subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment; except for any of the foregoing that could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.3 CAPITALIZATION. (a) Except as set forth in Section 5.3 of the Parent Disclosure Schedule the authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). As of the close of business on June 29, 1999, there were issued and outstanding 115,902,728 shares of Parent Common Stock and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating Parent to grant, extend or enter into any such agreement or commitment.

        (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, without par value ("Merger Sub Common Stock"). As of the close of business on June 29, 1999, there were issued and outstanding 1,000 shares of Merger Sub Common Stock, all of which were owned by Parent.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals (as defined in Section 5.4(c)) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i),
(ii) and (iii) such Violations as would not have, in the aggregate, a Parent Material Adverse Effect.

        (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

        (d) COMPLIANCE. Except as set forth in Section 5.4(d) or Section 5.11 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, or order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that, in the aggregate, do not have and are not reasonably likely to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.11 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that, in the aggregate, do not have and are not reasonably likely to have, a Parent Material Adverse Effect.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the 1935 Act, the Federal Power Act, as amended (the "Power Act"), and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent or its predecessor with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of incorporation and by-laws of Parent as in effect on the date hereof, have been made available to the Company.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the Parent Disclosure Schedule, since December 31, 1998, Parent and each of its subsidiaries have as of the date hereof conducted their businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.7 LITIGATION. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.7 of the Parent Disclosure Schedule (a) there are no claims, suits, actions or proceedings, pending or threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting Parent or any of its subsidiaries, which would have a Parent Material Adverse Effect and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries, except for such that would not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. (a) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement shall not, at the dates mailed to the Company shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9 REGULATION AS A UTILITY. Except as set forth in Section 5.9 of the Parent Disclosure Schedule, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as (a) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of sections 2(a)(7), 2(a)(5), 2(a)(8) or 2(a)(11), respectively, of the 1935 Act,
(b) a "public utility" under the Power Act, (c) a "natural-gas company" under the Natural Gas Act, or (d) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

    Section 5.10  OWNERSHIP OF THE COMPANY COMMON STOCK.  Except as set forth in
Section 5.10 of the Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

    Section 5.11 ENVIRONMENTAL PROTECTION. (a) Except as would not, in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and except for matters disclosed in Section 5.11(a) of the Parent Disclosure Schedule or in the Parent SEC Reports, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that Parent or any of its subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) there are no Environmental Claims pending or threatened (A) against Parent or any of its subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that Parent or any of its subsidiaries owns, leases or manages, in whole or in part, and (iii) there has been no Release of Hazardous Materials that would be reasonably likely to (A) form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) cause damage or diminution of value to any of the operations or real properties owned, leased or managed, in whole or in part, by Parent or any of its subsidiaries.

        (b) To the best knowledge of Parent, except as disclosed in the Parent SEC Reports, there are no facts or circumstances that are likely to require expenditures by Parent or any of its subsidiaries in order to comply with currently applicable Environmental Laws, except for expenditures that are not reasonably expected to have a Parent Material Adverse Effect.

    Section 5.12 OPERATIONS OF NUCLEAR POWER PLANT. To the knowledge of the Parent, the operation of the nuclear generation plant (the "Nuclear Facility") currently partially owned by the Parent is being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not, individually or in the aggregate, have a Parent Material Adverse Effect. To the best of the Parent's knowledge and except as would not reasonably be expected to have a Parent Material Adverse Effect, (a) the Nuclear Facility maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (b) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of the Nuclear Facility substantially conforms with the requirements of applicable law.

    Section 5.13 CODE SECTION 368(A). Parent has no knowledge of any fact, nor has Parent taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and the Company each agree as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

        (a) ORDINARY COURSE OF BUSINESS. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

        (b) DIVIDENDS. The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a wholly owned subsidiary to the Company or another wholly owned subsidiary, (B) dividends by a less than wholly owned subsidiary consistent with past practice, (C) regular dividends on Company Common Stock with usual record and payment dates that do not exceed the current regular dividends on Company Common Stock; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) intercompany acquisitions of capital stock. Prior to the Closing Date, each of the parties agrees to coordinate dividend policies so as not to adversely affect either party's shareholders because of the timing of record, declaration or payment dates.

        (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to currently outstanding stock options granted under Employee Benefit Plans and as provided in the Company Rights Agreement.

        (d) CHARTER DOCUMENTS; OTHER ACTIONS. Neither party shall, nor shall any party permit any of its subsidiaries to, amend or propose to amend its respective articles of organization, by-laws or regulations, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger.

        (e) ACQUISITIONS. Except as disclosed in Section 6.1(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

        (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in an aggregate amount in excess of 110% of the amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.1(f) of the Company Disclosure Schedule.

        (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

        (h) INDEBTEDNESS. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice; (ii) arrangements between the Company and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds.

        (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule, as may be required by applicable law or under existing Employee Benefit Plans or collective bargaining agreements, as may be required to facilitate or obtain a determination letter from the IRS that a plan is a Qualified Plan, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any Employee Benefit Plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits, or grants of new incentive compensation awards, or actions in the ordinary course of business, that are consistent with the Company's past practice of adjusting compensation and benefits to reflect the average compensation and benefits as determined by general industry or market surveys; provided that prior to implementing any such increases on the basis of such surveys the Company shall advise Parent of its intention so to increase compensation or benefits and of the basis therefor and shall otherwise consult with Parent concerning such proposed increases, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice. This subsection (i) is not intended to (A) restrict the Company or its subsidiaries from granting promotions to officers or employees based upon job performance or workplace requirements in the ordinary course of business consistent with past practice, (B) restrict the Company's ability to make available to employees the plans, benefits and arrangements that have customarily and consistent with past practices been available to officers and employees in the context of such merit-based promotion or (C) restrict the Company from dealing with matters of employee retention in specific areas of expertise through the use of specialized employment and benefit plans designed for that specific purpose; PROVIDED, HOWEVER, that the result of the use of such specialized employment or benefit plans shall not, in the aggregate, result in payments in excess of $600,000.

        (j) 1935 ACT. Except as set forth in Section 6.1(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

        (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

        (l) TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

        (m) COOPERATION, NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;
(ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of the Company, a Company Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (n) THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Company Required Consents obtained by the Company to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

        (o) NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

        (p) DISCHARGE OF LIABILITIES. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

        (q) CONTRACTS. Except as set forth in Section 6.1(q) of the Company Disclosure Schedule, the Company shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims.

        (r) INSURANCE. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

        (s) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which the Company or any of its subsidiaries operate.

        (t) TAKEOVER LAWS. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Sections 33-841 through 33-844 of the CBCA.

        (u) NO RIGHTS TRIGGERED. The Company shall ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result, directly or indirectly, in the grant of any rights to any person under any material agreement (other than the employment agreements disclosed in Section 6.1(u) of the Company Disclosure Schedule) to which it or any of its subsidiaries is a party (including the Company Rights Agreement) or in the exercise of any rights under the Company Rights Agreement or otherwise. In addition, the Company shall not amend or waive any rights under the Company Rights Agreement or otherwise in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

        (v) TAXES. Except as disclosed on Section 6.1(v) of the Company Disclosure Schedule, the Company shall not, and shall cause its subsidiaries not to, (A) make or rescind any express or deemed material election relating to Taxes, (B) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, (C) materially change any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable law, or (D) file any material Tax Return other than in a manner consistent with past custom and practice.

    Section 6.2 COVENANT OF THE COMPANY; ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees (a) that it will not, its subsidiaries will not, and it will not authorize or permit any of its or its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement, an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will notify Parent orally and in writing of any such inquiry, offer or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within one business day of the receipt thereof, and that it shall keep Parent informed of the status and details of any such inquiry, offer or proposal and shall give Parent 48 hours' prior notice of any agreement to be entered into or of the fact that it proposes to commence providing information to any person making such inquiry, offer or proposal; provided however, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time at which the Company

Shareholders' Approval shall have been obtained engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A) (x) the third party has first made an Alternative Proposal that is financially superior to the Merger and has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor is obtainable, and (y) the Board of Directors of the Company shall conclude in good faith, after consultation with its financial advisor and based upon the advice of outside counsel and such other matters as the Board of Directors of the Company deems relevant, that failure to do so would likely result in a breach of its fiduciary duties under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides prompt written notice to Parent to the effect that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (y) provides the Parent a reasonable opportunity to respond to the Alternative Proposal and (z) receives from such person an executed confidentiality agreement in reasonably customary form except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 9.1(e). "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of the Company's subsidiaries. Nothing herein shall prohibit a disposition permitted by Section 6.1(g) hereof.

    Section 6.3 EMPLOYMENT AGREEMENT. Parent, the Company and Mr. Marquardt have entered into an employment agreement in the form attached hereto as Exhibit A (the "Employment Agreement"), which will become effective upon consummation of the Merger.

    Section 6.4 ADDITIONAL STATUTORY APPROVALS. Parent agrees not to, and it will not permit any subsidiary to, and will use reasonable best efforts to cause any prospective subsidiary not to, be a party to any transaction that would make it necessary for Parent or the Company to make any declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority in connection with the consummation by Parent, Merger Sub or the Company of the transactions contemplated by this Agreement, other than those set forth in Section 5.4(c) of the Parent Disclosure Schedule or Section 4.4(c) of the Company Disclosure Schedule, in either case, that would reasonably be expected to prevent or materially impede, interfere with, or delay consummation of the Merger or the transactions contemplated by this Agreement beyond the 18-month anniversary of the date hereof.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (a) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (b) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Proprietary Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of June 18, 1999, between the Company and Parent, as it may be amended from time to time (the "Confidentiality Agreement").

    Section 7.2  PROXY STATEMENT AND REGISTRATION STATEMENT.

        (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement/Registration Statement.

        (b) LETTER OF THE COMPANY'S ACCOUNTANT. Following receipt by Arthur Andersen LLP, the Company's independent auditor, of an appropriate request from the Company pursuant to SAS No. 72, the Company shall use its best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

        (c)  LETTER OF PARENT'S ACCOUNTANT.  Following receipt by
PricewaterhouseCoopers LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use its best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers

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
LLP, dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

    Section 7.3 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.1(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and the Parent Required Statutory Approvals.

    Section 7.4  COMPANY SHAREHOLDERS' APPROVAL.

        (a) COMPANY SPECIAL MEETING. Subject to the provisions of Section 7.4(b), the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Special Meeting") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

        (b) MEETING DATE. The Company Special Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such date as the Company and Parent shall mutually determine.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

        (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 33-756, 33-757 and 33-765 of the CBCA, and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

        (b) INSURANCE. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage; provided, however, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

        (c) SUCCESSORS. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

        (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of organization and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

        (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6 DISCLOSURE SCHEDULES. On the date hereof, (a) Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule"), accompanied by a certificate signed by the Executive Vice President and General Counsel of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this Section 7.6(a), and (b) the Company has delivered to Parent a schedule (the "Company Disclosure Schedule"), accompanied by a certificate signed by the Vice President, General Counsel and Secretary of the Company stating the Company Disclosure Schedule is being delivered pursuant to this
Section 7.6(b). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

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
    Section 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Parent all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "Affiliate Agreement").

    Section 7.9 CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 7.10, Parent and the Surviving Corporation and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties which apply to any current or former employee or current or former director of the parties hereto; provided, however, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, there will be no involuntary reductions in force at the Surviving Corporation or its subsidiaries, but that Parent, the Surviving Corporation and their respective subsidiaries will continue Parent's and the Company's present strategy of achieving workforce reductions through attrition; however, if any reductions in workforce in respect of employees of Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, become necessary, they shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with the Company or its subsidiaries or Parent or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective subsidiaries shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Surviving Corporation and their respective subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.10  EMPLOYEE BENEFIT PLANS.

        (a) Except as may be required by applicable law and except as provided in Section 7.11(b) with respect to the Stock Option Plan and Restricted Stock Plan, each Plan in effect on the date hereof (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect with respect to the employees, former employees, directors or former directors of the Company and any of its subsidiaries who are covered by such plans, programs, agreements or arrangements immediately prior to the Effective Time until Parent determines otherwise on or after the Effective Time, and Parent shall assume or cause the Surviving Corporation to assume as of the Effective Time each Plan maintained by the Company immediately prior to the Effective Time and perform such plan, program, agreement or arrangement in the same manner and to the same extent that the Company would be required to perform thereunder; PROVIDED, HOWEVER, that nothing herein contained shall limit any reserved right contained in any such Plan to amend, modify, suspend, revoke or terminate any such plan, program, agreement or arrangement; PROVIDED, FURTHER, that Parent or its subsidiaries shall provide to each employee of the Company and any of its subsidiaries who was covered by Plans immediately prior to the Effective Time and who is not covered by a collective bargaining agreement (a "Covered Company Employee") for a period of no less than 18 months following the

    Effective Time, employer-provided benefits under Qualified Plans, supplemental retirement benefit and deferred compensation plans which are not Qualified Plans and welfare plans that are no less favorable in the aggregate than those provided to the employee immediately prior to the Effective Time. Without limiting the foregoing, each Covered Company Employee who is a participant in any Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes) under any replacement benefit plan of Parent or any of its subsidiaries or affiliates in which such employee becomes a participant for service credited for the corresponding purpose under any such Plan; PROVIDED, HOWEVER, that such crediting of service shall not operate to cause any such plan or agreement to fail to comply with the applicable provisions of the Code and ERISA. No provision contained in this Section 7.10 shall be deemed to constitute an employment contract between Parent or any of its subsidiaries and any individual, or a waiver of Parent's or any of its subsidiaries' right to discharge any employee at any time, with or without cause. Notwithstanding the foregoing, but subject to Section 7.10(b), Parent acknowledges that each Covered Company Employee who is a participant in the Connecticut Natural Gas Corporation Officers' Retirement Plan (the "SERP") as of the date hereof shall continue to accrue benefits after the Effective Time under terms at least as favorable as the terms of the SERP in effect on the date of this Agreement, taking into account service and compensation earned while employed by Parent and its subsidiaries after the Effective Time.

        (b) The Company shall take all necessary actions so that, effective no later than immediately before the Effective Time, (i) each of the SERP, the Connecticut Natural Gas Corporation Officers Deferred Compensation Plan, the Connecticut Natural Gas Corporation Executive Life Insurance Plan and all other executive benefit plans and programs of the Company and its subsidiaries shall be amended to the extent necessary so that any provisions therein that prohibit or limit the amendment or termination thereof following a change of control do not apply to individuals who are not participants therein as of the date of this Agreement and (ii) subject to applicable law and the provisions of any applicable collective bargaining agreement, each Qualified Plan shall be amended to the extent necessary so that any provisions therein that call for the waiver or elimination of vesting requirements upon or following a change in control shall apply only to individuals who are participants therein immediately before the Effective Time.

    Section 7.11  COMPANY STOCK AND OTHER PLANS.

        (a) With respect to each Plan that provides for benefits in the form of Company Common Stock ("Company Stock Plans"), the Company and Parent shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Parent Common Stock rather than Company Common Stock, pursuant thereto, and otherwise to amend such Company Stock Plans to reflect this Agreement and the Merger, (ii) obtain shareholder or board of director approval with respect to such Company Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Company Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Company Stock Plans or otherwise provide a sufficient number of shares of Parent Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Company Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Stock Plans to the extent such registration statement is required under applicable law, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Company Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

        (b) The Company and its subsidiaries and the Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall take all actions necessary to provide that upon the Effective Time (i) each outstanding option to purchase Company Common Stock granted under the Company's 1999 Stock Option Plan (the "Stock Option Plan"), whether or not then vested and exercisable, shall be canceled in exchange for a cash payment equal to (A) the excess of $41.00 over the exercise price thereof times (B) the number of shares of Company Common Stock subject thereto, less applicable tax withholding, and (ii) each outstanding restricted share of Company Common Stock granted under the Connecticut Natural Gas Corporation Executive Restricted Stock Plan (the "Restricted Stock Plan") shall become fully vested as provided in and subject to the terms of the award agreements relating thereto and simultaneously converted for Cash Consideration or Stock Consideration payable to the holder thereof as provided in Section 2.1 hereof. The Company and its subsidiaries shall take all actions needed to terminate the Stock Option Plan and Restricted Stock Plan as of the Effective Time, subject, however, to the payments required under the preceding sentence.

        (c) Each employee of the Company who is a participant in the Company's Annual Incentive Plan and who is not a party to a Change of Control Employment Agreement with the Company is listed on Schedule 7.11(c) hereto (such employees, the "Schedule 7.11(c) Employees"). Following the Effective Time, each Schedule 7.11(c) Employee shall be entitled to participate in an annual incentive plan of Parent or any of its subsidiaries for the portion of the fiscal year of Parent or the applicable subsidiary in which the Effective Time occurs that follows the Effective Time (the "Post-Merger Period"), under which (i) the Schedule 7.11(c) Employee's award opportunity for the Post-Merger Period shall equal the percentage of the Schedule 7.11(c) Employee's base salary set forth opposite the Schedule 7.11(c) Employee's name on Schedule 7.11(c), and (ii) the amount of such award opportunity that is earned shall be pro-rated based upon the number of days occurring in such fiscal year that occur during the Post-Merger Period.

    Section 7.12 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

    Section 7.13 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

    Section 7.14 CORPORATE OFFICES. At and subsequent to the Effective Time, the corporate headquarters of the Surviving Corporation shall be located in Hartford, Connecticut. At and subsequent to the Effective Time, the corporate headquarters of XENERGY Enterprises, Inc. shall be located in Connecticut.

    Section 7.15 PARENT BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of Parent shall increase by one the number of directors on the Board of Directors of Parent and shall thereupon elect as a director a non-employee director of the Company designated by the Company and reasonably acceptable to Parent.

    Section 7.16 COMMUNITY INVOLVEMENT. After the Effective Time, Parent will, or will cause the Surviving Corporation to make at least $500,000 per year in charitable contributions to the communities served by the Surviving Corporation and otherwise maintain a substantial level of involvement in community activities in the State of Connecticut that is similar to, or greater than, the level of community development and related activities carried on by the Company.

    Section 7.17 ADVISORY BOARD. At the Effective Time, there shall be established an advisory board to the Surviving Corporation ("Advisory Board"), which shall be comprised of the persons who were directors of the Company immediately prior to the Effective Time. The Advisory Board shall meet no less frequently than quarterly and shall provide advice to the board of directors of the Surviving Corporation with respect to such issues as the board of directors of the Surviving Corporation may from time to time request, including but not limited to community relations, customer service, economic development, employee development and relations and such other matters of community interest as may be appropriate. The members of the Advisory Board, who shall serve at the discretion of the Surviving Corporation, shall receive remuneration for their services equivalent to the remuneration currently provided to non-employee directors of the Company.

    Section 7.18 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

        (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of Parent Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect or a Parent Material Adverse Effect; provided, however, that a requirement that Parent become a registered holding company pursuant to Section 5 of the 1935 Act as a result of the Merger shall not constitute a term or condition which could have a "material adverse effect" within the meaning of this Section 8.1(e) of the Agreement. In addition, the inclusion of a condition or requirement of the Securities and Exchange Commission's approval of the Merger under the 1935 Act that Parent divest its ownership of New York State Electric & Gas Corporation, a New York corporation and wholly owned subsidiary of Parent, shall constitute a term or condition which could have a "material adverse effect" within the meaning of this Section 8.1(e) of the Agreement. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    Section 8.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Sections 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect.

        (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

        (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.2(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof which is reasonably likely to have a Company Material Adverse Effect.

        (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would have a Company Material Adverse Effect shall have been obtained.

        (f) AFFILIATE AGREEMENTS. Parent shall have received Affiliate Agreements, duly executed by each "affiliate" of the Company, substantially in the form of Exhibit 7.8, as provided in Section 7.8.

        (g) TAX OPINION. Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

    Section 8.3  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5.

        (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Section 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not be reasonably likely to result in a Parent Material Adverse Effect.

        (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Executive Vice President and General Counsel of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

        (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in the Parent SEC Reports filed prior to the date hereof which is reasonably likely to have a Parent Material Adverse Effect.

        (e) PARENT REQUIRED CONSENTS. The Parent Required Consents the failure of which to obtain would have a Parent Material Adverse Effect shall have been obtained.

        (f) TAX OPINION. The Company shall have received an opinion from Jones, Day, Reavis & Pogue to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Jones, Day, Reavis & Pogue, may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of the Company and Parent;

        (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the date that is 12 months from the date hereof (the "Initial Termination Date"); provided, however, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the 18-month anniversary of the date hereof; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose breach of any agreement or covenant has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before the Initial Termination Date or as it may be so extended.

        (c) by any party hereto, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Special Meeting, including any adjournments thereof by the Initial Termination Date;

        (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (e) by the Company prior to the time at which the Company Shareholders' Approval shall have been obtained, upon five days' prior notice to Parent, if the Company is not in breach of this Agreement and, as a result of an Alternative Proposal, the Board of Directors of the Company determines in good faith, that (i) the Alternative Proposal is financially superior to the Merger and the third party making the Alternative Proposal has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor such financing is obtainable, and (ii) after consultation with its financial advisor and based upon the advice of outside counsel and such other matters as the Board of Directors of the Company deems relevant, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to the proviso below, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; provided, however, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein;

        (f) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, or (ii) Parent (or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by

    Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied; or

        (g) by Parent, by written notice to the Company, if (i) there exist material breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or
    (iii) the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein,
    (B) shall fail to reaffirm such approval or recommendation upon Parent's request within two days of such request, (C) shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for the shares of capital stock of the Company, in each case by a party other than Parent or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

    Section 9.2 EFFECT OF TERMINATION. Subject to Section 10.1(b), in the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either the Company or Parent or their respective officers or directors hereunder, except that Section 7.12, Section 9.3, the agreement contained in the last sentence of Section 7.1,
Section 10.8 and Section 10.9 shall survive the termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

        (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(f)(i) or (ii) or (y) Section 9.1(g)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $4 million ("Expenses"); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $4 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

        (b) The Company shall pay Parent a fee of $14 million ("Termination Fee") plus Expenses, upon the termination of this Agreement by Parent or the Company pursuant to Section 9.1(c) or the Company pursuant to Section 9.1(e) or by Parent pursuant to Section 9.1(g)(iii); provided, however, that in the event of termination under either Section 9.1(c) or Section 9.1(g)(iii), no payment of the Termination Fee or Expenses shall be required unless and until within two years of such termination the Company enters into a definitive agreement to consummate or consummates an Alternative Proposal, and, in the case of a termination pursuant to Section 9.1(c), there shall have been made and not withdrawn at the time of the Company Special Meeting an Alternative Proposal and, in the case of a termination pursuant to Section 9.1(g)(iii), there shall have been made and not withdrawn at the time of such termination an Alternative Proposal.

        (c) LIQUIDATED DAMAGES; PROMPT PAYMENT. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to pay promptly to the other any fee or expenses due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Chase Manhattan Bank, N.A., from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1, in Articles I and II and in Sections 7.5, 7.11, 10.7, 10.8 and 10.9.

        (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i)).

    Section 10.2 BROKERS. The Company represents and warrants that, except for PaineWebber Incorporated whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for Morgan Stanley & Co. Incorporated whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by reputable overnight courier service, (c) telecopied (which is confirmed) or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (i)  If to the Company, to:

           CTG Resources, Inc.
           100 Columbus Boulevard
           Hartford, Connecticut 06144
           Attention:  Reginald L. Babcock, Esq.
                       Vice President, General Counsel and Secretary

           Telephone:  (860) 727-3000
           Telecopy:   (860) 727-3064

with a copy to:

           Jones, Day, Reavis & Pogue
           77 West Wacker
           Chicago, Illinois 60601
           Attention:  Robert A. Yolles, Esq.

           Telephone:  (312) 782-3939
           Telecopy:   (312) 782-8585

     (ii)  If to Parent or Merger Sub, to:

           Energy East Corporation
           One Canterbury Green
           P.O. Box 1196
           Stamford, Connecticut 06901
           Attention:  Kenneth J. Jasinski, Esq.
                       Executive Vice President and General Counsel

           Telephone:  (203) 325-0690
           Telecopy:   (203) 403-2000

with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention:  Seth A. Kaplan, Esq.

           Telephone:  (212) 403-1000
           Telecopy:   (212) 403-2000

    Section 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Employment Agreement and the Confidentiality Agreement; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the CBCA.

    Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement and (b) without limiting the effect of
Section 9.3, any right it may have, other than in the case of a willful breach, to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

                            [Signature Page Follows]

    IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                CTG RESOURCES, INC.

                                By:  /s/ ARTHUR C. MARQUARDT
                                     -----------------------------------------
                                     Name: Arthur C. Marquardt
                                     Title:  President and Chief Executive
                                            Officer

                                ENERGY EAST CORPORATION

                                By:  /s/ KENNETH M. JASINSKI
                                     -----------------------------------------
                                     Name: Kenneth M. Jasinski
                                     Title:  Executive Vice President and
                                            General Counsel

                                OAK MERGER CO.

                                By:  /s/ KENNETH M. JASINSKI
                                     -----------------------------------------
                                     Name: Kenneth M. Jasinski
                                     Title:  Secretary, Treasurer and
                                            Vice President

                                                                      APPENDIX B

                                                   June 29, 1999

CONFIDENTIAL

Board of Directors
CTG Resources, Inc.
100 Columbus Boulevard
Hartford, CT 06103

Ladies and Gentlemen:

    Energy East Corporation ("Parent"), CTG Resources, Inc. (the "Company"), and Oak Merger Co., a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") which provides for the merger of the Company with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"). Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. At the Effective Time of the Merger, each issued and outstanding share of common stock, without par value, of the Company ("Company Common Stock") will be converted into the right to receive (i) $41.00 in cash (the "Cash Consideration") or (ii) a number of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Stock Consideration") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with the Agreement (the "Mixed Consideration"). The "Exchange Ratio" shall be equal to the Cash Consideration divided by either (i) the Parent Share Price (as defined below) if the Parent Share Price is equal to or less than $30.13 and equal to or more than $23.67, (ii) $30.13 if the Parent Share Price is greater than $30.13, in which case the Exchange Ratio shall equal 1.3609, or
(iii) $23.67 if the Parent Share Price is less than $23.67, in which case the Exchange Ratio shall equal 1.7320. The "Parent Share Price" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in the Wall Street Journal, for the 20 days immediately preceding the second trading day prior to the Effective Time. The Cash Consideration, the Stock Consideration and the Mixed Consideration are collectively defined herein as the "Merger Consideration."

    You have asked us whether or not, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

    In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended September 30, 1998 and the Company's Form 10-Q and the related unaudited financial information for the six months ended March 31, 1999;

(2) Reviewed Parent's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998 and Parent's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

(3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and Parent, furnished to us by the Company and Parent, respectively;

(4) Conducted discussions with members of senior management of the Company and Parent concerning their respective businesses and prospects;

(5) Compared the historical market prices and trading activity for Company Common Stock and Parent Common Stock with those of certain publicly traded companies which we deemed to be relevant;

(6) Compared the financial position and results of operations of the Company and Parent with those of certain publicly traded companies which we deemed to be relevant;

(7) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

(8) Considered the potential pro forma effects of the Merger on Parent;

(9) Reviewed a draft of the Agreement in the form presented to the Board of Directors of the Company; and

(10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of regulatory, general economic, market and monetary conditions.

(11) In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Parent, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of the Company and Parent, as to the future performance of the Company and Parent, respectively. We have also relied upon assurances of the managements of the Company and Parent that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent nor have we been furnished with any such evaluations or appraisals. We have also assumed with your consent, that (i) the Merger will be accounted for under the purchase method of accounting, (ii) the Merger will be a tax free reorganization and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company or Parent are as set forth in the consolidated financial statements of the Company and Parent, respectively. No opinion is expressed herein as to the price at which Company Common Stock or Parent Common Stock may trade at any time. Our opinion is based on regulatory, general economic, market and monetary conditions existing on the date hereof.

(12) This opinion is directed only to the Board of Directors of the Company and does not constitute a recommendation to any holder of Company Common Stock as to how any such holder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger.

    In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking and other financial services to the Company and have received fees for rendering these services.

    On the basis of, and subject to the foregoing, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

    This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus related to the Merger.

                                               Very truly yours,

                                               /s/ PAINEWEBBER INCORPORATED

                                                                      APPENDIX C

                      CONNECTICUT BUSINESS CORPORATION ACT
                         PART XIII. DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

    33-855 DEFINITIONS -- As used in sections 33-855 to 33-872, inclusive:

    (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

    (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable tinder all the circumstances.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

    33-856 RIGHT TO DISSENT -- (a) A shareholder is entitled to dissent from, to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the CERTIFICATE of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent tinder section 33-818;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) An amendment of the CERTIFICATE of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

    Any corporate action taken pursuant to a shareholder vote to the extent the CERTIFICATE of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. (Last amended by P.A. 96-271, L. '96, eff. 1-1-97.)

    33-857 DISSENT BY NOMINEES AND BENEFICIAL OWNERS -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

    33-858, 33-859 [Reserved for future use.]

        (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

    33-860 NOTICE OF DISSENTERS' RIGHTS -- (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

    (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

    33-861 NOTICE OF INTENT TO DEMAND PAYMENT -- (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

    33-862 DISSENTERS' NOTICE -- (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

    (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

    (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

    (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

    33-863 DUTY TO DEMAND PAYMENT -- (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

    (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

    33-864 SHARE RESTRICTIONS -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    33-865 PAYMENT -- (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares plus accrued interest.

    (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section(1) 33-868; and (5) a copy of sections 33-855 to 33-872, inclusive. (Last amended by P.A. 98-137, L. '98, eff. 7-1-98.)

    33-866 FAILURE TO TAKE ACTION -- (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

    33-867 AFTER-ACQUIRED SHARES -- (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

    33-868 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

    (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

    33-869, 33-870 [Reserved for future use.]

                        (C) JUDICIAL APPRAISAL OF SHARES

    33-871 COURT ACTION -- (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

    33-872 COURT COSTS AND COUNSEL FEES -- (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

    (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him against amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him in defending such action if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, whether authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    The By-Laws of the Registrant provide that to the extent not prohibited by law, the Registrant shall indemnify each person made, or threatened to be made, a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, (i) is or was a director or officer of the Registrant or (ii) is or was serving any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Registrant.

    The By-Laws of the Registrant also provide, among other things, that:

    (1) no indemnification shall be made to or on behalf of any director or officer, if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

    (2) the rights to indemnification and advancement of defense expenses granted by or pursuant to the By-Laws shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement; and

    (3) the Registrant may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director or officer of the Registrant, or who is serving, or is about to serve, at the request of the Registrant, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

    The Registrant has insurance policies indemnifying its directors and officers against certain obligations that may be incurred by them, subject to certain retention and co-insurance provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See Exhibit Index.

ITEM 22. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's by-laws, the BCL or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (g) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (g)(1)(i) and (g)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (g)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 16, 1999.

                                ENERGY EAST CORPORATION

                                By:               /s/ LEONARD BLUM
                                     -----------------------------------------
                                                    Leonard Blum
                                                  ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------
Principal Executive, Financial
and
Accounting Officer:

              *
------------------------------    Chairman and Director
     Wesley W. von Schack

Directors:

              *
------------------------------           Director
       Richard Aurelio

              *
------------------------------           Director
       James A. Carrigg

              *
------------------------------           Director
      Alison P. Casarett

              *
------------------------------           Director
     Joseph J. Castiglia

              *
------------------------------           Director
       Lois B. DeFleur

              *
------------------------------           Director
        Paul L. Gioia

              *
------------------------------           Director
         Ben E. Lynch

              *
------------------------------           Director
        John M. Keeler

              *
------------------------------           Director
        Walter G. Rich

       /s/ LEONARD BLUM         As attorney-in-fact for
------------------------------  the officers and directors
         Leonard Blum           marked by an asterisk

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                                                            METHOD OF FILING
-----------                                                       ---------------------------------------------------
       2.1   Agreement and Plan of Merger, dated as of June 29,   Included as Appendix A to the Proxy
             1999, by and among CTG Resources, the Registrant     Statement/Prospectus.
             and Oak Merger Co. The Registrant agrees to furnish
             supplementally a copy of both disclosure schedules
             to the SEC upon request.

       3.1   Restated Certificate of Incorporation of the         Incorporated by reference to Exhibit No. 4-1 of
             Registrant filed in the office of the Secretary of   Post-effective Amendment No. 1 to Registrant's
             State of the State of New York on April 23, 1998.    Registration No. 033-54155.

       3.2   Certificate of Amendment of the Certificate of       Incorporated by reference to Exhibit No. 3-3 of the
             Incorporation of the Registrant filed in the office  Registrant's 10-Q for the quarter ended March 31,
             of the Secretary of State of the State of New York   1999, File No. 1-14766.
             on April 26, 1999.

       3.3   By-Laws of the Registrant as amended                 Incorporated by reference to Exhibit No. 3-4 of the
             April 23, 1999.                                      Registrant's 10-Q for the quarter ended March 31,
                                                                  1999, File No. 1-14766.

       5.1   Opinion of Huber Lawrence & Abell with respect to    Filed herewith.
             the legality of the securities registered hereunder
             (including consent).

       8.1   Opinion of Jones, Day, Reavis & Pogue regarding the  Filed herewith.
             federal income tax consequences of the merger
             (including consent).

       8.2   Opinion of Wachtell, Lipton, Rosen & Katz regarding  Filed herewith.
             the federal income tax consequences of the merger
             (including consent).

      10.1   Amended and Restated Employment Agreement, dated as  Filed herewith.
             of June 29, 1999, by and among the Registrant, CTG
             Resources and Arthur C. Marquardt.

      23.1   Consent of Huber Lawrence & Abell.                   Included in opinion filed as Exhibit No. 5.1.

      23.2   Consent of Jones, Day, Reavis & Pogue.               Included in opinion filed as Exhibit No. 8.1.

      23.3   Consent of Wachtell, Lipton, Rosen & Katz.           Included in opinion filed as Exhibit No. 8.2.

      23.4   Consent of PricewaterhouseCoopers LLP.               Filed herewith.

      23.5   Consent of PricewaterhouseCoopers LLP.               Filed herewith.

      23.6   Consent of PricewaterhouseCoopers LLP.               Filed herewith.

  EXHIBIT
    NO.                                                                            METHOD OF FILING
-----------                                                       ---------------------------------------------------
      23.7   Consent of Arthur Andersen LLP.                      Filed herewith.

      24.1   Powers of Attorney of Directors and Officers.        Filed herewith.

      24.2   Power of Attorney of Registrant.                     Filed herewith.

      99.1   Form of Proxy Card of CTG Resources.                 Filed herewith.

      99.2   Consent of PaineWebber Incorporated.                 Filed herewith.